Filed Pursuant to Rule 424(b)(3)
Registration No. 333-292938

PROSPECTUS

iShares® Bitcoin Premium Income ETF

The iShares Bitcoin Premium Income ETF (the “Trust”) is a Delaware statutory trust that issues shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The assets of the Trust consist of bitcoin, as well as shares of iShares Bitcoin Trust ETF (“IBIT”) (such shares, “IBIT shares”), and cash, including premiums associated with written options (“options”, collectively with IBIT shares, the “Securities”). The Trust seeks to reflect generally the performance of the price of bitcoin while providing premium income through an actively managed strategy of writing (selling) call options on IBIT shares (“IBIT options”) and, from time to time, on indices that track spot bitcoin exchange-traded products (“ETPs”), including IBIT (such indices, “ETP Indices” and options written on such ETP Indices, “index options”). The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities.

iShares Delaware Trust Sponsor LLC (the “Sponsor”) is the sponsor of the Trust; Wilmington Trust, National Association, a national association (the “Delaware Trustee”), is the Delaware trustee of the Trust; BlackRock Fund Advisors (the “Trustee”) is the trustee of the Trust; BlackRock Financial Management, Inc. is the investment advisor for the Trust (the “Advisor”); Goldman Sachs & Co. LLC (the “Clearing Agent”) is the clearing agent for the options; Coinbase Custody Trust Company, LLC (the “Bitcoin Custodian”) is the custodian for the Trust’s bitcoin holdings; Anchorage Digital Bank N.A. (the “Additional Bitcoin Custodian”) is an available alternative custodian for the Trust’s bitcoin holdings; and The Bank of New York Mellon is the custodian for the Trust’s cash holdings (the “Cash Custodian”) and the custodian for the Trust’s Securities holdings (the “Securities Custodian” and together with the Cash Custodian, Bitcoin Custodian and Additional Bitcoin Custodian, the “Custodians” and each a “Custodian”), and The Bank of New York Mellon is also the administrator of the Trust (the “Trust Administrator”).

The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Sponsor is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust. The Sponsor, the Trustee and the Advisor are commonly controlled subsidiaries of BlackRock, Inc. (“BlackRock”).

The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u). The Trust issues and redeems Shares only in blocks of 20,000 Shares or integral multiples thereof called “Baskets.”

Only registered broker-dealers that are DTC Participants or Indirect Participants (each as defined below) and that have a valid authorized participant agreement with the Sponsor and the Trustee (“Authorized Participants”) may generally purchase Baskets in exchange for cash (“all cash” or “cash”) deposits. The Sponsor may in its sole discretion, allow Authorized Participants to purchase Baskets in exchange for either (i) bitcoin, IBIT shares and a cash amount (“in-kind”) or (ii) a combination of cash, bitcoin, and/or IBIT shares, including cash that replaces bitcoin or IBIT shares (“partial cash”).

Generally, Authorized Participants may redeem Baskets in exchange for partial cash deposits. The Sponsor may in its sole discretion, allow Authorized Participants to redeem Baskets as all cash or in-kind. For all Basket purchases and redemptions by Authorized Participants, the amount delivered and received by the Authorized Participant will be an aggregate value equal to the net asset value of the Shares being purchased or redeemed. Shareholders who are not Authorized Participants have no right to redeem their Shares. In order to liquidate their investment in the Shares, Shareholders who are not Authorized Participants must generally sell their Shares in the secondary market, assuming that demand for their Shares exists. The price obtained by the Shareholders for the Shares may be less than the net asset value of those Shares.

Authorized Participants may offer to the public, from time to time, Shares from any Baskets they purchase from the Trust. Shares offered to the public by the Authorized Participants are offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on The Nasdaq Stock Market LLC (“NASDAQ”), the net asset value per Share (the “NAV”) and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants do not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. Any Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

Prior to this offering, there has been no public market for the Shares. The Shares will be listed and traded on NASDAQ under the ticker symbol “BITA.” Market prices for the Shares may be different from the NAV.

CME CF Bitcoin Reference Rate New York Variant for the Bitcoin U.S. Dollar trading pair (the “CF Benchmarks Index” or the “Bitcoin Index”), produced by CF Benchmarks Ltd. (the “Bitcoin Index Administrator”), on June 9, 2026 was $61,825.37.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 21.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are not interests in nor obligations of any of the Sponsor, the Trustee, the Delaware Trustee, BlackRock Financial Management, Inc. (the “Seed Capital Investor”), the Trust Administrator, the Advisor, the Custodians or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

“iShares” and “IBIT” are registered trademarks of BlackRock, Inc. or its affiliates.

On April 21, 2026, the Seed Capital Investor, an affiliate of the Sponsor, subject to conditions, purchased 2,000 Shares at a per-Share price equal to $50.00 (the “Seed Shares”). Total proceeds to the Trust from the sale of the Seed Shares were $100,000. On June 1, 2026, the Seed Capital Investor purchased 198,000 Shares at a per-Share price equal to $50.00 (the “Seed Creation Baskets”). Total proceeds to the Trust from the sale of the Seed Creation Baskets were $9,900,000. On June 9, 2026, the Trust purchased 109.9630217 bitcoin and 90,901 IBIT shares, and wrote 856 options contracts with the aggregate proceeds of the Seed Shares and Seed Creation Baskets using the Prime Execution Agent for the bitcoin and the Clearing Agent for the IBIT shares and options. The Seed Capital Investor will act as a statutory underwriter in connection with these purchases. See “Seed Capital Investor” and “Plan of Distribution” for additional information.

The price of the Seed Shares and Seed Creation Baskets was determined as described above and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

The date of this prospectus is June 12, 2026.

TABLE OF CONTENTS

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for bitcoin, IBIT shares, options sold by the Trust, and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. None of the Trust, the Sponsor, the Trustee or the Delaware Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

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PROSPECTUS SUMMARY

Although the Sponsor believes that this summary is materially complete, you should read the entire prospectus, including “Risk Factors” beginning on page 21, before making an investment decision about the Shares.

Definitions of terms used in this prospectus can be found in the Glossary on page 126.

Trust Structure

The Trust was formed as a Delaware statutory trust on September 25, 2025. The Trust is governed by the provisions of the Second Amended and Restated Trust Agreement executed as of June 4, 2026 by the Sponsor, the Trustee and the Delaware Trustee (as amended from time to time, the “Trust Agreement”). The Trust Agreement sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares. The Trust intends to continuously offer Shares but may suspend issuances of Shares at any time.

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist of bitcoin, as well as IBIT shares, and cash, including premiums associated with written options. The purpose of the Trust is to reflect generally the performance of the price of bitcoin while providing premium income through an actively managed strategy of writing (selling) call options primarily on IBIT shares and, from time to time, on ETP Indices. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Trust is not an investment company registered under the Investment Company Act and is not required to register under the Investment Company Act.

The Trust has implemented procedures to structure and monitor its investments to ensure that the Trust’s Securities do not exceed 40% of the value of the Trust’s total assets and that the Trust’s assets have sufficient liquidity for redemptions and to satisfy options. Such monitoring includes the portfolio managers’ monitoring, on a daily basis, of the Trust’s amount of collateral, the amount of bitcoin owned by the Trust, the creation and redemption requests, and the Trust’s assets available to be sold to satisfy redemption requests and options. The Sponsor aims to cause the Trust to write call options on IBIT shares within a predetermined range (i.e., 25% - 35% of the notional value of the Trust’s net asset value).

Overview of bitcoin

Bitcoin is a digital asset that is created and transmitted through the operations of the peer-to-peer Bitcoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by its user base. The Bitcoin network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Bitcoin blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin platforms that enable trading in bitcoin or in individual end-user-to-end-user transactions under a barter system. For further information, see “Overview of Bitcoin Industry” below.

Overview of IBIT

IBIT is a Delaware statutory trust formed on June 8, 2023, with IBIT shares registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on NASDAQ under the ticker symbol “IBIT”. The investment objective of IBIT is to reflect generally the performance of the price of bitcoin as valued based on the Bitcoin Index (as defined below). IBIT’s assets consist primarily of bitcoin held by third‑party custodians, and the market price and performance of the IBIT shares since launch are directly correlated with changes in the market price of bitcoin. Additional information regarding IBIT, including its investment objective, historical performance, financial statements, and risk factors, is contained in IBIT’s filings with the SEC, including its most recent Annual Report on Form 10‑K, which are available through the SEC’s EDGAR system and on the Sponsor’s website at www.iShares.com. Past performance does not necessarily indicate how IBIT will perform in the future. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus.

Overview of the Trust’s Options

The Trust will seek enhanced monthly premium income by writing (selling) monthly call options primarily on IBIT shares and, from time to time, on ETP Indices. All options written by the Trust will be U.S. exchange-listed. Options written on IBIT may be standardized options or flexible exchange (“FLEX”) options to provide flexibility in the exercise prices and expirations and to manage exposure. The Trust will write standardized IBIT options and, based on a number of factors, FLEX IBIT options. Such factors may include, among other things, market conditions, options liquidity, and options’ strike price. The Trust may also write standardized index options. The Trust’s options will generally have monthly expirations but may vary in term, to achieve the Trust’s investment objective.

Standardized IBIT options are listed for trading on Nasdaq ISE, LLC (“ISE”), which is wholly owned and operated by NASDAQ. Certain standardized index options are listed for trading, for example, on Cboe Exchange, Inc. (“Cboe Options”). As of the date of this prospectus, certain FLEX options are available on multiple U.S. options exchanges, including ISE and Cboe Options, for IBIT options.

The standardized options the Trust intends to trade are options that are already listed, which may include the standardized IBIT options already approved and trading on NASDAQ or standardized index options, such as the Cboe Bitcoin U.S ETF Index (“CBTX”) or the Cboe Mini Bitcoin U.S ETF Index (“MBTX”), which are already approved and trading on Cboe Options. For FLEX IBIT options, the Trust may enter into FLEX option transactions through a broker, which will report such transactions to Cboe Options or ISE. FLEX options are listed and become active upon reporting of the transaction to, and acceptance by, the applicable exchange.

The options written by the Trust on IBIT shares are expected to be treated as “covered” as defined under FINRA Rule 2360. To collateralize its written covered IBIT option positions, the Trust will post IBIT shares as collateral (“IBIT collateral”) with its Clearing Agent, and any remaining IBIT shares will be held in accounts maintained with its Securities Custodian. The Sponsor does not intend to use the Trust’s bitcoin in connection with options or to purchase securities other than IBIT shares in connection with the Trust’s option strategy. With respect to uncovered call options on ETP Indices, the Trust will be required to deposit margin with the Clearing Agent in accordance with regulatory margin requirements and margin requirements set by the Clearing Agent. The margin requirement set by the Clearing Agent is subject to change from time to time by the Clearing Agent based on the Clearing Agent’s risk assessment of the different types of options. The Trust’s IBIT holdings will be used to settle standardized IBIT options; either the Trust’s IBIT holdings or cash holdings will be used to settle FLEX IBIT options; and the Trust’s cash holdings will be used to settle index options, if, in any case, those written options positions are exercised.

Creations and Redemptions

The Trust issues and redeems Shares only in one or more blocks of 20,000 Shares called “Baskets,” generally in exchange for the “Basket Amount.” The “Basket Amount” is the amount of cash, bitcoin, and/or IBIT shares (depending on the type of transaction) that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption.

Generally, the Trust issues Shares only in Baskets in exchange for all cash deposits. The Sponsor may, in its sole discretion, issue Baskets in exchange for partial cash deposits or in-kind deposits. Generally, the Trust redeems Shares only in Baskets in exchange for partial cash deposits. The Trust may, in the sole discretion of the Sponsor, redeem Baskets in exchange for all cash or in-kind deposits. The Trust does not redeem individual Shares. The specific assets constituting the Basket Amount must have a value equal to the aggregate net of the Shares constituting a Basket, and such assets are determined by the Sponsor on each Business Day in accordance with the terms of the Trust Agreement.

For more information, see “Description of the Shares and the Trust Agreement—Creations and Redemptions” below.

The Sponsor

The Sponsor of the Trust is iShares Delaware Trust Sponsor LLC, a Delaware limited liability company and a consolidated subsidiary of BlackRock. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the CEA, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with its activities with respect to the Trust.

The Shares are not obligations of, and are not guaranteed by, iShares Delaware Trust Sponsor LLC, or any of its subsidiaries or affiliates.

The Sponsor has arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. The Sponsor has agreed to assume the marketing and the following administrative expenses incurred by the Trust: the fees of the Trustee, the Advisor, the Delaware Trustee and the Trust Administrator, the Custodians’ fee (the “Custodians’ Fee”), NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Custodians, Prime Execution Agent, Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor will maintain a public website on behalf of the Trust, containing information about the Trust and the Shares, including information regarding the daily holdings of the Trust, including the amount and percentage of bitcoin, IBIT, cash and outstanding options. The Internet address of the Trust’s website will be www.iShares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus.

The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor trustee in its discretion or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity. The Trustee also has the right to select any new or additional custodians.

The Sponsor, the Advisor, the Trustee or any of their respective affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in bitcoin or another digital asset, including IBIT, or may face other potential conflicts of interest. Although officers and professional staff of the Sponsor’s, the Advisor’s or the Trustee’s management intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the Sponsor’s, the Advisor’s or the Trustee’s management may allocate their time and services among the Trust and the other accounts, funds or trusts. In addition, the Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. See “Conflicts of Interest.”

The Advisor

The Advisor of the Trust is BlackRock Financial Management, Inc., a Delaware corporation and a consolidated subsidiary of BlackRock. The Advisor acts as the investment adviser for the Trust and has discretionary authority to make all determinations with respect to the Trust’s option strategy. The Advisor may also act, currently or in the future, as the advisor for certain other investment vehicles. The Advisor has been registered as an investment adviser under the Advisers Act since February 28, 1995.

The term of the Investment Advisory Agreement, dated May 5, 2026, between the Advisor and the Sponsor (the “Advisory Agreement”) is indefinite, unless terminated. The Advisor and the Trust may each terminate the Advisory Agreement at any time upon thirty days’ prior written notice. The Sponsor may terminate the Advisory Agreement on behalf of the Trust in its discretion.

The Trustee, Trust Administrator, and the Delaware Trustee

The Trustee is BlackRock Fund Advisors (“BFA”), a California corporation affiliated with the Sponsor, the Trust Administrator is The Bank of New York Mellon, and the Delaware Trustee is Wilmington Trust Company, NA, a Delaware trust company.

Subject to the Sponsor’s oversight, the Trustee is generally responsible for the management and day-to-day operations of the Trust. The responsibilities of the Trustee include (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the applicable Custodians and Prime Execution Agent with respect to the receipt and delivery of consideration transferred to, or by, the Trust in connection with each issuance and redemption of Baskets; (3) calculating the net asset value of the Trust on a Business Day; and (4) selling the Trust’s bitcoin or IBIT shares, as needed, to cover the Trust’s expenses. Under the Trust Agreement, the Trustee may delegate all or a portion of its duties to any agent and has delegated the bulk of the day-to-day responsibilities to the Trust Administrator, certain tax-related services to the Tax Administrator and certain other administrative and record-keeping functions to its affiliates and other agents. The Tax Administrator and the Trust Administrator are not affiliated with the Sponsor or the Trustee.

The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

The Custodians

The Bitcoin Custodian is Coinbase Custody Trust Company, LLC (“Coinbase Custody”), the Cash Custodian is The Bank of New York Mellon, and Securities Custodian is The Bank of New York Mellon.

The Trust’s bitcoin will be held by the Bitcoin Custodian pursuant to the Custodial Services Agreement between Coinbase Custody and the Trust (the “Bitcoin Custodian Agreement”) on behalf of the Trust. The Trust’s cash and Securities are held by the Cash Custodian and Securities Custodian, respectively, pursuant to the Master Services Agreement between The Bank of New York Mellon and the Trustee, on behalf of itself and the Trust (the “Master Services Agreement”).

The Trust has also entered into a custody agreement with the Additional Bitcoin Custodian pursuant to the Master Custody Services Agreement between Anchorage and the Trust (the “Anchorage Custodian Agreement”). The Trust is not required to hold any particular amount of assets at either the Bitcoin Custodian or the Additional Bitcoin Custodian, and the Sponsor shall, in its sole discretion, determine the amounts held at either custodian from time to time as permitted by the Trust Agreement. The Sponsor expects that the Trust’s bitcoin will be held with the Bitcoin Custodian and the Sponsor has no plans to move any of the Trust’s bitcoin to the Additional Bitcoin Custodian, though such plans are subject to ongoing review. The addition of the Additional Bitcoin Custodian as an available alternative custodian of the Trust’s bitcoin reflects the Sponsor’s ongoing risk management approach as part of the Trust’s growing size and the Sponsor’s expanding presence in the digital asset space.

The Bitcoin Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Bitcoin Custodian and the Additional Bitcoin Custodian are appointed by the Trustee. The general role and responsibilities of the Bitcoin Custodian and Additional Bitcoin Custodian are further described in “The Custodians—The Bitcoin Custodian and the Additional Bitcoin Custodian.”

The Clearing Agent

The Clearing Agent is Goldman Sachs & Co. LLC. The Clearing Agent facilities the execution, clearing, and settlement of the Trust’s options transactions and manages related margin requirements. The Trust’s relationship with its Clearing Agent is governed by a clearing agreement. The Clearing Agent is exculpated and indemnified by the Trust under the terms of the clearing agreement. The term of the clearing agreement is indefinite, and may be terminated by the Trust by giving written notice and by the Clearing Agent upon the giving of 60 days' prior written notice.

Investment Objective of the Trust

The Trust seeks to reflect generally the performance of the price of bitcoin while providing premium income through an actively managed strategy of writing (selling) call options primarily on IBIT shares and, from time to time, on ETP Indices. A strategy of holding an asset or basket of assets and selling call options that reference the asset or basket of assets is commonly known as a “covered call” or “buy-write” strategy.

The Shares are intended to constitute a simple means of making an investment similar to an investment in bitcoin, while providing monthly premium income by selling monthly call options. Although the Shares are not the equivalent of a direct investment in bitcoin or in a spot bitcoin ETP, they provide investors with an alternative method of achieving investment exposure to bitcoin through the securities market, while generating premium income. An investment in Shares is:

Backed by bitcoin held by the Bitcoin Custodian on behalf of the Trust.

The Shares are backed by the assets of the Trust. The Bitcoin Custodian keeps custody of all of the Trust’s bitcoin, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent”, which is an affiliate of the Bitcoin Custodian), in accounts that are required to be segregated from the assets held by the Bitcoin Custodian as principal and the assets of its other customers (the “Vault Balance”). The Bitcoin Custodian keeps all of the private keys associated with the Trust’s bitcoin held by the Bitcoin Custodian in the Vault Balance in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s bitcoin are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking.

For more information, see “The Custodians—The Bitcoin Custodian and the Additional Bitcoin Custodian” below.

The Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Execution Agent in the Trading Balance in connection with creations and redemptions of Baskets, and the sale of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s bitcoin. Within the Trust’s Trading Balance, the Third Amended and Restated Coinbase Prime Broker Agreement (the “Prime Execution Agent Agreement”) provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoin (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the bitcoin associated with customer entitlements across a combination of omnibus “cold wallets” (meaning wallets whose private keys are generated and stored offline, in computers or devices that are not connected to the Internet), omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of bitcoin that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts and can avoid the complexities of handling bitcoin directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Premium Income

The Trust will seek enhanced monthly premium income by selling monthly call options primarily on IBIT shares and, from time to time, on ETP Indices.

Listed

The Shares will be listed and traded on NASDAQ under the ticker symbol “BITA.”

For more information, see “Business of the Trust” below.

Summary Risk Factors

Risk Factors Related to Digital Assets

●

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin blockchain.

●	Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin.

●

Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

Risk Factors Related to the Digital Asset Markets

●	The value of the Shares relates directly to the value of bitcoin, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

●

The Bitcoin Index has a limited performance history, the Bitcoin Index price could fail to track the global bitcoin price, and a failure of the Bitcoin Index price could adversely affect the value of the Shares.

●	The Bitcoin Index price used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.

Risk Factors Related to the Options

●	The use of options by the Trust may involve risk that could impact the Trust’s NAV and, as a result, the value of the Shares.

●

The Trust’s covered call strategy may be impacted by changes in the value of the underlying IBIT shares or ETP Indices, limitations in the Trust’s ability to write or close options, risk related to trading the options, and the risk that the Clearing Agent could default on its obligations.

●	The Clearing Agent could fail.

●	A failure of the Clearing Agent to segregate assets or a default of the Clearing Agent, its customers or other market participants may cause losses for the Trust.

●	The Trust may be negatively impacted by holding IBIT shares.

Risk Factors Related to the Trust and the Shares

●

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or Bitcoin Trading Counterparties.

●

Security threats to the Trust’s accounts at the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

●

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.

●

If the agreements with the Custodians, the Prime Execution Agent Agreement, the Authorized Participant Agreements or the Bitcoin Trading Counterparty Agreements are terminated or the Custodians, the Prime Execution Agent, the Authorized Participants or the Bitcoin Trading Counterparties fail to provide services as required, the Trustee may operationalize the Additional Bitcoin Custodian, or may need to find and appoint replacement custodians, an execution agent, authorized participants or bitcoin trading counterparties, which could pose a challenge to the safekeeping of the Trust’s bitcoin, the Trust’s ability to create and redeem Shares and the Trust’s ability to continue to operate may be adversely affected.

Risk Factors Related to the Regulation of the Trust and the Shares

●

Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoin, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.

●

If regulators subject the Trust, the Trustee, the Sponsor or Bitcoin Trading Counterparties to regulation as a money services business (“MSB”) or money transmitter, this could result in extraordinary expenses to the Trust, the Trustee, the Sponsor or Bitcoin Trading Counterparties and also result in decreased liquidity for the Shares.

●

Regulatory changes or interpretations could obligate an Authorized Participant, the Trust, the Trustee or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

●

Investors in the Shares will annually receive an IRS Schedule K-1, which reports their allocable share of the Trust’s items of income, gain, loss and deduction. Tax information reporting on Schedule K-1 may be somewhat more complex than comparable reporting on IRS Form 1099.

●	The treatment of digital assets for U.S. federal, state and local income tax purposes is uncertain.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of this offering;

●	the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●

the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Exchange Act for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. The Trust is choosing to opt out of this extended transition period and, as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Sponsor’s office is located at 400 Howard Street, San Francisco, CA 94105 and its telephone number is (415) 670-2000. The Trust’s office is c/o iShares Delaware Trust Sponsor LLC, 400 Howard Street, San Francisco, CA 94105 and its telephone number is (415) 670-2000. The Trustee’s office is located at 400 Howard Street, San Francisco, CA 94105. The Advisor’s office is located at BlackRock Financial Management, Inc., 50 Hudson Yards, New York, NY 10001 and its telephone number is (212) 810-5300. The Bitcoin Custodian’s office is located at One Madison Ave, New York, NY 10010. The Additional Bitcoin Custodian’s office is located at 101 S. Reid Street, Suite 29, Sioux Falls, South Dakota 57103. The Securities Custodian’s, Cash Custodian’s and the Trust Administrator’s office is located at 240 Greenwich Street, New York, NY 10286. The Clearing Agent’s office is located at 200 West Street, New York, NY 10282.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds

Proceeds received by the Trust from the issuance and sale of Baskets consist of bitcoin, IBIT shares, and cash. See “Business of the Trust—Trust Expenses.”

Bitcoin deposits are held by the Bitcoin Custodian or Prime Execution Agent on behalf of the Trust until (i) delivered to Authorized Participants or their designated agent or client in connection with an in-kind or partial cash redemption or sold in connection with a cash or partial cash redemption or (ii) sold to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor.

IBIT shares are held with the Securities Custodian or deposited with the Clearing Agent as collateral. IBIT shares deposited with the Clearing Agent as collateral for the covered call options on IBIT shares are expected to be held in accordance with SEC rules, which generally require the segregation of customers’ funds from those of the broker-dealer. The remainder of the IBIT shares are retained in the Trust’s accounts until transferred in connection with making collateral deposits, a Basket redemption, liquidation of an options position, or a sale to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor.

Cash deposits are held by the Cash Custodian or Prime Execution Agent on behalf of the Trust until (i) transferred in connection with the purchase of bitcoin or IBIT or with the writing of options, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor.

NASDAQ ticker symbol	BITA

CUSIP	46439G 108

Creations and redemptions

The Trust issues and redeems Baskets on a continuous basis. Baskets are generally issued in exchange for all-cash deposits and generally redeemed in exchange for partial cash deposits. In the sole discretion of the Sponsor, the Trust may issue Baskets in exchange for partial cash deposits or in-kind deposits and redeem Baskets in exchange for cash deposits or in-kind deposits. Whether the Trust accepts cash, partial cash, or in-kind deposits for the issuance and redemption of Baskets, the amount provided to the Trust will be equal to the Basket Amount for the Business Day on which the purchase order or redemption order was received by the Trustee, in accordance with the Trust Agreement.

No Shares are issued unless the Custodians, Prime Execution Agent, or Clearing Agent have allocated to the Trust’s account the corresponding amount of bitcoin, IBIT shares, and/or cash.

Baskets may be created or redeemed only by Authorized Participants, who pay BlackRock Investments, LLC (“BRIL”), an affiliate of the Trustee that has been retained by the Trust to perform certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Baskets (“ETF Services”), (1) a transaction fee for each order to create or redeem Baskets (the “ETF Servicing Fee”) and (2) transfer, processing and other transaction costs charged by the Custodians in connection with the issuance of Baskets for such purchase order (“Custody Transaction Costs”).

See “Description of the Shares and the Trust Agreement” for more details.

Net Asset Value

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee determines the net asset value of the Trust and the NAV as of 4:00 p.m. ET, on each Business Day, or as soon as practicable after that time.

The net asset value of the Trust on any given day is computed by subtracting the Trust’s accrued expenses and liabilities, which include the Trust’s options positions from the value of the Trust’s total assets, which consist of: (1) the Trust’s bitcoin, IBIT shares, and cash; (2) any earnings on those assets; and (3) any other assets of the Trust, in each case as of the close of trading on that day.

Once the net asset value of the Trust has been calculated, the Trustee determines the NAV by dividing the net asset value of the Trust by the number of Shares outstanding at the time the calculation is made. Any changes to the NAV that may result from creation and redemption activity occurring on any Business Day are not reflected in the NAV until the following Business Day.

The NAV for each Business Day on which NASDAQ is open for regular trading is expected to be distributed through major market data vendors and published online at www.ishares.com or any successor thereto. The Trust updates the NAV as soon as practicable after each subsequent NAV is calculated. See “Business of the Trust—Net Asset Value.”

Valuation of Bitcoin and Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust Administrator evaluates the bitcoin, as reflected by the CF Benchmarks Index and determines the net asset value of the Trust and the NAV.

The CF Benchmarks Index employed by the Trust is calculated on each Business Day by aggregating the notional value of bitcoin trading activity across major spot bitcoin platforms. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a registered benchmark under the UK Benchmark Regulations (“BMR”). The administrator of the CF Benchmarks Index is CF Benchmarks Ltd. (the “Index Administrator”) a UK incorporated company, authorized and regulated by the Financial Conduct Authority (“FCA”) of the UK as a Benchmark Administrator, under UK BMR. The CF Benchmarks Index serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several bitcoin platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined in “Business of the Trust—Valuation of Bitcoin; the CF Benchmarks Index”) of all of its constituent bitcoin platforms, which are currently Bitstamp, Coinbase, itBit, Kraken, Gemini, LMAX Digital, Bullish, and Crypto.com (the “Constituent Platforms”), and which may change from time to time.

The Shares are intended to constitute a simple means of making an investment similar to an investment in bitcoin, while providing monthly premium income by selling monthly call options. Although the Shares are not the equivalent of a direct investment in bitcoin or in a spot bitcoin ETP, they provide investors with an alternative method of achieving investment exposure to bitcoin through the securities market, while generating income. An investment in Shares is not the same as an investment directly in bitcoin on a peer-to-peer or other basis or via a digital asset platform.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an intraday indicative value per Share (“IIV”) using data provided by the Intercontinental Exchange, Inc. (“ICE”), which will calculate and provide an IIV updated every 15 seconds during NASDAQ’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real-time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

Trust expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee.

In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust, the fees of the Trustee, the Advisor, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses.

The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. The Sponsor may voluntarily waive an amount of the daily Sponsor Fee equal to the estimated fees associated with investments in IBIT shares.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.65% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. As of the date of this prospectus, the Trust intends to pay the Sponsor’s Fee with the proceeds from the sale of IBIT shares. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, options trading fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Custodians, the Prime Execution Agent, the Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not intend to use premiums received to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, it needs to sell bitcoin and/or IBIT shares to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin and/or IBIT shares held by the Trust. The Trust does not engage in any activity designed to derive a profit from, or ameliorate losses caused by, changes in the price of bitcoin. Other than the Trust’s option strategy, the Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of IBIT shares. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust needs to sell bitcoin and/or IBIT shares to pay the Sponsor’s Fee. The result of these sales is a decrease, over time, in the amount of bitcoin and/or IBIT shares represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate may cause the Trust (or its delegate) to (i) convert the Trust’s bitcoin into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts and/or (ii) sell the Trust’s IBIT shares.

The quantity of bitcoin or IBIT shares to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoin and IBIT shares held by the Trust.

In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Incidental Rights/ IR Digital Asset

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any digital asset (for avoidance of doubt, other than bitcoin) or other asset or right, which rights are incident to the Trust’s ownership of bitcoin and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust (“Incidental Rights”) and/or digital assets, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Digital Asset”) by virtue of its ownership of bitcoin, generally through a fork in the Bitcoin blockchain, an airdrop offered to holders of bitcoin or other similar event.

With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to permanently and irrevocably abandon the Incidental Rights and IR Digital Asset and no such Incidental Right or IR Digital Assets shall be taken into account for purposes of determining the NAV of the Trust. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by NASDAQ seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Digital Asset and distribute the cash proceeds (net of expenses and applicable withholding taxes) to Depository Trust Company (“DTC”) or distribute the Incidental Rights or IR Digital Asset in-kind to DTC. Because the Trust will abandon any Incidental Rights and IR Digital Asset, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Digital Asset, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Digital

Asset. See “Risk Factors—Risks Related to the Trust and the Shares—A temporary or permanent “fork” could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Asset, including any forked or airdropped assets.”

Tax Considerations

The Trust should be treated as a partnership for U.S. federal income tax purposes. Assuming the Trust is so treated, it would not be a taxable entity for U.S. federal income tax purposes and would not incur U.S. federal income tax liability. Instead, you would be taxed as a partner in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit annually in computing your U.S. federal income tax liability, without regard to the amount of cash, if any, distributed to you. This may result in your recognizing “phantom income” (i.e., taxable income without corresponding cash from the Trust to satisfy your tax liability). See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Voting Rights

Owners of Shares do not have any voting rights, take no part in the management or control, and have no voice in, the Trust’s operations or business. See “Description of the Shares and the Trust Agreement—Voting Rights.”

Distributions

Premiums or other income received with respect to the Trust’s assets may be used to acquire additional assets or, in the sole discretion of the Sponsor, distributed to the Shareholders. The Sponsor will determine whether premiums or other income received will be used to acquire additional assets or distributed to Shareholders based on facts and circumstances, which may include but are not limited to, the amount of premium collected and the moneyness of the options available at the time of any contemplated distribution. The Sponsor may consider such facts and circumstances in its discretion. The Trust is not obligated, however, to make any distributions to Shareholders at any time prior to the dissolution of the Trust and will not make any distributions to the Shareholders upon dissolution of the Trust unless there are assets remaining following dissolution.

Suspension of Issuance, Transfers and Redemptions

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, in its sole discretion, and upon the direction of the Sponsor will, suspend the right to surrender Shares or postpone the delivery date of bitcoin, IBIT shares, or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings) or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin or IBIT shares is not reasonably practicable (for example, as a result of an interruption in services or availability of the Clearing Agent, Prime Execution Agent, Trust Administrator, a Custodian, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event). The Trustee shall reject any purchase order or redemption order that is not in proper form. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.”

Limitation on Obligations and Liability	The Sponsor and the Trustee:

	●	are only obligated to take the actions specifically set forth in the Trust Agreement without willful misconduct, gross negligence, reckless disregard or bad faith;

	●	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

	●	are not liable for the exercise of discretion permitted under the Trust Agreement;

	●	have no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

	●	are not liable for any loss of bitcoin occurring prior to the delivery of bitcoin to the Bitcoin Custodian or Prime Execution Agent, as applicable, or after the delivery of bitcoin by the Bitcoin Custodian or the Prime Execution Agent, as applicable, in connection with creations and redemptions (and for the avoidance of doubt, are not liable for the loss of bitcoin while held by the Bitcoin Custodian or the Prime Execution Agent, or for any loss of bitcoin occurring during the transfer of bitcoin from the Bitcoin Custodian or the Prime Execution Agent to the Additional Bitcoin Custodian or vice versa, absent willful misconduct, gross negligence, reckless disregard or bad faith by the Sponsor and Trustee); and

	●	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

See “Description of the Shares and the Trust Agreement—Limitations on Obligations and Liability.”

Dissolution events	The Trustee will dissolve the Trust if:

	●	the Trustee is notified that the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five Business Days of their delisting;

	●	a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its bitcoin, or seizes, impounds or otherwise restricts access to Trust assets;

	●	the Sponsor notifies the Trustee in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

	●	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor may, in its sole discretion, dissolve the Trust if:

	●	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

	●	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company required to register under the Investment Company Act;

	●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

	●	the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain licensure under 23 NYCRR Part 200 (“BitLicense”);

	●	if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

	●	the Bitcoin Index Administrator ceases to maintain the Bitcoin Index or any ongoing event exists that prevents or makes impractical the determination of the Bitcoin Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

●	the net assets of the Trust in relation to the operating expenses of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

●	any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of bitcoin, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoin to U.S. dollars;

●	the Trust is taxable as a corporation for U.S. federal income tax purposes and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

●	any custodian (including, for the avoidance of doubt, any of the Custodians), clearing agent (including, for avoidance, the Clearing Agent) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent, and, in the opinion of the Sponsor, no successor custodian, clearing agent or prime execution agent has been employed and/or operationalized prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, (ii) in the case of the Bitcoin Custodian or Prime Execution Agent, the final date as of which the Bitcoin Custodian or Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from (i), or in the case of the Clearing Agent, the final date as of which the Clearing Agent ceases to act as the broker-dealer for the Trust’s option positions.

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

On and after dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, have entered into an agreement with the Sponsor and the Trustee (the “Authorized Participant Agreement”) and be in a position to transfer cash to, and take delivery of, bitcoin, IBIT shares, or cash from, the Trust Administrator through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash, partial cash, or in-kind deposits in connection with such creations or redemptions. As of the date of this prospectus, the Authorized Participants that are able to conduct creations and redemptions are BofA Securities, Inc.,  Goldman Sachs & Co. LLC, Jane Street Capital, LLC, JP Morgan Securities LLC, and Virtu Americas LLC. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. See “Description of the Shares and the Trust Agreement—Creations and Redemptions.”

The term of the Authorized Participant Agreement is indefinite, unless terminated. The Authorized Participant Agreement may be terminated at any time upon sixty days’ prior written notice to the other parties, and may be terminated earlier by the Trustee or the Sponsor at any time in the event of a breach by the Authorized Participant of any provision of the Authorized Participation Agreement.

The Authorized Participant Agreement provides for mutual indemnification between the Sponsor and Authorized Participants, under which each party agrees to indemnify the other and certain related parties against losses arising from breaches of its representations or warranties, failures to perform its obligations or comply with applicable law, and actions taken in reliance on authorized instructions. These indemnification obligations are subject to customary limitations and exclusions and survive termination of the agreement.

Bitcoin Trading Counterparties

In connection with cash only and some partial cash creations and redemptions, the Trust will engage in bitcoin transactions for converting cash into bitcoin (in association with purchase orders) and bitcoin into cash (in association with redemption orders). The Trust will conduct its bitcoin purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a “Bitcoin Trading Counterparty”), pursuant to written agreements between such Bitcoin Trading Counterparties and the Trust, or choosing to trade through the Prime Execution Agent through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement. As of the date of this prospectus, the Bitcoin Trading Counterparties are Jane Street Capital LLC and Virtu Financial Singapore PTE. LTD. Bitcoin Trading Counterparties may be added at any time, subject to the discretion of the Sponsor.

The term of the Bitcoin Trading Counterparty Agreements is indefinite, unless terminated. The Bitcoin Trading Counterparty Agreements may be terminated at any time upon sixty days’ prior written notice to the other parties, and may be terminated earlier in the event of a breach of any provision of the Agreement or the occurrence of an event of default pursuant to the terms of these agreements.

Under the agreement with the Bitcoin Trading Counterparties, each Bitcoin Trading Counterparty has agreed to indemnify the Sponsor, the Trustee, the Trust and certain other parties for losses arising from breaches to perform its obligations, breaches of its representations, warranties or covenants, events of default, custodian actions or omissions, and violations of applicable law, with such obligations surviving termination.

Each Bitcoin Trading Counterparty represents to the Trust that it is acting for itself and not for another person. Upon receipt of an order from an Authorized Participant to create or redeem Baskets, the Trust may obtain quotes for a price to purchase or sell bitcoin from one or more a Bitcoin Trading Counterparties. A Bitcoin Trading Counterparty may respond to the Trust’s request with an offer of a quote at which it is willing to sell the specified quantity of bitcoin, or a portion thereof, in the case of a creation, or a quote at which it is willing to buy the specified quantity of bitcoin, or a portion thereof, in the case of a redemption, as indicated in such offer. The Bitcoin Trading Counterparties are not contractually obligated to participate in cash orders for creations or redemptions by placing any offers to buy or sell bitcoin with the Trust. The Trust then determines, in its sole discretion, whether to utilize one of the Bitcoin Trading Counterparties that provided a quote or to trade through the Prime Execution Agent to execute a bitcoin trade. Once an offer is accepted, it becomes a trade that is binding on both the Trust and the Bitcoin Trading Counterparty, subject to customary exceptions.

Clearance and settlement

The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION

As of June 9, 2026, the net asset value of the Trust was $9,994,073.27 and the NAV was $49.97.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. The average annualized one-year trailing volatility of bitcoin over the past ten years to date remains elevated at 65%. Over the course of 2021, there were steep increases in the value of certain digital assets, including bitcoin and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. In the 2021-2022 cycle, the price of bitcoin peaked at $67,734 and bottomed at $15,632, marking a steep 77% drawdown. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022 and 2024. Bitcoin has continued to experience significant volatility into late 2025 and early 2026. For example, bitcoin lost approximately 14% of its value according to some sources in mid-October 2025 as part of wider digital asset market turmoil, widely attributed to global trade tensions, which triggered a number of dislocations in the digital asset market (the “October 2025 Flash Crash”), including liquidations of up to $20 billion in collateral in the form of various digital assets (including, but not limited to, bitcoin) securing trades (particularly perpetual futures contracts and various forms of financing transactions), along with reported service interruptions, halted orders, forced unwinding of trades, and other issues, across centralized and decentralized exchanges. As of the date of this prospectus, digital asset prices have continued to fluctuate in 2026.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice (“DOJ”) brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). Since these events, (collectively, the “2022 Events”), regulatory actions continued. In April 2025, the DOJ issued a policy memo ending “regulation by prosecution” for crypto actors, refocusing on fraud, illicit finance, and aligning enforcement with executive directives. Acting CFTC Chairman directed staff to follow the DOJ’s new policy, pausing certain prosecutions. In July 2025, BlockFi reached a $35 million settlement with the DOJ, clearing legal hurdles for creditor distributions. As a result of these events, the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the DOJ, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

The prices of some digital assets, including bitcoin, have fluctuated significantly following the 2024 election of Donald Trump as president of the United States. Industry participants generally expect the administration to continue to take a constructive approach toward the digital asset industry. Through his executive orders, President Trump has indicated that the administration will work toward providing greater regulatory clarity and certainty for emerging technologies, including blockchain technology and digital assets, thereby fostering their development. Similarly, the digital asset industry expects favorable legislation from the current U.S. Congress as certain members have expressed interest in advancing digital asset specific legislation. To the extent market expectations about future activity by the administration or Congress lead digital asset prices and valuations to increase, there can be no assurance such expectations will be fulfilled, or that digital asset prices will rise or maintain their current levels. Some commentators have referred to the digital asset market post-President Trump’s election as a bubble. There can be no assurance that such a bubble does not exist. The failure of the administration and Congress to provide greater regulatory clarity and certainty for blockchain technology and digital assets, such as through promulgating a regulatory framework governing the issuance and operation of digital assets that meets industry expectations, could lead to a decline in digital asset prices, including bitcoin. Such a decline could cause a decline in the value of our Shares and cause our Shareholders to suffer losses. Moreover, there can be no assurance that political sentiments toward the digital asset industry, or market perceptions of those sentiments, will not shift over time. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares, and could lose all or substantially all of their value.

On March 6, 2025, President Trump issued an executive order for the “Establishment of the Strategic Bitcoin Reserve and United States Digital Asset Stockpile” (the “Order”). The Order requires the Secretary of the U.S. Department of Treasury to establish two offices to administer and maintain a “Strategic Bitcoin Reserve” (the “Bitcoin Reserve”) and a U.S. Digital Asset Stockpile (the “Digital Asset Stockpile”), respectively. The Bitcoin Reserve is intended to be capitalized with bitcoin forfeited as part of U.S. criminal or civil proceedings or in satisfaction of penalties imposed by executive agencies. The Digital Asset Stockpile is intended to be capitalized initially with other digital assets forfeited as part of criminal or civil asset forfeiture proceedings.

Following the issuance of the Order, bitcoin markets developed expectations that the United States may begin acquiring and holding bitcoin, which many viewed as a positive development for bitcoin prices. The Order directs the Secretaries of the U.S. Treasury Department and the U.S. Department of Commerce to develop budget-neutral strategies for acquiring additional bitcoin for the Bitcoin Reserve. Legislation was introduced in the U.S. Senate and the U.S. House of Representatives that would direct the acquisition of one million bitcoin by the federal government over a five-year period, to be held in trust in secure storage by the U.S. Treasury. The bill proposed funding the bitcoin acquisition using remittances from the Federal Reserve, revaluations of Federal Reserve gold certificates, and other mechanisms characterized as budget-neutral (such as transfers from federal agencies using bitcoin acquired through asset forfeitures). Bills were also introduced in several state legislatures to authorize the acquisition of bitcoin by state governments or their instrumentalities, some of which have failed to pass.

As of early 2026, these initiatives remain subject to significant uncertainty. While some administrative steps have reportedly been taken, there is no assurance that the federal government or any state government will announce or implement bitcoin acquisition plans, or that any such plans will meet market expectations. Even if government acquisitions occur or legislation requiring acquisitions is enacted, the price of bitcoin may decline if there are implementation challenges, unexpected difficulties, policy or legal reversals, or changes in political priorities, any of which may negatively impact Share value. Executive orders such as the Order are subject to change and can be reversed or overturned. The enduring existence and size of the Bitcoin Reserve and Digital Asset Stockpile, and the passage and implementation of legislation at the federal or state level, remain subject to complex challenges and uncertainty that make it difficult to evaluate their effect on the value of bitcoin and the Shares, now or in the future.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. While the Trust is actively managed, it will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin blockchain.

Digital assets such as bitcoin were only introduced within the past 16 years, and the value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies over time, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Digital asset networks, including the bitcoin peer-to-peer network and associated blockchain ledger (such blockchain, the “Bitcoin blockchain” and together with the peer-to-peer network, the “Bitcoin network”), and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

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Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the Bitcoin network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

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Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, their value.

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The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin network, could result in a “fork” in such network’s blockchain, including the Bitcoin blockchain, resulting in the operation of multiple separate networks.

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Governance of the Bitcoin network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin network, which may stymie the Bitcoin network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin network, especially long-term problems.

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Over the past decade, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit (“ASIC”) machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of bitcoin mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of bitcoin, or if bitcoin mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), bitcoin miners are more likely to immediately sell more bitcoin than they otherwise would, resulting in an increase in liquid supply of bitcoin, which would generally tend to reduce bitcoin’s market price.

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To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

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Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

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There are a small number of major suppliers of bitcoin mining hardware globally, and a significant amount of bitcoin mining hardware manufacturing is located in China. Mining hardware manufacturers may fail to supply the mining hardware due to their inability to manufacture sufficient mining hardware, whether due to shortages of components or resources such as semiconductors, or due to default, insolvency, or changes of laws and trade restrictions (including export/import restrictions, quotas or tariffs). Trade policies such as export/import restrictions, quotas or tariffs may reduce the ability of bitcoin mining hardware suppliers to supply miners with bitcoin mining hardware or create a shortage or lack of components necessary for their manufacture or repair. If bitcoin miners are unable to source mining hardware from those suppliers (for example due to overwhelming global demand for bitcoin miners, or due to trade restrictions, or other causes) at commercially reasonable prices, or at all, and replacement or substitute sources of bitcoin mining hardware prove to be unavailable, there could be a negative impact on bitcoin mining globally. These could affect the Bitcoin network by making it more difficult for transactions to be confirmed, increasing transaction costs, or affecting the Bitcoin network’s security, among other negative effects, any of which could negatively affect the value of bitcoin and consequently the Shares.

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Many digital asset networks, including the Bitcoin network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Bitcoin network and to the value of bitcoin.

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The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin network could damage that network.

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Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. Quantum computing technology is an emerging phenomenon which, because it is still developing, makes it difficult to predict its ultimate effect on the future value of bitcoin and other digital assets. However, if quantum computing technology is able to advance and significantly increase its capacity relative to the capacity of today’s leading quantum computers, it could potentially undermine the viability of many of the cryptographic algorithms used across the world’s information technology infrastructure, including the cryptographic algorithms used for digital assets like bitcoin. If quantum computing is able to advance in that way, there is a risk that quantum computing could result in the cryptography underlying the Bitcoin network becoming ineffective, which, if realized, could compromise the security of the Bitcoin network, or allow a malicious actor to compromise the wallets holding bitcoin owned by the Trust or others on the Bitcoin network, which would result in losses to Shareholders. While various actors in the Bitcoin community are taking steps to enable the uses of cryptographic algorithms that would be resistant to advanced quantum computers, there is no guarantee that new quantum-proof architectures will be built and appropriate transitions will be implemented across the network at scale in a timely manner; any such changes could require the achievement of broad consensus within the Bitcoin network community and a fork (or multiple forks), and there can be no assurance that such consensus would be achieved or the changes implemented successfully. See “—Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges” and “—A temporary or permanent ”fork“ could adversely affect the value of the Shares.” If any of the foregoing were to occur, it could result in losses to Shareholders. In any of these circumstances, a malicious actor may be able to compromise the security of the Bitcoin network or take the Trust’s bitcoin, which would adversely affect the value of the Shares. Moreover, the functionality of the Bitcoin network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for bitcoin. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin.

The Bitcoin network was first launched in 2009, and bitcoin was the first cryptographic digital asset created to gain global adoption and critical mass. Although the Bitcoin network is the most established digital asset network, the Bitcoin network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Bitcoin have only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from digital asset platforms, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. As a result, the prices of bitcoin may be influenced to a significant extent by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of bitcoin and withdrawal of assets from the Bitcoin Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, such as the Bitcoin network, and platforms or businesses that facilitate transactions in bitcoin may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti‑money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, developers and miners may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin network.

While the Trust is actively managed, it will not have any formal strategy relating to the development of the Bitcoin network.

Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Bitcoin network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self determined participation. If a significant majority of users and miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.

The Bitcoin network uses a cryptographic protocol to govern the interactions within the Bitcoin network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that, if accepted by miners and users, could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin, which could undermine the appeal and market value of bitcoin. Alternatively, software upgrades and other changes to the protocols of the Bitcoin network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Bitcoin network or bitcoin. As a result, the Bitcoin network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of the Bitcoin network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and an investment in the Trust.

The Bitcoin network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to bitcoin network development. As bitcoin are rewarded solely for mining activity and are not sold to raise capital for the Bitcoin network, and the Bitcoin network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin network protocol. Although the Bitcoin network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been reports that the number of core developers who have the authority to make amendments to the Bitcoin network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Bitcoin network. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Bitcoin network. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Trust may be adversely affected.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Bitcoin network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Bitcoin network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per-bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. As of March 31, 2026, bitcoin transaction fees were $0.93 per transaction, on average, over a one-year trailing basis (according to Coin Metrics). Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the bitcoin blockchain, caused transaction fees to temporarily spike above $30 per transaction.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Bitcoin network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Bitcoin network to not adequately resolve scaling challenges and adversely impact the adoption of bitcoin as a medium of exchange and the value of the Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

The largest bitcoin wallets are believed to hold, in aggregate, a significant percentage of the bitcoin in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoin, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of bitcoin.

If the digital asset award for mining blocks and transaction fees for recording transactions on the Bitcoin network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expanding processing power or demand high transaction fees, which could negatively impact the value of bitcoin and the value of the Shares.

If the digital asset awards for mining blocks or the transaction fees for recording transactions on the Bitcoin network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expending processing power to mine blocks and confirmations of transactions on the Bitcoin blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Over the past several years, digital asset mining operations, including those mining bitcoin, have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of the relevant digital asset issued as a mining reward, or if digital asset mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), digital asset miners are more likely to immediately sell tokens earned by mining or sell more such digital assets than they otherwise would, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

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As of the date of this prospectus, the reward earned by miners for mining a block on the Bitcoin network is 3.125 bitcoin. This reward size is reduced by 50% every 210,000 blocks, which occurs roughly every four years. The prior reward halving event occurred in April 2024, and the next reward halving event is expected to occur in or around March 2028, at which time the reward earned per block will fall to 1.5625 bitcoin. The reduction in mining rewards of bitcoin could result in less of an incentive for miners to continue to perform mining activities, thereby jeopardizing the security of the Bitcoin network, which could harm the value of the Shares.

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A reduction in the processing power expended by miners on the Bitcoin network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “—If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the Bitcoin blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.”

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Miners have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners demand higher transaction fees for recording transactions in the Bitcoin blockchain or a software upgrade automatically charges fees for all transactions on the Bitcoin network, the cost of using bitcoin may increase and the marketplace may be reluctant to accept bitcoin as a means of payment. Alternatively, miners could collude in an anti‑competitive manner to reject low transaction fees on the Bitcoin network and force users to pay higher fees, thus reducing the attractiveness of the Bitcoin network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Bitcoin network, the value of bitcoin and the value of the Shares.

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To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in mined blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Also, some miners have financed the acquisition of mining equipment or the development or construction of infrastructure to perform mining activities by borrowing. If such miners experience financial difficulties and are unable to pay back their borrowings, their mining capacity could become unavailable to the Bitcoin network, which could conceivably result in disruptions in recording transactions on the Bitcoin network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Bitcoin network and could prevent the Trustee from completing transactions associated with the day-to-day management of the Trust, including creations and redemptions of the Shares in exchange for bitcoin or cash with Authorized Participants.

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Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin and the value of the Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the Bitcoin blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power dedicated to mining on the Bitcoin network, it may be able to alter the Bitcoin blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin network.

For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5 million and $1 million. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network since the Bitcoin blockchain’s genesis block was mined in 2009, and others have come close. The possible crossing or near-crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. Also, there have been reports that two mining pools recently controlled in excess of 50% of the aggregate mining power on the Bitcoin network and may do so now or in the future. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares. Also, if miners experience financial or other difficulties on a large scale and are unable to participate in mining activities, whether due to a downturn in the Bitcoin market or other factors, the risks of the Bitcoin network becoming more centralized could increase.

A malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin network, the risk that a malicious actor may be able to obtain control of the Bitcoin network in this manner exists.

A temporary or permanent “fork” could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Asset, including any forked or airdropped assets.

The Bitcoin network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin network, with one group running the pre‑modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, bitcoin “forked” into bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. There have been other contentious disputes over changes to the Bitcoin network’s source code, though these have not led to hard forks. For example, the predominant software implementation used to access the Bitcoin network is Bitcoin Core. The October 2025 release of the updated Bitcoin Core client (version 30) removed a long-standing limit on the inclusion of non-transaction-related data in blocks, the effect of which is to permit larger amounts of arbitrary data to be embedded in transactions. This change has prompted debate within the bitcoin community. Because the change is backwards-compatible, rather than a hard fork, certain previous versions of the Bitcoin Core client remain operable, and it remains interoperable with other clients, such as Bitcoin Knots. Some participants have expressed concerns that such changes could facilitate the inclusion of illegal or non-transaction-related content on the Bitcoin blockchain or could introduce new or unknown software vulnerabilities. In response, certain miners and users have reportedly adopted alternative client software implementations to access the Bitcoin network, such as Bitcoin Knots. There is a risk that unresolved divisions could lead to community fragmentation which, if they grew sufficiently severe and were not resolved, eventually a future Bitcoin network hard fork could occur, which may adversely affect the security or stability of the Bitcoin network (such as if miners leave the original Bitcoin network for the forked network), reduce or impede the adoption of bitcoin overall, or cause bitcoin or the Shares to lose value.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of the Shares.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum platforms through at least October 2016. An Ethereum platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital asset networks that rely on proof-of-work more susceptible to attack.

A hard fork may adversely affect the price of bitcoin at the time of announcement, adoption or, subsequently. For example, the announcement of a hard fork could lead to increased demand for the prefork digital asset, in anticipation that ownership of the prefork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the prefork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares.

As another example of the effects of hard forks on digital assets, on September 15, 2022, the Ethereum Network completed its Merge, moving from a proof-of-work model to a proof-of-stake model. Ethereum proof-of-work miners who disagreed with the new consensus mechanism forked the network which resulted in the Ethereum proof-of-work network. Ethereum proof-of-work network was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to proof-of-stake. The vast majority of token holder votes preferred the new proof-of-stake consensus method. There was no material impact on the Ethereum network as a result of the fork. All ether holders were airdropped Ethereum proof-of-work network tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the Ethereum proof-of-work network token almost immediately lost most of its value.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, other service providers, the Bitcoin Index Administrator, crypto asset platforms, or other market participants on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.

In principle a hard fork could change the source code for the Bitcoin network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the 21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the value of the Shares.

Any name change and any associated rebranding initiative by the core developers, users or miners of bitcoin or the Bitcoin network may not be favorably received by the digital asset community, which could negatively impact the value of bitcoin and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind Zen rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on bitcoin. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of bitcoin and the value of the Shares.

Disruptions or other problems in the supply chain for bitcoin mining hardware and difficulties in obtaining new hardware could cause harm to the Bitcoin network.

Manufacture, assembly and delivery of hardware and components for mining operations can be complex and protracted processes, during the course of which various problems could arise, including disruptions or delays in the supply chain, product quality control issues, as well as other external factors.

Mining operations can ordinarily only be profitable if the costs associated with bitcoin mining, including hardware costs, are lower than the price of bitcoin itself. During the course of the normal operation of bitcoin mining facilities, miners and other critical equipment and materials related to data center construction and maintenance, such as containers, switch gears, transformers and cables, will experience ordinary wear and tear and may also face more significant malfunctions. Declines in the condition of miners and other hardware will require bitcoin miners, over time, to repair or replace those miners.

Additionally, as the technology evolves, miners may be required to acquire newer models of mining hardware and machines to remain competitive in the market. Any upgrading process may require substantial capital investment, and miners may face challenges in doing so on a timely and cost-effective basis. The business of bitcoin miners will be subject to limitations inherent within the supply chain of their mining hardware equipment and components, including competitive, governmental, and legal limitations, and other events. For example, many miners will significantly rely on foreign imports to obtain mining hardware equipment and materials. Any global trade disruption, introductions of tariffs, trade barriers and bilateral trade frictions, together with any potential downturns in the global economy resulting therefrom, could adversely affect the necessary supply chains for mining hardware. Depending on the magnitude of such effects on the mining hardware supply chain, shipments of parts for mining hardware, or new mining hardware and equipment, may be delayed.

There are a small number of major suppliers of bitcoin mining hardware globally, and a significant amount of bitcoin mining hardware manufacturing is located in China. Mining hardware manufacturers may fail to supply the mining hardware due to their inability to manufacture sufficient mining hardware, whether due to shortages of components or resources such as semiconductors, or changes of laws and trade restrictions (including export/import restrictions, quotas or tariffs), or due to insolvency, or non-performance or default on their contracts. Trade policies such as export/import restrictions, quotas or tariffs may reduce the ability of bitcoin mining hardware suppliers to supply miners with bitcoin mining hardware or create a shortage or lack of components necessary for their manufacture or repair. If bitcoin miners are unable to source mining hardware from those suppliers (for example due to overwhelming global demand for bitcoin miners, or due to trade restrictions, or other causes) at commercially reasonable prices, or at all, and replacement or substitute sources of bitcoin mining hardware prove to be unavailable, there could be a negative impact on bitcoin mining globally. These could affect the Bitcoin network by making it more difficult for transactions to be confirmed, increase transaction costs, or affect the Bitcoin network’s security, among other negative effects, any of which could negatively affect the value of bitcoin and consequently the Shares.

Further, the first-generation ASIC chips and other critical components for mining equipment may be subject to price fluctuations or shortages. For example, the ASIC chip is the key component of a mining machine as it determines the efficiency of the device. The production of ASIC chips typically requires highly sophisticated silicon wafers, which currently only a small number of fabrication facilities, or wafer foundries, in the world are capable of producing. There have been previous microchip shortages which led to price fluctuations and disruption in the supply of key bitcoin mining hardware components. ASIC chips have recently been subject to supply and demand fluctuations, significant price increases and shortages. Shortages of ASIC chips could create problems in the supply chain for bitcoin mining equipment, negatively affecting the Bitcoin network by making it more difficult for transactions to be confirmed or increasing transaction costs, or even affecting network security, which again could cause the value of bitcoin and the Shares to decline.

Risk Factors Related to the Digital Asset Markets

The value of the Shares relates directly to the value of bitcoin, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the bitcoin held by the Trust and fluctuations in the price of bitcoin could adversely affect the value of the Shares. The market price of bitcoin may be highly volatile, and subject to a number of factors, including:

●	an increase in the global bitcoin supply or a decrease in global bitcoin demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

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the adoption of bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin network, and their ability to meet user demands;

●	manipulative trading activity on digital asset platforms, which, in many cases, are largely unregulated;

●	forks in the Bitcoin network;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset exchange rates;

●	consumer preferences and perceptions of bitcoin specifically and digital assets generally;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset platforms;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

●

business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset platforms, or banks or other financial institutions and service providers which provide services to the digital asset industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in bitcoin;

●	an active derivatives market for bitcoin or for digital assets generally;

●	monetary policies of governments, legislation or regulation, trade restrictions, tariffs, currency devaluations and revaluations;

●	regulatory measures or enforcement actions, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, or major public issues;

●	fees associated with processing a bitcoin transaction and the speed at which bitcoin transactions are settled;

●	the maintenance, troubleshooting, and development of the Bitcoin network including by miners and developers worldwide;

●	the ability for the Bitcoin network to attract and retain miners to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the Bitcoin network and bitcoin transactions, including vulnerabilities against hacks and scalability;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset platforms;

●	interruptions in service from or closures or failures of major digital asset platforms or their banking partners, or outages or system failures affecting the Bitcoin network;

●	decreased confidence in digital assets and digital assets platforms;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

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the Trust’s own acquisitions or dispositions of bitcoin, since there is no limit on the number of bitcoin that the Trust may acquire, and the Sponsor is an affiliate of BlackRock, which is a prominent participant in financial markets, and those of the Trust’s service providers and counterparties.

Although returns from investing in bitcoin have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that bitcoin will maintain its value in the long, intermediate, short, or any other term. In the event that the price of bitcoin declines, the Sponsor expects the value of the Shares to decline proportionately.

The value of a bitcoin as represented by the Bitcoin Index or other pricing source used by the Trust may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Bitcoin Index more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Bitcoin Index or other pricing source used by the Trust and could adversely affect the value of the Shares.

Because the Trust holds only bitcoin, IBIT shares and cash and writes IBIT options and/or index options, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

The Trust holds only bitcoin, IBIT shares and cash and writes IBIT options and/or index options. As a result, the Trust’s holdings are not diversified. Accordingly, the Trust’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the price of bitcoin are expected to have a direct impact on the value of the Shares.

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Trust. Investors should review closely the objective and strategy of the Trust and redemption rights, as discussed herein, and familiarize themselves with the risks associated with an investment in the Trust.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider bitcoin market, the value of bitcoin and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.

Digital asset platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset platforms do not provide this information. Digital asset platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset platforms, including prominent platforms that handle a significant volume of bitcoin trading.

Many digital asset platforms are unlicensed, may be unregulated, may be subject to regulation in a relevant jurisdiction, but may or may not be in compliance therewith, may operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset platforms was false or noneconomic in nature, with specific focus on unregulated platforms located outside of the United States. Such reports alleged that certain overseas platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume platforms on which to list their coins.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain bitcoin platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

The bitcoin market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers as demonstrated by the October 2025 Flash Crash. As a result, the prices of bitcoin on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin or other events which could affect the price of bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “—Prices of bitcoin may be affected due to stablecoins (including Tether and US Dollar Coin (”USDC“)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in digital asset markets and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

In addition, over the past several years, some digital asset platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset platforms. While, generally speaking, smaller digital asset platforms are less likely to have the infrastructure and capitalization that make larger digital asset platforms more stable, larger digital asset platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset platforms could be subject to abrupt failure with consequences for both users of digital asset platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX, one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned, and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the DOJ brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. On February 21, 2025, Bybit, a centralized platform for exchanging digital assets, announced that more than $1.4 billion in ether had been stolen from its platform. Hackers were able to manipulate Bybit’s transfer process to authorize and complete the illicit transaction. The incident has resulted in renewed concerns over the security of digital asset platforms.

Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Bitcoin network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a digital asset platform used in calculating the Bitcoin Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset platform’s failure could adversely affect the value of the Shares.

The Bitcoin Index has a limited performance history, the Bitcoin Index price could fail to track the global bitcoin price, and a failure of the Bitcoin Index price could adversely affect the value of the Shares.

The CF Benchmarks Index was developed by the Bitcoin Index Administrator and has a limited performance history. Although the Bitcoin Index is based on materially the same methodology (except calculation time) as the Bitcoin Index Administrator’s Bitcoin Reference Rate (“BRR”), which was first introduced in November 2016, the Bitcoin Index itself has only been in operation since February 2022. The Bitcoin Index price is a composite CF Benchmarks Index calculated using volume-weighted trading price data from various Constituent Platforms. The Bitcoin Index has only featured its current list of Constituent Platforms since March 2025. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Bitcoin Index’s performance. The Constituent Platforms chosen by the Bitcoin Index Administrator could also change over time. The Bitcoin Index Administrator may remove or add Constituent Platforms to the CF Benchmarks Index in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the CF Benchmarks Index, see “Business of the Trust—Valuation of Bitcoin; The CF Benchmarks Index.”

Although the Bitcoin Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Bitcoin Index price. Moreover, there may be variances in the prices of bitcoin on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. Certain exchanges within the list of Constituent Platforms employ a proprietary order book combining a traditional limit order book with automated market maker instructions. As their automated market maker relies on a mathematical formula and does not rely on any external pricing data or third-party source, differences in the bids and asks placed by the automated market maker compared to prices offered by other digital currency trading venues, or other external market data sources, for the same digital assets may emerge. While the Bitcoin Index provides a U.S. dollar-denominated composite for the price of bitcoin based on, in the case of the CF Benchmarks Index, the volume-weighted price of a bitcoin on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of a bitcoin as represented by the Bitcoin Index. It is possible that the price of bitcoin on the Constituent Platforms could be materially higher or lower than the Bitcoin Index price. To the extent the Bitcoin Index price differs materially from the actual prices available on a Constituent Platform, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin. To the extent such prices differ materially from the Bitcoin Index price, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect the value of the Shares.

If the Bitcoin Index is not available, the Trust’s holdings may be fair valued on a temporary basis in accordance with the policy approved by the Trustee. To the extent the valuation determined in accordance with the policy approved by the Trustee differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoin. To the extent such prices differ materially from the market price for bitcoin, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect the value of the Shares.

The Bitcoin Index price used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.

The price of bitcoin on public digital asset platforms has a limited history, and during this history, bitcoin prices on the digital asset markets more generally, and on digital asset platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Bitcoin Index is designed to limit exposure to the interruption of individual digital asset platforms, the Bitcoin Index price, and the price of bitcoin generally, remains subject to volatility experienced by digital asset platforms, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset platforms is limited, the Bitcoin Index will necessarily be composed of a limited number of digital asset platforms. If a digital asset platform were subjected to regulatory, volatility or other pricing issues, in the case of the CF Benchmarks Index, the Bitcoin Index Administrator would have limited ability to remove such digital asset platform from the Bitcoin Index, which could skew the price of Bitcoin as represented by the Bitcoin Index. Trading on a limited number of digital asset platforms may result in less favorable prices and decreased liquidity of bitcoin and, therefore, could have an adverse effect on the value of the Shares.

The Bitcoin Index Administrator could experience system failures or errors.

If the computers or other facilities of the Bitcoin Index Administrator, data providers and/or relevant Constituent Platforms malfunction for any reason, calculation and dissemination of the CF Benchmarks Index may be delayed. Errors in the CF Benchmarks Index data, the CF Benchmarks Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the CF Benchmarks Index, which may lead to a different investment outcome for the Trust and the Shareholders than would have been the case had such events not occurred.

The CF Benchmarks Index is used to determine the net asset value of the Trust and the NAV. Consequently, losses or costs associated with the CF Benchmarks Index’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Bitcoin Index and therefore determines not to use the CF Benchmarks Index, the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Trustee. See “Business of the Trust—Net Asset Value.” To the extent the valuation determined in accordance with the policy approved by the Trustee differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the price of bitcoin, which could adversely affect an investment in the Trust and the value of Shares by reducing investors’ confidence in the Shares’ ability to track the price of bitcoin.

The Bitcoin Index price being used to determine the net asset value of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s net asset value determined using the Bitcoin Index pricing.

The Trust will determine the net asset value of the Trust on each Business Day based on the value of bitcoin as reflected by the Bitcoin Index. The methodology used to calculate the Bitcoin Index price to value bitcoin in determining the net asset value of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Bitcoin Index is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the Trust’s net asset value determined daily based on the Bitcoin Index. Such net asset value of the Trust determined using the Bitcoin Index Price may differ, in some cases significantly, from the net asset value reported in the Trust’s periodic financial statements.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of bitcoin and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.

Prices of bitcoin may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the bitcoin market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. Like CBDCs, stablecoins could compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the bitcoin market. An affiliate of the Sponsor acts as investment manager to a Money Market Fund (as defined below), the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin. A significant portion of the digital asset market continues to depend on stablecoins such as Tether and USDC. As such, any disruption in the operation or perceived stability of these stablecoins such as a disorderly de-pegging event or a loss of market confidence resulting in a run on reserves could lead to substantial market volatility across digital assets more broadly. Additional risks such as operational failures (e.g., technical issues that prevent settlement), concerns regarding the adequacy or transparency of reserve assets backing stablecoins, the use of unbacked or undercollateralized stablecoins in potentially manipulative trading practices and regulatory scrutiny of stablecoin issuers or intermediaries, including exchanges that facilitate stablecoin transactions, may also adversely affect market confidence and liquidity. Further, these risks are underscored by recent legislative developments. On July 18, 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 (“GENIUS Act”) was enacted, establishing a federal regulatory framework for payment stablecoins. The GENIUS Act will become effective on July 18, 2028. The GENIUS Act prohibits the issuance or use of payment stablecoins unless the issuer obtains a qualifying license and complies with a range of regulatory requirements, including reserve backing with liquid assets, redemption rights, governance standards, and operational transparency. The GENIUS Act also restricts the payment of interest on stablecoins and imposes oversight on both bank and nonbank issuers. The enactment of the GENIUS Act, or the removal or migration of prominent stablecoins from the Bitcoin network, could reduce the willingness of market participants to engage in digital asset transactions that rely on stablecoins, diminish liquidity in the bitcoin market, and adversely affect the price of bitcoin. Any such developments could, in turn, materially and adversely impact the value of the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could have a negative impact on the price of bitcoin and adversely affect the value of the Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of the date of this prospectus, bitcoin was the largest digital asset by market capitalization and had the largest combined mining power. Despite this first to market advantage, there were over 15,000 alternative digital assets tracked by CoinGecko.com, having a total market capitalization of approximately $2.43 trillion (including the approximately $1.36 trillion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset as of March 31, 2026. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, as well as many others, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Bitcoin network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of bitcoin. Some users of the Bitcoin network may harbor ill will toward the Litecoin network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin network.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Trust, or bitcoin futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoin directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Bitcoin Index, the Trust’s bitcoin holdings, the price of the Shares, the net asset value of the Trust and the NAV.

Additionally, the Trust and the Sponsor face competition with respect to the creation of competing exchange-traded bitcoin products. In January 2024, the SEC approved several exchange-traded bitcoin products and many of such products, including the Trust, could fail to acquire substantial assets, or fail to retain acquired assets due to competition and/or market conditions. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve market acceptance and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of bitcoin.

Risk Factors Related to the Options

The use of options by the Trust may involve risk that could impact the Trust’s NAV and, as a result, the value of the Shares.

Investments in options are considered speculative. The prices of options are volatile and are influenced by, among other things, actual and anticipated changes in the value of the underlying instrument, or in interest or currency exchange rates, including the anticipated volatility, which in turn are affected by fiscal and monetary policies and by national and international political and economic events. The effective use of options also depends on the Advisor’s ability to terminate option positions at times deemed desirable to do so. There is no assurance that the Advisor will be able to effect closing transactions at any particular time or at an acceptable price. In addition, there may at times be an imperfect correlation between the movement in values of options and their underlying reference assets and there may at times not be a liquid secondary market for certain options.

When the Trust sells a call option, it may experience a substantial loss if the price of the underlying security or other reference asset increased to a level significantly above the exercise price.

FLEX options are subject to the risk that they may be less liquid than certain other securities, such as standardized listed options. In less liquid markets for the FLEX options, terminating the FLEX options may require the payment of a premium or acceptance of a discounted price and may take longer to complete. In a less liquid market for the FLEX options, the liquidation of a large number of options may significantly impact the price of the options and may adversely impact the value of your investment. Additionally, to the extent market participants are not willing or able to enter into FLEX option transactions with the Trust at prices that reflect the market price of the Trust shares, the Trust’s NAV and, in turn the Share price of the Trust, could be negatively impacted.

The Trust’s covered call strategy may be impacted by changes in the value of the underlying IBIT shares or ETP Indices, limitations in the Trust’s ability to write or close options, risk related to trading the options, and the risk that the Clearing Agent could default on its obligations.

The Trust seeks to reflect generally the performance of the price of bitcoin while providing premium income by writing (selling) call options primarily on IBIT shares and, from time to time, on ETP Indices. This strategy may be impacted by changes in the value of IBIT shares, ETP Indices, limitations in the Trust’s ability to write or close options, risks related to trading options, and the risk that the

Clearing Agent could default on its obligations. Premiums received may not be sufficient to offset losses from volatility in bitcoin, IBIT shares, or ETP Indices over time.

By writing covered call options on IBIT shares/ETP Indices, where the value of IBIT shares/ETP Indices is increasing, the Trust gives up the opportunity to benefit from increases in the value of IBIT shares/ETP Indices above the exercise price of the written options with respect to IBIT shares/ETP Indices underlying such written options. In such a scenario, Shareholders may not experience the same gains as they would if their entire investment directly tracked the price of bitcoin, IBIT shares, or ETP Indices. However, where the value of IBIT shares/ETP Indices is below the exercise price, the Trust continues to bear the risk of any decline in the value of IBIT shares/ETP Indices, which is closely correlated to the value of bitcoin.

Exchanges may suspend the trading of options (for example, due to volatile markets or if trading in other index-related instruments is halted). If trading is suspended, the Trust may be unable to write options at times that may be desirable for or advantageous to the Trust to do so. In addition, if trading is suspended, the Trust may be unable to purchase an offsetting option for purposes of closing out an existing written option at the originally scheduled time and date. If the Trust is unable to extinguish an IBIT shares option position before exercise, the Trust may be required to deliver then repurchase IBIT shares, which may result in increased transaction costs, over- or under-investment, and potentially the realization of capital gains.

The Trust will generally sell options on a monthly basis and the terms of the option, including the exercise price, will be based in part on the value of the underlying asset at the time it is sold. Therefore, the timing of changes in the price of the IBIT shares underlying the option may affect the Trust’s performance. For example, if the IBIT shares experience a drop in price immediately before the Trust sells the option followed by a quick rebound, the Trust may be unable to fully participate in the rebound of the IBIT share price.

Margin requirements applicable to the Trust’s options may change after the options are entered into and are subject to the discretion of the Trust’s Clearing Agent, the Options Clearing Corporation, and regulatory requirements. If margin requirements increase, the Trust may be unable to satisfy such requirements through the deposit of additional collateral due to constraints of the Trust’s portfolio. As a result, the Trust may be required to close out one or more options positions, potentially on short notice, which could adversely affect the Trust’s performance and its ability to achieve its investment objective.

The Trust’s use of uncovered options on ETP indices may create investment leverage, which could result in losses that significantly exceed the Trust’s original investment.

The use of options exposes the Trust to operational risks, such as documentation and settlement issues, systems failures, inadequate controls and human error.

The Clearing Agent could fail.

In the event of the failure or insolvency of the Clearing Agent, the Trust could be exposed to a risk of loss with respect to its assets that are posted as margin or held by the Clearing Agent as collateral. If such an event were to occur, the Trust would be afforded the protections granted to customers of a broker-dealer and participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable SEC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the insolvent broker-dealer if the customer property held by the broker-dealer is insufficient to satisfy all customer claims. In any case, there can be no assurance that these protections will be effective in allowing the Trust to recover all, or even any, of the amounts it has deposited as margin or collateral.

Insolvency or failure of the Clearing Agent can be caused by, among other things, the default of one of the Clearing Agent’s customers.

When a clearing agent becomes insolvent or fails, the exchange’s clearing house is permitted to use the entire amount of margin posted by the customers of the clearing agent) to cover the amounts owed by the failed Clearing Agent. Consequently, if the Clearing Agent fails, the Trust could be unable to recover amounts due to it on its option positions, including assets posted as margin, and could sustain substantial losses, even if the value of IBIT shares increases.

The Clearing Agent is subject to regulations relating to enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for broker-

dealers. There can be no assurance that the implementation of these regulations will prevent losses to, or not materially adversely affect, the Trust or the Shareholders.

A failure of the Clearing Agent to segregate assets or a default of the Clearing Agent, its customers or other market participants may cause losses for the Trust.

The SEC rules and regulations require broker-dealers to segregate all funds received from customers from such broker-dealer’s proprietary assets. If the Clearing Agent fails to segregate customer assets as required, the assets of the Trust might not be fully protected in the event of the Clearing Agent’s distress, impairment or bankruptcy. Furthermore, in the event of the Clearing Agent’s distress, impairment or bankruptcy, the Trust could be delayed in recovering its assets. The Trust also could be limited to recovering its pro-rata share of all available customer funds held by the Clearing Agent, or the Trust may not recover any assets at all, even though certain property specifically traceable to the Trust was held by the Clearing Agent.

The Trust may be negatively impacted by holding IBIT shares.

The Trust will hold IBIT shares, an ETP sponsored by iShares Delaware Trust Sponsor LLC, which also serves as the Sponsor of the Trust. IBIT is not registered as an investment company registered under the Investment Company Act, is not subject to its statutory requirements, and therefore does not offer the same investor protections as a registered investment company. For example, registered investment companies are subject to various custody and safekeeping provisions designed to protect the companies’ assets, mandatory oversight by an independent board, borrowing and leverage limitations, and restrictions on transactions with affiliates. As a result, IBIT may be subject to a greater risk of loss than a company registered under the Investment Company Act.

The value of IBIT shares held by the Trust will fluctuate in response to the performance of IBIT, which is affected by the value of bitcoin and by IBIT’s own operational, liquidity, and structural risks. By holding IBIT shares, the Trust bears its proportionate share of IBIT’s fees and expenses, including sponsor fees, which may result in higher operating expenses and lower performance compared to direct investment in bitcoin or IBIT.

Additionally, regulatory uncertainty in digital asset markets could significantly harm the value of bitcoin or IBIT shares, including through restrictions or prohibitions on the use, trading, or custody of bitcoin.

A trading hours mismatch between bitcoin and IBIT shares may increase assignment risk and tracking risk.

Bitcoin trades on digital asset platforms 24 hours a day, while the Shares trade only during regular U.S. market hours. Significant price movements may occur when U.S. markets are closed, which may result in opening price gaps when markets reopen. These gaps can increase the risk that written options on IBIT shares are exercised unexpectedly (assignment risk), which may require the Trust to deliver IBIT shares or cash at unfavorable prices and disrupt its investment strategy. In addition, because IBIT shares do not trade continuously, their market price may temporarily deviate from the value of bitcoin (tracking risk), which can impair the effectiveness of the Trust’s option strategies and adversely affect performance.

Risk Factors Related to the Trust and the Shares

The Trust may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Trust.

A public health emergency, could adversely affect the economics of many nations and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including bitcoin, decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak.

Future public health emergencies could result in an increase of the costs of the Trust and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the net asset value of the Trust, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Trust’s service providers, including the Sponsor, the Trustee, the Delaware Trustee and the Custodians, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of bitcoin and the price of the Shares.

The Trust relies on the information and technology systems of the Clearing Agent, the Custodians, the Trustee, the Sponsor, the Advisor, the Authorized Participants, the Bitcoin Trading Counterparties, the listing exchange, and the Trust’s other service providers and counterparties (referred to herein as the “Service Providers”), each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity incidents or other disruptions, which in turn could have a material adverse effect on the Trust.

The Trust and the Service Providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Trust assets), interference with the Trust’s ability to calculate its NAV, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders or bitcoin price movements, the inability of the Trust or the Service Providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Trust assets and transactions, Shareholder ownership of the Shares, and other data integral to the functioning of the Trust inaccessible, inaccurate or incomplete. The Trust may incur substantial costs in order to resolve or prevent cyber incidents.

The Sponsor, a consolidated subsidiary of BlackRock, is responsible for the oversight and overall management of the Trust. The Sponsor relies on BlackRock’s enterprise risk management framework for the Trust’s cybersecurity risk management and strategy. Although BlackRock has implemented policies and controls, and takes protective measures involving significant expense, to prevent and address potential data breaches, inadvertent disclosures, increasingly sophisticated cyber-attacks and cyber-related fraud, there can be no assurance that any of these measures proves fully effective. In addition, a successful cyber-attack may persist for an extended period of time before being detected, and it may take a considerable amount of time for an investigation to be completed and the severity and potential impact to be known. Furthermore, the Trust cannot control the cybersecurity plans and systems of its Service Providers. The Trust and its Shareholders could be negatively impacted as a result.

The amount of the Trust’s assets represented by each Share will decline over time as the Trust pays the Sponsor’s Fee and additional expenses born by the Trust, and as a result, the value of the Shares may decrease over time.

The amount of bitcoin represented by each Share will decrease over the life of the Trust due to the sales of bitcoin necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the price of bitcoin sufficient to compensate for that decrease the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Trust’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Trust not in excess of $500,000 per annum. Any legal fees and expenses in excess of the amount required under the Trust Agreement will be the responsibility of the Trust.

Because the Trust does not intend to use premiums received to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, it needs to sell bitcoin and/or IBIT shares to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin and/or IBIT shares held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Sponsor will still need to sell bitcoin and/or IBIT shares to pay the Sponsor’s Fee. The result of these sales is a decrease, over time, in the amount of bitcoin and IBIT shares represented by each Share. New deposits of bitcoin and IBIT shares received in exchange for new Shares issued by the Trust or purchases of bitcoin and IBIT shares utilizing cash proceeds from new Shares issued by the Trust do not reverse this trend.

A decrease in the amount of bitcoin represented by each Share results in a decrease in its price even if the price of bitcoin has not changed. To retain the Share’s original price, the price of bitcoin has to increase. Without that increase, the lesser amount of bitcoin represented by the Share will have a correspondingly lower price. If these increases do not occur or are not sufficient to counter the lesser amount of bitcoin represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, will force the Sponsor to sell larger amounts of bitcoin, and will result in a more rapid decrease of the amount of bitcoin represented by each Share and a corresponding decrease in its value.

The Trust, as an actively managed investment vehicle, is subject to the risk that the Advisor’s investment decisions will not produce desired results.

The Trust is an actively managed investment vehicle rather than passively managed. As such it is subject to the risk that the Advisor’s investment process, techniques, models and/or and risk analyses in making investment decisions for the Trust will not produce the desired results. The securities or other assets selected by the Advisor may result in returns that are inconsistent with the Trust’s investment objective, and the Trust may underperform the market or any relevant benchmark. In addition, legislative, regulatory, or tax developments may affect the investment techniques available to the Advisor in connection with managing such the Trust and may also adversely affect the ability of the Trust to achieve its investment objective.

The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin or its securities.

The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin, it securities, and the third parties the Trust relies on to value its bitcoin and securities holdings. These factors include the following factors:

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unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and redemption of the Shares in exchange for bitcoin or cash, offering of the Shares and storage of bitcoin have been developed specifically for this product;

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the Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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the Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Securities Custodian or Bitcoin Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;

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service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust’s ability to operate; or

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if the Bitcoin network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Bitcoin network may increase the potential for bitcoin to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or Bitcoin Trading Counterparties.

In the event that one or more Authorized Participants or Bitcoin Trading Counterparties withdraw from or cease participation in creation and redemption activity or bitcoin transactions with the Trust for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.

There may be situations where an Authorized Participant is unable to redeem a Basket of Shares. To the extent the value of bitcoin decreases, these delays may result in a decrease in the amount the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.

Although Shares surrendered by Authorized Participants in Basket-size aggregations are redeemable in exchange for the underlying amount of bitcoin or cash proceeds from selling the underlying amount of bitcoin, redemptions may be suspended (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin or IBIT shares is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Bitcoin Custodian, the Cash Custodian, the Trust Administrator, the Bitcoin Trading Counterparties, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event). If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of bitcoin decreases before such Authorized Participant is able again to surrender for redemption Baskets, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

●	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus;

●	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

●

exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Trust has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Trust cannot predict if investors will find an investment in the Trust less attractive if it relies on these exemptions.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although Shares will be listed for trading on NASDAQ, you should not assume that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which, for partial cash, creation, and redemption, may depend on timely transfers of bitcoin and IBIT shares to and by the Authorized Participant or its designated agent or client, the Custodians and the Prime Execution Agent) encounter any unanticipated difficulties due to, for example, the price volatility of bitcoin, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent, the Custodians, the Authorized Participants or the Bitcoin Trading Counterparties, the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Bitcoin network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets (in the case of Authorized Participants) to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin or to engage in bitcoin transactions (in the case of Bitcoin Trading Counterparties or transactions facilitated by the Prime Execution Agent) may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, as further described in “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions,” the Trustee may, and upon the direction of the Sponsor shall, suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Bitcoin network, the processing of transactions on the Bitcoin network may be disrupted, which in turn may prevent Authorized Participants or their designated agent or client, Bitcoin Trading Counterparties (as defined in “Description of the Shares and the Trust Agreement—Issuance of Baskets”) from depositing or withdrawing bitcoin from their accounts at the Prime Execution Agent, or prevent the Prime Execution Agent from facilitating bitcoin transactions through its Coinbase Prime service, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for bitcoin should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of Shares may diverge from the value of bitcoin.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights contained in the Trust Agreement and described under “Description of the Shares and the Trust Agreement.”

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the Investment Company Act, and, as discussed below, the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” for purposes of the Investment Company Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% Test”).

The Sponsor does not believe the Trust is an “investment company,” as such term is defined in Section 3(a)(1)(A) of the Investment Company Act because the Trust will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the Trust will be primarily engaged in the business of providing a simple means of making an investment similar to an investment in bitcoin, evidence of which is shown in the Trust's historical development, its public representations, the activities of the officers and directors of the Sponsor and the nature of the Trust's assets.

The Trust intends that less than 40% of the Trust’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will consist of investment securities and, therefore, the Trust will not meet the definition of an investment company under Section 3(a)(1)(C) of the Investment Company Act. The Trust’s assets will consist of (i) bitcoin, (ii) IBIT shares, and (iii) cash, including premiums associated with written options on IBIT shares. Bitcoin, which will comprise at least 60% of the Trust’s total assets (exclusive of U.S. government securities and cash items), is not a security for purposes of federal securities laws and thus is not an investment security for purposes of the 40% Test. While IBIT shares, in contrast, are considered investment securities under the Investment Company Act. On an ongoing basis, the Trust intends to comply with the 40% Test and limit its holdings of IBIT shares to less than 40% of its total assets (exclusive of U.S. government securities and cash items), with the remainder comprising bitcoin and cash.

In order to ensure that the Trust is not deemed to be an investment company, it may be limited in the assets that it may continue to own and, further, may need to dispose of or acquire certain assets at such times or on such terms as may be less favorable to the Trust than in the absence of such requirement.

While, the Trust intends to conduct its business in a manner that does not subject the Trust to the registration and other requirements of the Investment Company Act, if the Trust is deemed to be an investment company under the Investment Company Act, its activities would be severely restricted, and the Trust would be subject to burdensome compliance requirements and corresponding costs. These additional regulatory burdens and costs could adversely affect the Trust’s ability to successfully execute its investment objectives and may require the Trust to substantially change the manner in which it conducts activities. As a result, if the Trust was required to register as an investment company, the Sponsor may, in accordance with the Trust Agreement, determine, in its sole discretion, to dissolve the Trust.

The Trust will not hold or trade in commodity interests (as currently defined) regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools. However, Congress is currently considering legislation, such as the Digital Asset Market Clarity Act of 2025 (CLARITY Act), which could give the CFTC greater powers to regulate the spot digital asset market. It is possible that, if legislation is passed, it could require the Trust or the Sponsor, or service providers to the Trust, such as the Prime Execution Agent, Authorized Participants, or Bitcoin Trading Counterparties, among others, to register with the CFTC. Such additional regulatory obligations may cause the Trust, the Trustee, the Sponsor, Prime Execution Agent, Authorized Participants or Bitcoin Trading Counterparties to incur extraordinary expenses. If the

Trust, the Trustee, the Sponsor, Prime Execution Agent, Authorized Participants or the Bitcoin Trading Counterparties decided to seek the required licenses, there is no guarantee that they will timely receive them. The Trustee may decide to discontinue and wind up the Trust. A dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders. A Bitcoin Trading Counterparty may also instead decide to terminate its role as a Bitcoin Trading Counterparty of the Trust, which may decrease the liquidity of the Shares.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor and its management team have a limited track record in operating investment vehicles that specifically deal with crypto assets such as the Trust. This limited experience poses several potential risks to the effective management and operation of the Trust. Crypto assets, such as bitcoin, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively.

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. The unique nature of crypto assets makes past performance an unreliable indicator of future success in this area. The crypto asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to crypto asset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a crypto asset-based investment vehicle like the Trust, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

Security threats to the Trust’s account at the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s bitcoin held in the Trust’s account at the Bitcoin Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoin and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Bitcoin Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoin may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including but not limited to, offline storage, or cold storage, multiple encrypted private key “shards”, and other measures, are reasonably designed to safeguard the Trust’s bitcoin. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Bitcoin Custodian’s or Prime Execution Agent’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance (as defined below) at the Prime Execution Agent, are held on an omnibus, rather than segregated basis, which creates greater risk of loss. Even though bitcoin is only moved into the Trading Balance in connection with and to the extent of transfers to an Authorized Participant or its designated agent or client and purchases and sales of bitcoin by the Trust and such bitcoin is swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. This could create greater risk of loss of the Trust’s bitcoin, which could cause Shareholders to suffer losses.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account at the Bitcoin Custodian, the relevant private keys (and therefore bitcoin) or other data or property of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, or the Bitcoin Custodian to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, and the Bitcoin Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account at the Bitcoin Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, resulting in a reduction or destruction in the value of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.

Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Bitcoin blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoin will regularly be made to or from the Trust’s account at the Bitcoin Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Trust’s account at the Bitcoin Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset platform Huobi announced that it had sent approximately 900 bitcoin and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoin. The Trust will also be unable to convert or recover its bitcoin transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

If the agreements with the Custodians, the Prime Execution Agent Agreement, the Authorized Participant Agreements or the Bitcoin Trading Counterparty Agreements are terminated or the Custodians, the Prime Execution Agent, the Authorized Participants or the Bitcoin Trading Counterparties fail to provide services as required, the Trustee may operationalize the Additional Bitcoin Custodian, or may need to find and appoint replacement custodians, an execution agent, authorized participants or bitcoin trading counterparties, which could pose a challenge to the safekeeping of the Trust’s bitcoin, the Trust’s ability to create and redeem Shares and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Bitcoin Custodian, which is Coinbase Custody, and the Prime Execution Agent, Coinbase Inc. to hold bitcoin. Coinbase Custody performs essential functions in terms of safekeeping the Trust’s bitcoin in the Vault Balance, and its affiliate, Coinbase Inc., in its capacity as Prime Execution Agent, facilitates the buying and selling or settlement of bitcoin by the Trust in connection with creations and redemptions, the selling of bitcoin to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to liquidate the Trust’s bitcoin. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, the Prime Execution Agent and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believed these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. The SEC’s complaint against the Relevant Coinbase Entities did not allege that bitcoin is a security nor did it allege that Coinbase Inc’s activities involving bitcoin caused the alleged registration violations, and the Bitcoin Custodian was not named as a defendant. The SEC’s complaint sought a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. On February 27, 2025, the SEC and Coinbase Inc. and Coinbase Global filed a joint stipulation to dismiss the case with prejudice, and the case has been dismissed. Notwithstanding the dismissal of the SEC enforcement action, Coinbase Inc. is currently, and it and the Bitcoin Custodian from time to time may be, subject in the future, to a variety of other litigation. Although the Trust does not presently anticipate such an outcome, there can be no assurance that in the future Coinbase Inc., as the Prime Execution Agent, or Coinbase Custody, as Bitcoin Custodian, will not be required, as a result of a judicial determination, or will not choose, to restrict or curtail the services they offer, or their financial condition and ability to provide services to the Trust will not be negatively affected. If in the future the Prime Execution Agent or the Bitcoin Custodian were to be required or choose to restrict or curtail the services they offer for any reason, whether related to litigation or otherwise, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

Alternatively, the Trustee could decide to replace Coinbase Custody as the Bitcoin Custodian of the Trust’s bitcoin, pursuant to the Bitcoin Custodian Agreement. Similarly, Coinbase Custody or the Prime Execution Agent could terminate services under the Bitcoin Custodian Agreement or the Prime Execution Agent Agreement respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause. A “Termination for Cause” is defined in the Bitcoin Custodian Agreement and Prime Execution Agent Agreement as (i) the Trust materially breaching any provision of the Bitcoin Custodian Agreement and such failure is not cured within 30 calendar days after notice of such breach is provided by Coinbase Inc. to the Trust, or the Trust materially breaching any provision of the Prime Execution Agent Agreement and such breach remains uncured for 10 calendar days following notice; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits. In the event that the Trust transfers maintenance responsibilities of the Trust’s account at the Bitcoin Custodian to another custodian (or transfers the Trust’s bitcoin from the Bitcoin Custodian or the Prime Execution Agent to the Additional Bitcoin Custodian or vice versa), the Trust’s bitcoin would be subject to a risk of loss during the transfer, which, if such risk eventuates, could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Execution Agent, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Execution Agent. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if Coinbase Custody or Coinbase Inc. becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform their obligations under their contractual agreements with the Trust, or abruptly discontinues the services they provide to the Trust for any reason, the Trust’s operations, including its creation and redemption processes, would be adversely affected.

Further, if the Trustee decides to operationalize the Additional Bitcoin Custodian, the Additional Bitcoin Custodian would perform essential functions in terms of safekeeping any of the Trust’s bitcoin that is held with Anchorage. The Anchorage Custodian Agreement provides the Trust with an available alternative bitcoin custodian to safeguard the Trust’s bitcoin; however, if the Trustee does not operationalize the Additional Bitcoin Custodian, or if Anchorage fails to perform the functions of the Anchorage Custodian Agreement once operationalized, the Trust may be unable to operate or create or redeem Baskets, or may suffer losses, which could force the Trust to liquidate or adversely affect the price of the Shares. Anchorage could terminate services under the Anchorage Custodian Agreement upon providing the applicable notice to the Trust for any reason, or immediately for Cause. A “Termination for Cause” is defined in the Anchorage Custodian Agreement as: (i) the Trust materially breaches any provision of the Additional Bitcoin Custodian Agreement, and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by Anchorage to the Trust; or (ii) the Trust becomes bankrupt or insolvent. If Anchorage were to terminate services under the Anchorage Custodian Agreement, the Trustee may need to find and appoint a replacement bitcoin custodian.

The Trustee may not be able to find a party willing to serve as the custodian of the Trust’s bitcoin or as the Trust’s prime execution agent under the same terms as the current Custodian Agreement or Prime Execution Agent Agreement or at all. To the extent that Trustee is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Trustee may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified custodian agreement or prime execution agreement that is less favorable for the Trust or Trustee, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

Similarly, if an Authorized Participant or a Bitcoin Trading Counterparty suffers insolvency, business failure or interruption, default, failure to perform, security breach, or in certain circumstances a force majeure event or if an Authorized Participant or a Bitcoin Trading Counterparty, as applicable, chooses not to participate in the creation and redemption process of the Trust, and the Trust is unable to engage replacement Authorized Participants or Bitcoin Trading Counterparties or access alternative services on commercially acceptable terms or at all, then the creation and redemption process of the Trust, the arbitrage mechanism used to keep the Shares in line with the NAV and the Trust’s operations generally could be negatively affected.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, the Delaware Trustee, the Sponsor, the Trust Administrator, the Clearing Agent, the Securities Custodian, the Cash Custodian, the Prime Execution Agent, the Bitcoin Custodian and, if operationalized, the Additional Bitcoin Custodian, expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s bitcoin.

Coinbase Global has informed the Sponsor that it maintains an institutional insurance program, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Bitcoin Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase Insureds’ customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Trust. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. None of Coinbase Inc., Coinbase Custody, or Coinbase Global is an FDIC or SIPC member institution.

Furthermore, under the Bitcoin Custodian Agreement, the Bitcoin Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the Bitcoin Custodian’s aggregate liability under the Bitcoin Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability, and (B) the value of the affected bitcoin or cash giving rise to the Bitcoin Custodian’s liability; (ii) the Bitcoin Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100,000,000; (iii) in respect of the Bitcoin Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Bitcoin Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Bitcoin Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Bitcoin Custodian is not liable, even if the Bitcoin Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Bitcoin Custodian is not liable under the Bitcoin Custodian Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. In the event of potential losses incurred by the Trust as a result of the Bitcoin Custodian losing control of the Trust’s bitcoin or failing to properly execute instructions on behalf of the Trust, the Bitcoin Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Bitcoin Custodian directly caused such losses. Furthermore, the insurance maintained by the Bitcoin Custodian may be insufficient to cover its liabilities to the Trust.

If the Trustee operationalizes the Additional Bitcoin Custodian, the Trust’s holdings at the Additional Bitcoin Custodian would be covered by insurance held by Anchor Labs Inc., the parent company of the Additional Bitcoin Custodian (“Anchor Labs”). Anchor Labs maintains crime insurance coverage for a minimum limit of $100,000,000, which is intended to cover the loss of Trust assets held by the Additional Bitcoin Custodian, including from dishonest or fraudulent acts committed by Anchor Labs and all of its subsidiaries, including the Additional Bitcoin Custodian (collectively Anchor Labs and its subsidiaries are referred to as the “Anchor Labs Insureds”) employees, its agents and subcontractors; forgery and alteration; computer crime; wire transfer coverage; physical damage or theft of private key data; social engineering coverage; and security breaches or hacking. The insurance maintained by Anchor Labs may be shared among Anchor Labs Insureds’ other customers, is not necessarily exclusive to the Trust or to customers holding bitcoin with the Additional Bitcoin Custodian and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Anchor Labs Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by Anchor Labs may be substantially lower than the assets of the Trust. While the Additional Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Additional Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance program does not cover, insure or guarantee the performance of the Trust. The Additional Bitcoin Custodian is neither FDIC-insured nor SIPC-insured.

With respect to the Anchorage Custodian Agreement, other than with respect to claims and losses arising from: (i) fraud or willful misconduct of the Additional Bitcoin Custodian and (ii) the Anchorage Mutually Capped Liabilities (defined below), in no event will the Additional Bitcoin Custodian’s liability exceed the value of the cash or affected bitcoin giving rise to such liability. With respect to Anchorage Mutually Capped Liabilities, other than with respect to claims and losses arising from fraud or willful misconduct of the Additional Bitcoin Custodian, in no event will the Additional Bitcoin Custodian’s liability exceed the greater of $5 million and the aggregate amount of fees paid by client to the Additional Bitcoin Custodian in the 12-month period prior to the event giving rise to such liability. “Anchorage Mutually Capped Liabilities” means (i) claims and losses arising from a party’s breach of its confidentiality obligations under the Anchorage Custodian Agreement, (ii) a party’s indemnity obligations under the Anchorage Custodian Agreement (except with respect to the full amount of any Trust bitcoin lost, which shall not constitute an Anchorage Mutually Capped Liability), and (iii) claims and losses arising from the violation, misappropriation, or infringement by a party of any third-party intellectual and/or industrial property rights, including patent rights, copyrights, moral rights, trademarks, trade names, service marks, trade secrets, rights in inventions (including applications for, and registrations, extensions, renewals, and re-issuances of the foregoing).

With respect to claims and losses related to a withdrawal or transfer of bitcoin, if the Trust has operationalized Anchorage, the value of such digital assets shall be determined by reference to the benchmark valuation on the date delivery of such bitcoin in connection with such withdrawal or transfer is due in accordance with the terms of the Anchorage Custodian Agreement. In respect of any incidental, indirect, special, punitive, consequential or similar losses, the Additional Bitcoin Custodian is not liable, even if the Additional Bitcoin Custodian has been advised of or knew or should have known of the possibility thereof. The Additional Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Additional Bitcoin Custodian.

Similarly, under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected bitcoin giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Execution Agent is not liable under the Prime Execution Agent Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. These and the other limitations on the Prime Execution Agent’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Execution Agent directly caused such losses. Both the Trust and the Prime Execution Agent and its affiliates (including the Bitcoin Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Vault Balance), given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in insolvency of these types of entities in the digital asset industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the estate of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Vault Balance), and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Bitcoin Custodian Agreement contains an agreement by the parties to treat the bitcoin credited to the Trust’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Bitcoin Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Bitcoin Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Bitcoin Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements, courts have not yet considered this type of treatment for custodied digital assets, and it is not possible to predict with certainty how they would consistently rule in such a scenario. If the Bitcoin Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Bitcoin Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Execution Agent Agreement, there is a risk that the Trading Balance, in which the Trust’s bitcoin and cash is held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets or could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agent Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The Prime Execution Agent is not required to hold any of the bitcoin or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected

Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares. There are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian or Prime Execution Agent, absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian or Prime Execution Agent, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates (including, among others, BlackRock), nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Bitcoin Custodian and Prime Execution Agent. The Prime Execution Agent Agreement and the Bitcoin Custodian Agreement provide that neither the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agent Agreement or Bitcoin Custodian Agreement, or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling bitcoin that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of bitcoin in connection with cash creations and redemptions and sales of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow bitcoin or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). There is a maximum amount of Trade Credit that the Trade Financing Agreement permits to be outstanding at any one time (such amount determined by the Trade Credit Lender based, in part, on its credit due diligence), and the Trade Credit Lender may only extend Trade Credits to the Trust to the extent such bitcoin or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of bitcoin related to cash creations and redemptions or the selling of bitcoin related to paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, (2) Trust assets may be held in the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Bitcoin Index price used to determine the net asset value of the Trust. To the extent that the execution price for purchases and sales of bitcoin related to creations and redemptions and sales of bitcoin in connection with paying the Sponsor’s Fee and any other Trust expenses deviate significantly from the Bitcoin Index price used to determine the net asset value of the Trust, the Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market. If Trade Credits are unavailable to the Trust, the Trust must pre-fund its Trading Balance with cash and/or bitcoin in order to sell bitcoin through the Prime Execution Agent. Moreover, this risk factor relating to the unavailability or exhaustion of the Trade Credits should be interpreted as a heightened risk when choosing cash creations and redemptions rather than contemplated in-kind creations and redemptions.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a Business Day, on the next Business Day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Vault Balance established pursuant to the Prime Execution Agent Agreement and Bitcoin Custodian Agreement, in order to secure the repayment by the Trust of the Trade Credits and the financing fees to the Trade Credit Lender. Upon a “Termination for Cause”, as defined in the Prime Execution Agent Agreement, which includes a failure by the Trust to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Trust in the form of Trade Credits, the Bitcoin Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust’s Vault Balance and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets or could cause losses to the Trust.

The Prime Execution Agent facilitates the buying and selling or settlement of bitcoin by the Trust in connection with cash creations and redemptions between the Trust and the Authorized Participants, and the sale of bitcoin to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to effect the liquidation of the Trust’s bitcoin. The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of bitcoin will be held in an omnibus account in the Prime Execution Agent’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Execution Agent has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash, in the Trust’s Trading Balance associated with the Trust’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. Although the Prime Execution Agent has made certain representations to the Sponsor regarding the Prime Execution Agent’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Execution Agent maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agent Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agent Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold bitcoin with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Execution Agent has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agent Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s bitcoin that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agent Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer bitcoin, including bitcoin associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

The Trust may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to Shareholders.

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of bitcoin at such time is lower than the Bitcoin Index was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoin are sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Trust Agreement gives almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the Shareholder must make a demand upon the Trustee to bring the subject action unless an effort to cause the Trustee to bring such an action is not likely to succeed; and a demand on the Trustee shall only be deemed not likely to succeed and therefore excused if the Trustee has a personal financial interest in the transaction at issue, and the Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Trustee receives remuneration for its service as the Trustee or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustee must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustee determines not to bring such action.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The non-exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust

Agreement. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

The Sponsor is solely responsible for determining the value of the net asset value of the Trust and NAV, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. The Trust Administrator determines the net asset value of the Trust and NAV as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time. The Trust Administrator’s determination is made utilizing data from the operations of the Trust and the Bitcoin Index, calculated at 4:00 p.m. ET, on such day. If the Trustee determines in good faith that the Bitcoin Index does not reflect an accurate bitcoin price, then the Trustee will instruct the Trust Administrator to employ an alternative method to determine the fair value of the Trust’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion. The Trust Administrator may calculate the Bitcoin Index in a manner that ultimately inaccurately reflects the price of bitcoin. To the extent that the net asset value of the Trust, NAV, the Bitcoin Index, or the Trustee’s, the Trust Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Trust Administrator nor the Trustee may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Bitcoin Index or other valuation method used to calculate the net asset value of the Trust. Any such change in the Bitcoin Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

To the extent the methodology used to calculate the Bitcoin Index is deemed not to be consistent with GAAP, the Trust’s periodic financial statements may not utilize the Trust’s net asset value or NAV. The Trust’s periodic financial statements will be prepared in accordance with GAAP, including the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures,” and utilize an exchange-traded price from the Trust’s principal market for bitcoin as of 11:59 p.m. ET on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements. To the extent that such valuation sources and policies used to prepare the Trust’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected, and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Trust’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Trust, with the exception of those described in “Business of the Trust—Trust Expenses.” Expenses incurred by the Trust but not assumed by the Sponsor, such as, among others, taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders; or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Trust. The Sponsor will cause the Trust to either (i) sell bitcoin and/or IBIT shares held by the Trust or (ii) deliver bitcoin in‑kind to the Sponsor to pay Trust expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Trust may be required to sell or otherwise dispose of bitcoin and/or IBIT shares at a time when the trading prices for those assets are depressed.

The sale or other disposition of assets of the Trust in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

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While the Trust is actively managed, no attempt will be made to protect against or to take advantage of fluctuations in the prices of bitcoin through the purchase and sale of bitcoin. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s bitcoin may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.

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Because the Trust does not intend to use premiums received to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, every time that the Trust pays expenses, it will deliver bitcoin to the Sponsor or sell bitcoin and/or IBIT shares. Any sales of the Trust’s assets in connection with the payment of expenses will decrease the amount of the Trust’s assets represented by each Share each time its assets are sold or transferred to the Sponsor.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Advisor, the Delaware Trustee, the Trust Administrator, the Bitcoin Custodian, the Securities Custodian or the Cash Custodian under the Trust Documents.

Under the Trust Agreement and the Trust agreements with its service providers (“Trust Documents”) each of the Sponsor, the Trustee, the Advisor, the Delaware Trustee, the Trust Administrator and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without, depending on the applicable Trust Document, gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Delaware Trustee, the Trust Administrator, or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the digital asset holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoin. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its bitcoin. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

The Shares may trade at a price that is at, above or below the Trust’s NAV as a result of the non-current trading hours between NASDAQ and the digital asset market.

The Trust’s NAV will fluctuate with changes in the market value of bitcoin and its securities, and the Sponsor expects the trading price of the Shares to fluctuate in accordance with changes in the Trust’s NAV, as well as market supply and demand. However, the Shares may trade on NASDAQ at a price that is at, above or below the Trust’s NAV for a variety of reasons. For example, NASDAQ is open for trading in the Shares for a limited period each day, but the digital asset market is a 24-hour marketplace. During periods when NASDAQ is closed but constituent trading platforms are open, significant changes in the price of bitcoin on the digital asset market could result in a difference in performance between the value of bitcoin as measured by IBIT shares or the Bitcoin Index and the most recent NAV or closing trading price. For example, if the price of bitcoin on the digital asset market, and the value bitcoin as measured by the Bitcoin Index, move significantly in a negative direction after the close of NASDAQ, the trading price of the Shares may “gap” down to the full extent of such negative price shift when NASDAQ reopens. If the price of bitcoin on the digital asset market drops significantly during hours NASDAQ is closed, shareholders may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a negative market. Even during periods when NASDAQ is open, large constituent trading platforms (or a substantial number of smaller constituent trading platforms) may be lightly traded or closed for any number of reasons, which could increase trading spreads and widen any premium or discount on the Shares.

The Trust is not obligated to pay periodic distributions or dividends to Shareholders.

Premiums or other income received with respect to the Trust’s assets may be used to acquire additional securities or, in the sole discretion of the Sponsor, distributed to the Shareholders. The Sponsor will determine whether premiums or other income received will be used to acquire additional assets or distributed to Shareholders based on facts and circumstances, which may include but are not limited to, the amount of premium collected and the moneyness of the options available at the time of any contemplated distribution. The Sponsor may consider such facts and circumstances in its discretion. The Trust is not obligated, however, to make any distributions to Shareholders at any time prior to the dissolution of the Trust and will not make any distributions to Shareholders upon dissolution of the Trust unless there are assets remaining following dissolution.

Risk Factors Related to the Regulation of the Trust and the Shares

Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin, IBIT shares, or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoin, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, Office of the Comptroller of the Currency (the “OCC”), CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the DOJ, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service (“IRS”), state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset platforms, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital asset industry, may amplify and/or accelerate these trends.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including bitcoin and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. We cannot predict how these and other related events will affect us or the crypto asset business.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the CFTC, SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible virtual currency (“CVC”) to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset platform, for similar violations. The requirement that exchangers that do business in the United States register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses, including addresses on the Bitcoin network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, then U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin network were to adopt any of these privacy-enhancing features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In May 2022, OFAC banned all U.S. persons from using Blender.io, a digital asset mixing application that operates on the Bitcoin blockchain to obfuscate the origin, destination and counterparties of blockchain transactions, by adding certain digital asset wallet addresses associated with Blender.io to its Specially Designated Nationals list. Blender.io receives a variety of transactions and mixes them together before transmitting them to their ultimate destinations. On March 23, 2022, Lazarus Group, a state-sponsored cyber hacking group associated with North Korea, carried out a major virtual currency heist from a blockchain project linked to the online game Axie Infinity; Blender.io was used in processing some of the illicit proceeds. The US Treasury Department’s press release announcing the sanctions on Blender.io observed that, while most virtual currency activity is licit, virtual currency can be used for illicit activity, including sanctions evasion, through mixers, peer-to-peer exchangers, darknet markets, and exchanges. This includes the facilitation of heists, ransomware schemes, and other cybercrimes. On October 19, 2023, FinCEN published proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in CVC transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Bitcoin blockchain were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many digital asset platforms, or the Trust’s service providers, such as the Prime Execution Agent or the Cash Custodian – to reduce support for or cease offering services for bitcoin or to the Trust, which could impair the utility of bitcoin, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations.

A determination that bitcoin or any other digital asset is a “security” may adversely affect the value of bitcoin and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non‑binding, statements made in the past by senior officials at the SEC and endorsed by its previous Chairman in a letter to a member of Congress appeared to indicate that the SEC did not consider bitcoin to be a security, at least currently, and the staff has provided informal assurances to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the promoters of several other digital assets on the basis that the digital assets in question are securities.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

On March 17, 2026, the SEC issued an interpretive release (the “Interpretive Release”) regarding the application of the federal securities laws to certain types of digital assets and certain transactions involving digital assets. In the Interpretive Release, the SEC stated that, based on its current understanding of the digital asset markets, bitcoin, among other digital assets, is a digital commodity and not itself a security. Although the Interpretive Release represents the official position of the SEC, it is not itself a statute or binding rule, does not supersede or replace the Howey test, is based on the SEC’s current understanding of the digital asset markets, and may be refined, revised or expanded. In addition, a court, regulator, or future administration could take a different view, and future legislation, rulemaking, enforcement positions, judicial decisions or other developments could result in bitcoin, the Trust, the

Shares or transactions involving bitcoin being treated differently than contemplated by the Interpretive Release. Any such developments could adversely affect the Trust and the value of the Shares.

As part of determining whether bitcoin is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws, and other materials relevant to the status of bitcoin as a security (or not). Finally, the Sponsor discusses the security status of bitcoin with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in determining that bitcoin is not a security in light of the uncertainties inherent in the Howey and Reves tests. However, because of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that bitcoin may in the future be found by the SEC or a federal court to be a security notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may dissolve the Trust if the Sponsor determines bitcoin is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, for so long as the Sponsor believes there to be good faith grounds to conclude that the Trust’s bitcoin is not a security, the Sponsor does not intend to dissolve the Trust on the basis that bitcoin could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that bitcoin is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of Bitcoin, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities.

If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non‑security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. For example, in 2020 the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $100 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. Although the SEC and Ripple reached a settlement in August 2025 to resolve the enforcement action and to dismiss their respective court appeals, which has largely been viewed as positive in the digital assets market, there remains continued uncertainty as to the regulatory framework that will be applied by the SEC and courts to digital assets. Such uncertainty may remain until legislation providing a regulatory framework is adopted. There is currently legislation being proposed considered that addresses this regulatory uncertainty, but it is unclear if the proposed legislation will be passed.

In addition, if bitcoin is determined to be a security, the Trust could be considered an unregistered “investment company” under SEC rules, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. The sponsor of the Grayscale XRP Trust subsequently dissolved this trust and liquidated its assets. If the SEC or a federal court were to determine that bitcoin is a security, it is likely that the value of the Shares would decline significantly, and that the Trust itself may be terminated and, if practical, its assets liquidated.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of bitcoin and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks or the digital asset platform market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Bitcoin network), the digital asset markets (including the bitcoin market), and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict manufacturers’ ability to produce or sell semiconductors or hard drives in connection with bitcoin mining, it would have a material adverse effect on digital asset networks (including the Bitcoin network), the digital asset market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in crypto assets illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In May 2021, the Chinese government announced renewed efforts to restrict crypto asset trading and mining activities. Regulators in the Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in crypto asset mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to crypto asset miners. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of Markets in Crypto-Assets (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA passed the European Parliament in 2023 and will apply from 2024.

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoin. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Furthermore, legal claims have been filed in the United Kingdom by an entity associated with an individual named Craig Wright. The entity alleges that the private keys to bitcoin purportedly worth several billion dollars were rendered inaccessible to it in a hack, and advances a series of novel legal theories in support of its request that the court compel certain core developers associated with the Bitcoin network to either somehow transfer the bitcoin out of the bitcoin address to which the entity no longer can access the private keys to a new bitcoin address that it currently does control, or alternatively amend the source code to the Bitcoin network itself to restore its access to the stranded bitcoin. In 2022, the High Court dismissed the claims, finding that the entity had not established a serious issue to be tried. However, in February 2023, the Court of Appeals unanimously overruled the High Court’s decision, holding that there was a serious issue to be tried. If a court decides to grant the relief requested, it is possible that wide-ranging and fundamental changes to the source code, operations, and governance of, and basic principles underlying, the Bitcoin network might be required, and a loss of public confidence in the Bitcoin network could result. Alternatively, bitcoin could face obstacles to use or in the United Kingdom, which could reduce adoption. Courts in other jurisdictions could take similar positions. These or other possible outcomes could lead to a decrease in the value of bitcoin, which could negatively impact the value of the Shares.

If regulators or public utilities take actions that restrict or otherwise impact mining activities, there may be a significant decline in such activities, which could adversely affect the Bitcoin network and the value of the Shares.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of March 31, 2026, approximately 905 million tera hashes were performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. See “—If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the relevant blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.” If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin network, and consequently adversely impact the value of the Shares.

If regulators subject the Trust, the Trustee, the Sponsor, Authorized Participants or Bitcoin Trading Counterparties to regulation as a money services business or money transmitter, this could result in extraordinary expenses to the Trust, the Trustee, the Sponsor or the Bitcoin Trading Counterparties and also result in decreased liquidity for the Shares.

To the extent that the activities of the Trust, the Trustee, the Sponsor, Authorized Participants or Bitcoin Trading Counterparties cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Trust, the Trustee, the Sponsor, Authorized Participants or the Bitcoin Trading Counterparties may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Trust, the Trustee, the Sponsor, Authorized Participants or Bitcoin Trading Counterparties may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation.

Such additional regulatory obligations may cause the Trust, the Trustee, the Sponsor, Authorized Participants or Bitcoin Trading Counterparties to incur extraordinary expenses. If the Trust, the Trustee, the Sponsor, Authorized Participants or Bitcoin Trading Counterparties decided to seek the required licenses, there is no guarantee that they will timely receive them. The Trustee may decide to discontinue and wind up the Trust. A dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders. A Bitcoin Trading Counterparty may also instead decide to terminate its role as a Bitcoin Trading Counterparty of the Trust, which may decrease the liquidity of the Shares.

Additionally, to the extent the Trust, the Trustee, the Sponsor, Authorized Participants or Bitcoin Trading Counterparties are found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust, the Trustee, the Sponsor, Authorized Participants or Bitcoin Trading Counterparties, and have a material adverse effect on the price of the Shares. Although Bitcoin Trading Counterparties represent to the Trust that they have obtained all necessary governmental licenses and approvals and have consulted their own counsel in connection with the activities contemplated by the Bitcoin Trading Counterparty Agreements, if such representations prove inaccurate, such Bitcoin Trading Counterparties may suffer adverse consequences and be unable to perform their obligations or engage in bitcoin transactions with the Trust, or the Trust’s operations could be adversely affected and decreased liquidity for the Shares or losses for Shareholders could result.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Bitcoin blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Bitcoin network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. In May 2022, OFAC banned all U.S. persons from using Blender.io, a digital asset mixing application that operates on the Bitcoin blockchain to obfuscate the origin, destination and counterparties of blockchain transactions, by adding certain digital asset wallet addresses associated with Blender.io to its Specially Designated Nationals list. Blender.io receives a variety of transactions and mixes them together before transmitting them to their ultimate destinations. On March 23, 2022, Lazarus Group, a state-sponsored cyber hacking group associated with North Korea, carried out a major virtual currency heist from a blockchain project linked to the online game Axie Infinity; Blender.io was used in processing some of the illicit proceeds. The US Treasury Department’s press release announcing the sanctions on Blender.io observed that, while most virtual currency activity is licit, virtual currency can be used for illicit activity, including sanctions evasion, through mixers, peer-to-peer exchangers, darknet markets, and exchanges. This includes the facilitation of heists, ransomware schemes, and other cybercrimes. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN’s rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity, and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation. Given that blockchain networks, including the Bitcoin network, is global and anyone can access them, validate transactions or transfer digital assets through them, and the fact that their operators, creators or programmers sometimes remain anonymous, it is not inconceivable that bad actors, such as those subject to sanctions, could seek to do so. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities or a digital asset, or network participant, such as miners or users, were associated with bad actors or illicit activity. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned or similar occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust and affiliates of the indirect parent of the Sponsor (“BlackRock”) have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and or a thorough KYC process, such as the Authorized Participants or their designated agents or clients, Bitcoin Trading Counterparties, Prime Execution Agent and Bitcoin Custodian. The Prime Execution Agent and Bitcoin Custodian must undergo counterparty due diligence by BlackRock. Each Authorized Participant must undergo onboarding by BlackRock prior to placing creation or redemption orders with respect to the Trust. For cash transactions, each Bitcoin Trading Counterparty must undergo onboarding by BlackRock prior to entering into bitcoin transactions with the Trust. Each Bitcoin Trading Counterparty who deposits bitcoin as part of a purchase made by the Trust in connection with a cash creation or receives bitcoin from the Trust as part of a sale made by the Trust in connection with a cash redemption must establish an account – and transfer or receive such bitcoin through such account – at the Prime Execution Agent. When trading through the Prime Execution Agent acting in an agency capacity with third parties through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement, the bitcoin delivered to the Trust is delivered through execution with the Prime Execution Agent. As a result, the Sponsor and the Trust have instituted procedures reasonably designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Participants, as broker-dealers, the Prime Execution Agent, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services, the Bitcoin Custodian, as a limited purpose trust company subject to New York Banking Law, and the Additional Bitcoin Custodian, as a national trust bank chartered by the OCC, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants and trade with Bitcoin Trading Counterparties who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. In addition, with respect to all bitcoin delivered by Bitcoin Trading Counterparties in a cash creation, such Bitcoin Trading Counterparties must represent to the Trust that they will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom such party obtains bitcoin being transferred and (ii) that such bitcoin being transferred by such party to the Trust were not derived from, or associated with, unlawful or criminal activity. The Trust will not hold any bitcoin except those that have been delivered by Bitcoin Trading Counterparties or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests. Moreover, the Prime Execution Agent has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts opened at the Prime Execution Agent, including any opened by the Trust’s counterparties for purposes of facilitating bitcoin deposits to, and withdrawals from, the Trust’s Trading Balance, as required by law.

The Prime Execution Agent, the Bitcoin Custodian and the Bitcoin Trading Counterparties have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, every Bitcoin Trading Counterparty must establish an account at the Prime Execution Agent through which the Bitcoin Trading Counterparty transfers bitcoin to the Trust during a purchase order or receives bitcoin from the Trust in connection with a redemption order. The Prime Execution Agent performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Prime Execution Agent’s blockchain analytics screening program, any bitcoin that is delivered to the Trust’s account will undergo screening designed to assess whether the origins of that bitcoin are illicit.

The Prime Execution Agent Agreement provides, among others, that if the Prime Execution Agent conducts blockchain analytics screening on a bitcoin transaction deposited by an Authorized Participant and such screening results in the bitcoin transaction being suspected or determined to be in violation of certain applicable sanctions laws, the Prime Execution Agent and its affiliates, including the Bitcoin Custodian, will (a) block or reject the deposit of such bitcoin into a customer account of the Trust’s counterparties, where required by applicable sanctions laws, and (b) agree to promptly inform the Trust if any fund movement between a customer account of the Trust’s counterparties at the Prime Execution Agent and the Trust’s account(s) involves such bitcoin, so long as permitted by applicable law.

However, there is no guarantee that such procedures will always prove to be effective or that the Prime Execution Agent and its affiliates will always perform their obligations. Such screening may also result in the bitcoin identified by such screening being blocked or frozen by the Prime Execution Agent and thus made unavailable to the Trust. Moreover, the Prime Execution Agent Agreement and Bitcoin Custodian Agreement require the Trust to attest that it has performed its own due diligence on the Authorized Participants it has contracted with to source bitcoin from and has confirmed that the Authorized Participants and Bitcoin Trading Counterparties, as applicable, have implemented policies, procedures and controls designed to comply with applicable anti-money laundering and applicable sanctions laws. Although the Trust arranges for such diligence to be performed, including by the Trust’s service providers, including the Sponsor or the Trustee or their affiliates, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. Bitcoin Trading Counterparties represent to the Trust that they conduct due diligence on their own counterparties from whom they source the bitcoin they deposit with the Trust in creation baskets, and that they have formed a reasonable belief that such bitcoin being transferred by the Bitcoin Trading Counterparty to the Trust were not derived from, or associated with, unlawful or criminal activity. However, there is the risk that Bitcoin Trading Counterparties may not conduct sufficient due diligence processes on the sources of their bitcoin or that their representations to the Trust may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or Bitcoin Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence prove to be ineffective, violations of such laws could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the Bitcoin Custodian, under the Prime Execution Agent Agreement and Bitcoin Custodian Agreement, or the Trust’s other service providers and counterparties. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

Regulatory changes or interpretations could obligate the Trust, the Trustee, the Advisor or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which bitcoin are treated. In particular, although the Interpretive Release classified bitcoin as a digital commodity and not a security under U.S. federal securities laws, bitcoin may nonetheless in the future be classified by the CFTC as a “commodity interest” under the CEA, or a court or a future SEC administration could conclude that bitcoin is a “security” under U.S. federal securities laws notwithstanding the Interpretive Release. The Sponsor, the Trustee and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Trustee decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust, the Trustee and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor or the Trustee may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association (“NFA”) and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor or the Trustee determines not to comply with such additional regulatory and registration requirements, the Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust, the Trustee and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor or the Trustee may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non‑recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor or the Trustee determines not to comply with such additional regulatory and registration requirements, the Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

Risk Factors Related to Taxes

Please refer to “U.S. Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

Your tax liability could exceed cash distributions on your Shares.

You will be required to pay U.S. federal income taxes on your allocable share of the Trust’s income, without regard to the receipt of cash distributions on the Shares. There is no obligation to make distributions on the Shares. Accordingly, you may not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.

The Internal Revenue Service, or “IRS,” could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.

The U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. In addition, the Trust will report tax information to you on IRS Schedule K-1 with respect to the Shares. The Trustee shall deliver or cause to be delivered to each Shareholder an IRS Schedule K-1 as soon as practicable following each fiscal year but generally not later than March 15. Reporting on IRS Schedule K-1 may be somewhat more complex than comparable reporting on IRS Form 1099. Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and the other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Investors in the Shares should consult their tax advisors in determining how to use the information reported on IRS Schedule K-1 to complete their income tax returns. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” or the Treasury regulations promulgated thereunder and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.

The treatment of the Trust for U.S. federal income tax purposes is uncertain. If the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the Shareholders, the Trust would be required to pay tax at corporate rates on its net income, and distributions by the Trust to its Shareholders would be taxable dividends to the extent of its earnings and profits.

It is expected that the Trust will operate and be classified as a partnership for U.S. federal income tax purposes. So long as the Trust qualifies as a partnership, it will be able to pass through its income, including the Trust’s federally tax-exempt income, if any, and deductions to the Shareholders. The Trust’s qualification as a partnership for U.S. federal income tax purposes involves the application of numerous technical provisions under which there is a lack of direct authority. In general, if a partnership is “publicly traded,” as defined in the Code, it will be treated as a corporation for U.S. federal income tax purposes. It is expected that the Trust will be treated as a publicly traded partnership. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and the partnership is not required to register under the Investment Company Act. This exception is referred to as the “qualifying income exception.” In general, for any partnership a principal activity of which is the buying and selling of commodities, or options with respect to commodities, qualifying income includes income from such commodities transactions.

The Trust may take certain positions with respect to the tax characterization of bitcoin, Incidental Rights, its receipt of IR Digital Assets, and its investment activities. If the IRS were to disagree with, and successfully challenge any of these positions, the Trust might not qualify as a partnership.

The Trust would also fail to qualify as a partnership if less than 90% of the Trust’s gross income for any tax year constitutes qualifying income, for any reason, other than a failure that is determined to be inadvertent and that is cured within a reasonable time after discovery, or if the Trust is required to register under the Investment Company Act. If the Trust were to fail to qualify as a partnership, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on its net income. Distributions by the Trust to its Shareholders would constitute dividend income taxable to such holders to the extent of the Trust’s earnings and profits and the payment of these distributions would not be deductible by the Trust. These consequences could have a material adverse effect on the Trust, its Shareholders and the value of the Shares.

If the IRS makes audit adjustments to the Trust’s income tax returns, it may collect any resulting taxes (including any applicable penalties and interest) directly from the Trust, in which case the cash available for the distribution to the Trust’s Shareholders might be substantially reduced.

If the IRS makes audit adjustments to the Trust’s U.S. federal income tax returns, it may collect any resulting taxes (including any applicable penalties and interest) directly from the Trust. The Trust may have the ability to shift any such tax liability to the Sponsor and the Trust’s Shareholders in accordance with their interests in the Trust during the year under audit, but there can be no assurance that it will be able to do so, in which case the current Shareholders would economically bear the burden of the tax even if they were not Shareholders during the year under audit (or if they had a different percentage interest in the Trust in that year). If the Trust is required to make payments of taxes, penalties and interest resulting from audit adjustments, the cash available for distribution to the Trust’s Shareholders might be substantially reduced. Investors in the Shares are urged to consult their tax advisors regarding these rules and their potential impact.

The treatment of digital assets for U.S. federal income tax purposes is uncertain.

Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets such as bitcoin are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust will hold certain types of digital assets that are not within the scope of the Notice.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital assets for U.S. federal income tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital assets, including on the price of bitcoin in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital assets in general.

Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital assets, such as bitcoin, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital assets, including on the price of bitcoin in digital asset platforms, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. Moreover, certain future developments (including the potential issuance of IRS guidance that is contrary or otherwise adverse to the position taken by the Trust regarding the U.S. federal income characterization of bitcoin) could render it impossible, or impracticable, for the Trust to continue to be treated as a publicly traded partnership for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital assets for fiat currency), and states that have issued guidance on their tax treatment of digital currencies could update or change their tax treatment of digital currencies (or other digital assets). It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally.

The treatment of digital currencies for tax purposes by non‑U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non‑U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for bitcoin in such jurisdiction.

Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital assets, including on the price of bitcoin in digital asset platforms. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A tax-exempt organization may recognize “unrelated business taxable income” a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a tax-exempt organization would constitute “unrelated business taxable income” (“UBTI”). Tax-exempt organizations should consult their tax advisers regarding whether they may recognize UBTI as a consequence of an investment in Shares.

Shareholders that are not U.S. persons could be subject to U.S. federal income tax, including a 10% withholding tax, on the disposition of their Shares.

It is expected that the Trust will be treated as a publicly traded partnership for U.S. federal income tax purposes, and investors are expected to be taxed as partners in a partnership. Although the Trust intends to conduct its activities in a manner that avoids the conduct of a U.S. trade or business, if the IRS were to determine that the Trust is engaged in a U.S. trade or business for U.S. federal income tax purposes, any gain recognized by a foreign transferor on the sale, exchange or other disposition of Shares would generally be treated as “effectively connected” with such trade or business to the extent it does not exceed the effectively connected gain that would be allocable to the transferor if the Trust sold all of its assets at their fair market value as of the date of the transferor’s disposition. Any such gain that is treated as effectively connected will generally be subject to U.S. federal income tax.

In addition, the applicable withholding agent generally would be required to deduct and withhold a tax equal to 10% of the amount realized by the transferor on the disposition, unless an exception to withholding applies. The amount withheld would generally exceed 10% of the amount of cash received by the transferor in the disposition because the amount realized includes an allocable portion of the Trust’s liabilities. An exception to this withholding requirement applies if the transferor provides an affidavit stating the transferor’s taxpayer identification number and that the transferor is not a foreign person. Another exception to this withholding requirement applies if the Trust properly certifies via public notice that it was not engaged in a trade or business within the United States at any time during the Trust’s taxable year through the date designated on the public notice. The Trust intends to post a quarterly notice to the Trust’s website confirming that it has not engaged in a U.S. trade or business. This notice is intended to allow non-U.S. Shareholders to indicate that the amount realized on the transfer of their Shares should not be subject to this withholding tax. If the transferee fails to properly withhold such tax when required to do so, the Trust would be required to deduct and withhold from distributions to the transferee a tax in an amount equal to the amount the transferee failed to withhold, plus interest.

Investors in the Shares are urged to consult their tax advisors regarding these rules and their potential impact.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●

the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Trust has agreed to indemnify the Sponsor, the Delaware Trustee, the Trustee and their respective affiliates pursuant to the Trust Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●

the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●

affiliates of the Sponsor may start to have substantial direct investments in bitcoin, stablecoins (such as USDC), or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Bitcoin Index price and, in turn, the value of the Shares;

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;

●

BlackRock expects to receive compensation from an affiliate of the Bitcoin Custodian for BlackRock’s technology support of such affiliate’s enhanced integration with the Aladdin Platform, and a portion of such compensation may be based on the use of such affiliate’s products and services by Aladdin clients;

●	the Sponsor may appoint an agent to act on behalf of the Shareholders, which may be the Sponsor or an affiliate of the Sponsor; and

●

The Trust will hold IBIT shares. The Sponsor and Trustee of the Trust also serve as the sponsor and trustee of IBIT, which, as a result, may cause the Sponsor and Trustee to face potential conflicts of interest.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

Investment vehicles advised or managed by affiliates of the Sponsor hold a minority interest in Coinbase Global, the parent of Coinbase Inc., which serves as the Trust’s Prime Execution Agent and operates one of the digital asset platforms included in the Bitcoin Index price and is the parent of the Bitcoin Custodian.

Investment vehicles advised or managed by affiliates of the Sponsor own shares in many public companies listed in the United States, including Coinbase Global, the parent of Coinbase Inc. which operates the Coinbase platform and serves as the Trust’s Prime Execution Agent. The Trust values its digital assets by reference to the Bitcoin Index price. Coinbase is one of the digital asset platforms included in the Bitcoin Index. The Sponsor values its digital assets by reference to the Bitcoin Index price. Coinbase is one of the digital asset platforms included in the Bitcoin Index.

Although neither the Sponsor nor any affiliates of the Sponsor nor any investment vehicles managed or advised by any of them exercise control over Coinbase, it is possible that positions of investment vehicles managed by affiliates of the Sponsor in Coinbase may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor Coinbase’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by Coinbase as Prime Execution Agent. Similarly, investors could have concerns that the Sponsor or affiliates of the Sponsor could influence market data provided by Coinbase in a way that benefits the Sponsor, for example by artificially inflating the values of bitcoin in order to increase the Sponsor’s fees. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Coinbase Global is the parent company of the Bitcoin Custodian. The Bitcoin Custodian serves as a fiduciary and custodian on the Trust’s behalf, and is responsible for safeguarding digital assets held by the Trust, and holding the private keys that provide access to the Trust’s digital wallets and vaults. The positions of investment vehicles managed by affiliates of the Sponsor in the parent company of the Bitcoin Custodian may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor the Bitcoin Custodian’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by the Bitcoin Custodian. Similarly, it is possible that investors could have concerns that the interests owned by investment vehicles managed by affiliates of the Sponsor in Coinbase could cause it to refrain from taking actions that are in the best interests of the Trust but that could harm the Bitcoin Custodian. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its bitcoin.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate.

Although the Bitcoin Custodian is a fiduciary with respect to the Trust’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Trust.

The Bitcoin Custodian has represented that it is a fiduciary under § 100 of the New York Banking Law. Further, the Bitcoin Custodian is a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Trust’s bitcoin in trust on the Trust’s behalf. However, the Bitcoin Custodian may terminate the Bitcoin Custodian Agreement for cause at any time upon providing the applicable notice provided under the Bitcoin Custodian Agreement. If the Bitcoin Custodian resigns, is removed, or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed and/or operationalized, the Sponsor may dissolve the Trust in accordance with the terms of the Trust Agreement.

Coinbase serves as the bitcoin custodian and the prime execution agent for several competing exchange-traded bitcoin products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Prime Execution Agent and the Bitcoin Custodian are both affiliates of Coinbase Global. As of the date of this prospectus, Coinbase Global is the largest publicly traded crypto asset company in the world by market capitalization and is also one of the largest crypto asset custodians in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of crypto asset brokerage and custody services, Coinbase serves as the bitcoin custodian and prime execution agent for several competing exchange-traded bitcoin products, as well as other companies in the digital asset industry, such as digital asset treasury companies. Similarly, the Additional Bitcoin Custodian serves as the custodian for several competing exchange-traded bitcoin products and other companies in the digital asset industry. Therefore, Coinbase and Anchorage have a critical role in supporting the U.S. spot bitcoin exchange-traded product ecosystem and the digital asset industry generally, and their size and market share creates the risk that they may fail to properly resource its operations to adequately support all such products that use their services that could harm the Trust, the Shareholders and the value of the Shares. If the Bitcoin Custodian or Additional Bitcoin Custodian were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

As illustrated by the 2022 Events, many of the players in the digital assets markets are interconnected - for example, certain market participants may be active in both borrowing and lending, or engage in a wide variety of trading relationships and transactions, with respect to many of the same counterparties, or with respect to the same digital assets or blockchain networks - which can heighten the contagion risks if one of them defaults on its obligations to others or a given digital blockchain network or digital asset were to stop functioning properly or lose substantial value, as applicable, leading to correlated failures in a wider market downturn or a disruption or market dislocation affecting that particular blockchain network or that particular digital asset, or losses. It is possible that, in circumstances similar to the 2022 Events, this interconnectedness risk affecting the Bitcoin Custodian, the Additional Bitcoin Custodian, the Prime Execution Agent, Authorized Participants, Bitcoin Trading Counterparties, or other service providers to the Trust could adversely affect the Trust or its Shareholders, for instance by disrupting creation and redemption processes, or (in the case of the Prime Execution Agent or the Bitcoin Custodian or Additional Bitcoin Custodian) resulting in a loss of funds, such as (in the event of a large scale system failure or cybersecurity breach) by exhausting available insurance funds.

The Trust’s Authorized Participants and Bitcoin Trading Counterparties act in similar or identical capacities for several competing exchange-traded bitcoin products which may impact the ability or willingness of one or more Authorized Participants or Bitcoin Trading Counterparties to participate in the creation and redemption process, adversely affect the Trust’s ability to create or redeem Baskets and adversely affect the Trust’s operations and ultimately the value of the Shares.

Many of the Trust’s Authorized Participants and Bitcoin Trading Counterparties, now or in the future, act or may act in the same capacity for several competing exchange-traded bitcoin products. Each Authorized Participant has limited balance sheet capacity, which means that, particularly during times of heightened market trading activity or market volatility or turmoil, Authorized Participants may not be able or willing to submit creation or redemption orders with the Trust or may do so in limited capacities. The inability or unwillingness of Authorized Participants to do so could lead to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Trust’s Authorized Participants to submit creation or redemption orders with the Trust (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences. Similarly, the inability or unwillingness of Bitcoin Trading Counterparties to purchase or sell bitcoin with the Trust could lead to similar consequences.

To the extent that ETPs offering exposure to the spot bitcoin market or other digital assets utilize substantially the same Authorized Participants and Bitcoin Trading Counterparties, the resulting industry concentration may have the effect of magnifying the risks associated with the Authorized Participants and Bitcoin Trading Counterparties, as operational disruptions or adverse developments impacting the Authorized Participants and Bitcoin Trading Counterparties may be experienced on an industry-wide basis, As a result, these industry-wide adverse effects may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same Authorized Participants and Bitcoin Trading Counterparties, and, more generally, ETPs offering exposure to the spot bitcoin market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in ETPs offering exposure to the spot bitcoin market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders and Authorized Participants lack the right under the Bitcoin Custodian Agreement to assert claims directly against the Bitcoin Custodian, which significantly limits their options for recourse.

Neither the Shareholders nor any Authorized Participant have a right under the Bitcoin Custodian Agreement to assert a claim against the Bitcoin Custodian. Claims under the Bitcoin Custodian Agreement may only be asserted by the Trustee on behalf of the Trust.

There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, Trustee, or the BlackRock Affiliates will comply with the Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

While the Sponsor has adopted and implemented the Policies (as defined below) and will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which bitcoin is the referenced asset, there is no way to guarantee that every employee, officer, director, or similar person associated the Sponsor, Trustee, or the BlackRock Affiliates will comply at all times with such Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor. This risk is present in traditional financial markets and is not unique to bitcoin. If such employees or others affiliated with the Trust, Sponsor, Trustee, or Affiliates respectively do engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Trust, Sponsor, Trustee or relevant Affiliate respectively could be the target of civil or criminal fines, penalties, punishments, or other regulatory or other sanctions or lawsuits or could be the target of an investigation, whether directly or indirectly, such as on a failure to diligently supervise theory. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor, the Trustee, the Advisor, and the BlackRock Affiliates may take positions on bitcoin, IBIT shares, IBIT options or index options which are opposite, or ahead of, the positions taken for the Trust, which may have a negative effect on the value of the Shares.

The Sponsor, the Trustee, the Advisor, and the BlackRock Affiliates may participate in transactions related to bitcoin, IBIT shares, IBIT options or index options either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the bitcoin or IBIT shares held by the Trust or the options written by the Trust, and, consequently, on the market value of bitcoin, IBIT shares and the options written by the Trust.

Because these parties may trade bitcoin or IBIT shares for their own accounts or trade IBIT options or index options at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions which are opposite, or ahead of, the positions taken for the Trust, which may have a negative effect on the value of the Shares. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust. See “Conflicts of Interest-Conflicts of Interest Involving Affiliates.”

Risk Factors Related to ERISA

In General.

Notwithstanding the commercially reasonable efforts of the Sponsor, it is possible that the underlying assets of the Trust will be deemed to include “plan assets” for the purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Code. If the assets of the Trust were deemed to be “plan assets,” this could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Trust and (ii) the possibility that certain transactions in which the Trust might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Trust from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Trust could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Trust or as co-fiduciaries for actions taken by or on behalf of the Trust or the Sponsor. There may be other federal, state, local, non-U.S. law or regulation that contains one or more provisions that are substantially similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Trust.

Seed Capital Investor

The Sponsor or one or more of its Affiliates may be a party in interest or a disqualified person with respect to one or more Benefit Plan Investors considering an investment in the Trust. Given the Sponsor’s or an Affiliate’s expected initial ownership interest of 50% or more of the Trust (as described in “Seed Capital Investor”), the Trust would be a party in interest to any Benefit Plan Investor with respect to which the Sponsor or an Affiliate is a party in interest or a disqualified person. Therefore, the purchase by any such Benefit Plan Investor in the Trust would be prohibited under ERISA and/or Section 4975 of the Code absent an exemption. Fiduciaries of Benefit Plan Investors should consider whether a purchase of interests constitutes a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. Available exemptions from the prohibited transaction rules of ERISA and the Code include PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, and Section 408(b)(17) of ERISA (and the corresponding provisions of Section 4975(d)(20) of the Code).

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Trust and of each Plan, and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Trust by such Plan is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets may consist of bitcoin, IBIT shares, and cash. See “Business of the Trust—Trust Expenses.”

Bitcoin deposits are held by the Bitcoin Custodian or Prime Execution Agent on behalf of the Trust until (i) delivered to Authorized Participants or their designated agent or client in connection with an in-kind or partial cash redemption or sold in connection with a cash or partial cash redemption or (ii) sold to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor.

IBIT shares are held with the Securities Custodian or deposited with the Clearing Agent as collateral for the Trust’s covered call options on IBIT shares. These IBIT share deposits are expected to be held in accordance with SEC rules, which generally require the segregation of customers’ funds from those of the broker-dealer. The remainder are retained in the Trust’s accounts until transferred in connection with making collateral deposits, a Basket redemption, liquidation of an options position, or a sale to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor.

Cash deposits are held by the Cash Custodian or Prime Execution Agent on behalf of the Trust until (i) transferred in connection with the purchase of bitcoin or IBIT shares or with the writing of options, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor.

OVERVIEW OF THE BITCOIN INDUSTRY

Introduction

Bitcoin is a digital asset that is created and transmitted through the operations of the peer-to-peer Bitcoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by its user base. The Bitcoin network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Bitcoin blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin platforms that enable trading in bitcoin or in individual end-user-to-end-user transactions under a barter system.

The Bitcoin network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin network protocol through a “mining” process. The value of bitcoin is determined by the supply of and demand for bitcoin on bitcoin platforms or in private end-user-to-end-user transactions.

New bitcoin are created and rewarded to the miners of a block in the Bitcoin blockchain for verifying transactions. The Bitcoin blockchain is a shared database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin network and, when included in a block, recorded in the Bitcoin blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Bitcoin blockchain represents a complete, transparent and unbroken history of all transactions on the Bitcoin network.

History of Bitcoin

The Bitcoin network was initially contemplated in a white paper that also described bitcoin and the operating software to govern the Bitcoin network. The white paper was purportedly authored by Satoshi Nakamoto. However, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoins were created in 2009 after Nakamoto released the Bitcoin network source code (the software and protocol that created and launched the Bitcoin network). The Bitcoin network has been under active development since that time by a loose group of software developers who have come to be known as core developers.

Overview of Bitcoin Network Operations

In order to own, transfer or use bitcoin directly on the Bitcoin network (as opposed to through an intermediary, such as a platform), a person generally must have internet access to connect to the Bitcoin network. Bitcoin transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending bitcoin, a user must notify the Bitcoin network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bitcoin network mining process, which adds “blocks” of data, including recent transaction information, to the Bitcoin blockchain.

Overview of Bitcoin Transfers

Prior to engaging in bitcoin transactions directly on the Bitcoin network, a user generally must first install on its computer or mobile device a Bitcoin network software program that will allow the user to generate a private and public key pair associated with a bitcoin address commonly referred to as a “wallet.” The Bitcoin network software program and the bitcoin address also enable the user to connect to the Bitcoin network and transfer bitcoin to, and receive bitcoin from, other users.

Each Bitcoin network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive bitcoin, the bitcoin recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the bitcoin. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveals their private keys in a transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the bitcoin contained in the associated address. Likewise, bitcoin is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending bitcoin, a user’s Bitcoin network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Bitcoin network software program to the Bitcoin network to allow transaction confirmation.

Some bitcoin transactions are conducted “off-blockchain” and are therefore not recorded in the Bitcoin blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding bitcoin or the reallocation of ownership of certain bitcoin in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital assets platform. In contrast to on-blockchain transactions, which are publicly recorded on the Bitcoin blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-

blockchain transactions are not truly bitcoin transactions in that they do not involve the transfer of transaction data on the Bitcoin network and do not reflect a movement of bitcoin between addresses recorded in the Bitcoin blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin network or recorded in, and validated through, the blockchain mechanism.

Summary of a Bitcoin Transaction

In a bitcoin transaction directly on the Bitcoin network between two parties (as opposed to through an intermediary, such as a platform or a custodian), the following circumstances must initially be in place: (i) the party seeking to send bitcoin must have a Bitcoin network public key, and the Bitcoin network must recognize that public key as having sufficient bitcoin for the transaction; (ii) the receiving party must have a Bitcoin network public key; and (iii) the spending party must have internet access with which to send its spending transaction.

The receiving party must provide the spending party with its public key and allow the Bitcoin blockchain to record the sending of bitcoin to that public key. After the provision of a recipient’s Bitcoin network public key, the spending party must enter the address into its Bitcoin network software program along with the number of bitcoin to be sent. The number of bitcoin to be sent will typically be agreed upon between the two parties based on a set number of bitcoin or an agreed upon conversion of the value of fiat currency to bitcoin. Since every computation on the Bitcoin network requires the payment of bitcoin, including verification and memorialization of bitcoin transfers, there is a transaction fee involved with the transfer, which is based on computation complexity and not on the value of the transfer and is paid by the payor with a fractional number of bitcoin.

After the entry of the Bitcoin network address, the number of bitcoin to be sent and the transaction fees, if any, to be paid, will be transmitted by the spending party. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin network software program, which is transmitted onto the decentralized Bitcoin network, resulting in the distribution of the information among the software programs of users across the Bitcoin network for eventual inclusion in the Bitcoin blockchain.

As discussed in greater detail below in “—Creation of a New Bitcoin,” Bitcoin network miners record transactions when they solve for and add blocks of information to the Bitcoin blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the Bitcoin blockchain to which the new block is being added and (iii) transactions that have occurred but have not yet been added to the Bitcoin blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Bitcoin blockchain, the Bitcoin network software program of both the spending party and the receiving party will show confirmation of the transaction on the Bitcoin blockchain and reflect an adjustment to the bitcoin balance in each party’s Bitcoin network public key, completing the bitcoin transaction. Once a transaction is confirmed on the Bitcoin blockchain, it is irreversible.

Bitcoin Futures Markets

In addition to using bitcoin to engage in transactions as described above, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

For example, a significant quantity of bitcoin futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. The market for CFTC regulated trading of bitcoin derivatives has developed substantially. Through the common membership of NASDAQ the CME Bitcoin Futures market and Coinbase Derivatives, LLC (“Coinbase Derivatives”) in the Intermarket Surveillance Group (“ISG”), NASDAQ may obtain information regarding trading in the Shares and listed bitcoin derivatives from the CME Bitcoin Futures market and Coinbase Derivatives via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Bitcoin Futures market and Coinbase Derivatives allows for the surveillance of bitcoin futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between NASDAQ and the CME Bitcoin Futures market and Coinbase Derivatives regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of NASDAQ’s rules and the applicable federal securities laws and rules. NASDAQ has also implemented surveillance procedures to monitor the trading of the Shares on NASDAQ during all trading sessions and to deter and detect violations of NASDAQ rules and the applicable federal securities laws.

Creation of a New Bitcoin

New bitcoins are created through the mining process as discussed below.

The Bitcoin network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every 10 minutes, on average, a new block is added to the Bitcoin blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 3.125 bitcoin. Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) is random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which bitcoin is “mined” results in new blocks being added to the Bitcoin blockchain and new bitcoin tokens being issued to the miners. Computers on the Bitcoin network engage in a set of prescribed complex mathematical calculations in order to add a block to the Bitcoin blockchain and thereby confirm bitcoin transactions included in that block’s data.

To begin mining, a user can download and run Bitcoin network mining software, which turns the user’s computer into a “node” on the Bitcoin network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can be solved and added to the Bitcoin blockchain by only one miner. Therefore, all individual miners and mining pools on the Bitcoin network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, the Bitcoin network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin blockchain approximately every ten minutes. A miner’s proposed block is added to the Bitcoin blockchain once a majority of the nodes on the Bitcoin network confirms the miner’s work. Miners that are successful in adding a block to the Bitcoin blockchain are automatically awarded Bitcoin for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new bitcoin enter into circulation to the public.

The Bitcoin network is designed in such a way that the reward for adding new blocks to the Bitcoin blockchain decreases over time. Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

Limits on Bitcoin Supply

Under the source code that governs the Bitcoin network, the supply of new bitcoin is mathematically controlled so that the number of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin blockchain, approximately every four years. As of the date of this prospectus, the fixed reward for solving a new block is 3.125 bitcoin per block and this is expected to decrease by half to become 1.5625 bitcoin in 2028. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the pre-determined 21 million bitcoin. However, the 21 million supply cap could be changed in a hard fork. For further information, see “Risk Factors—Risk Factors Related to Digital Assets—A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.” As of March 31, 2026, approximately 20.01 million bitcoins were outstanding and the date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.

Modifications to the Bitcoin Protocol

Bitcoin is an open-source project with no official developer or group of developers that controls the Bitcoin network. However, the Bitcoin network’s development is overseen by a core group of developers. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. The release of updates to the Bitcoin network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to the bitcoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets— A temporary or permanent ”fork“ could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Asset, including any forked or airdropped assets.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. There have been several forks in the Bitcoin network, including but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.

Core development of the Bitcoin network source code has increasingly focused on modifications of the Bitcoin network protocol to increase speed and scalability and also allow for non-financial, next generation uses. For example, following the activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-Bitcoin blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One on-blockchain transaction is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Bitcoin blockchain may increase the data flow on the Bitcoin network and could either “bloat” the size of the Bitcoin blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin blockchain or the Bitcoin network.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin network contains certain flaws. For example, the Bitcoin network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to prevent new transactions from confirmation, and reverse new transactions that are completed while they are in control of the network, effectively enabling them to double-spend their bitcoins.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Market Participants

Miners

Miners are primarily professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin network, as well as users accessing bitcoin through digital asset platforms. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Bitstamp, Coinbase, Kraken and LMAX Digital are some of the larger Bitcoin trading platforms by volume traded. Coinbase Custody, the Bitcoin Custodian, and Anchorage Digital Bank N.A., the Additional Bitcoin Custodian, are digital asset custodians that provide custodial accounts that store bitcoin for users. If the Bitcoin network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Competition

Thousands of other digital assets have been developed since the inception of bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. Some industry groups are also creating private, permissioned blockchain versions of digital assets. See ‘Risk Factors—Risk Factors Related to the Digital Asset Markets—Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could have a negative impact on the price of bitcoin and adversely affect the value of the Shares.’

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), CFPB, the DOJ, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the OCC, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchanges, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. Federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. However, no US federal or state agency exercises comprehensive supervisory jurisdiction over global or domestic markets for bitcoin. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that certain digital assets or activities involving them, including, without limitation, those sold in ICOs, may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity. The U.S. Treasury Department has expressed concern regarding digital assets’ potential to be used to fund illicit activities and may seek to implement new regulations governing digital asset activities to address these concerns. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares—Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoin, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.”

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect the Bitcoin network, digital asset platforms, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in their jurisdictions or globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

BUSINESS OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for cash, bitcoin, and/or IBIT shares (depending on the type of transaction) deposited with the Bitcoin Custodian and Cash Custodian as consideration, respectively, (2) delivering, receiving, buying and selling bitcoin or IBIT shares in exchange for Baskets in connection with creations and redemptions, (3) consistent with its investment objective, establishing, maintaining and closing out option positions on IBIT shares and/or ETP Indices, and (4) selling or delivering bitcoin and IBIT shares as necessary to cover the Sponsor’s Fee, Trust expenses not assumed by the Sponsor and other liabilities.

Investment Objective of the Trust

The Trust seeks to reflect generally the performance of the price of bitcoin while providing premium income through an actively managed strategy of writing (selling) call options primarily on IBIT shares and, from time to time, on ETP Indices. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. A strategy of holding an asset or basket of assets and selling call options that reference the asset or basket of assets is commonly known as a “covered call” or “buy-write” strategy.

The Shares are intended to constitute a simple means of making an investment similar to an investment in bitcoin, while providing premium income by selling monthly call options. Although the Shares are not the equivalent of a direct investment in bitcoin or in a spot bitcoin ETP, they provide investors with an alternative method of achieving investment exposure to bitcoin through the securities market, while generating income.

An investment in Shares is:

Backed by bitcoin held by the Bitcoin Custodian on behalf of the Trust.

The Shares are backed by the assets of the Trust. The Bitcoin Custodian keeps custody of all of the Trust’s bitcoin, other than that which is maintained in the Trading Balance with the Prime Execution Agent, in the Vault Balance. The Bitcoin Custodian keeps all of the private keys associated with the Trust’s bitcoin held by the Bitcoin Custodian in the Vault Balance in “cold storage.” The Trust is not required to hold any particular amount of assets at either the Bitcoin Custodian or the Additional Bitcoin Custodian, and the Sponsor will, in its sole discretion, determine the amounts held at either bitcoin custodian as permitted by the Trust Agreement. As of the date of this prospectus, the Sponsor has no plans to move any of the Trust’s bitcoin to the Additional Bitcoin Custodian. The addition of the Additional Bitcoin Custodian reflects the Sponsor’s ongoing risk management approach, which is consistent with its overall global business practices, in response to the Trust’s growing size and the Sponsor’s expanding presence in the digital asset space. The hardware, software, systems, and procedures of the Bitcoin Custodian may not be available or cost-effective for many investors to access directly.

The Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Execution Agent, an affiliate of the Bitcoin Custodian, in the Trading Balance in connection with creations and redemptions of Baskets, and the sale of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s bitcoin. Within the Trust’s Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoin (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of bitcoin that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling bitcoin directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Premium Income

The Trust will seek enhanced monthly premium income by selling monthly call options primarily on IBIT shares or call options on ETP Indices.

Listed

The Shares will be listed and traded on NASDAQ under the ticker symbol “BITA.”

The Trust’s Use of Options

The Trust engages in an actively managed strategy of writing (selling) call options primarily on IBIT shares and, from time to time, on ETP Indices, while holding IBIT shares to satisfy collateral requirements for  the Trust’s covered call option positions. The Advisor acts as the investment adviser for the Trust and is authorized to transact in options and acquire and dispose of IBIT shares on the Trust’s behalf, including posting IBIT shares as collateral. The Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of the IBIT collateral. To the extent that the Trust receives cash proceeds in connection with the creation of Shares, the Trust will allocate such cash to purchase bitcoin and IBIT shares, in proportions determined by the Advisor to seek investment results consistent with the Trust’s investment objective.

Overview of the Trust’s Options

The Trust will purchase IBIT shares in the market using cash received from Authorized Participants and will write (sells) covered call options primarily on IBIT shares to generate premium income. All options written by the Trust will be U.S. exchange-listed. Options written on IBIT may be standardized options or FLEX options to provide flexibility in the exercise prices and expirations and to manage exposure. The Trust will write standardized IBIT options and, based on a number of factors, FLEX IBIT options. Such factors may include, among other things, market conditions, options liquidity, and options’ strike price. The Trust may also write standardized index options. The Trust’s options will generally have monthly expirations but may vary in term, to achieve the Trust’s investment objective.

Standardized IBIT options are listed for trading on ISE, which is wholly owned and operated by NASDAQ. Certain standardized index options are listed for trading, for example, on Cboe Options. As of the date of this prospectus, certain FLEX options are available on multiple U.S. options exchanges, including ISE and Cboe Options, for IBIT options.

The standardized options the Trust intends to trade are options that are already listed, which may include the standardized IBIT options already approved and trading on NASDAQ or standardized index options, such as the CBTX or the MBTX, which are already approved and trading on Cboe Options. For FLEX IBIT options, the Trust may enter into FLEX option transactions through a broker, which will report such transactions to Cboe Options or ISE. FLEX options are listed and become active upon reporting of the transaction to, and acceptance by, the applicable exchange.

An option is a contract that gives the purchaser (the “option holder”), in exchange for a premium the right but not the obligation to buy (a “call option”) or sell (a “put option”) an underlying asset, or settle for cash in an amount based on an underlying asset, rate, or index at a specified price (the “exercise price”) during a period of time or on a specified date. When the Trust writes (sells) a call option, it receives a premium and gives the purchaser of the option the right to purchase from the Trust the IBIT shares at an exercise price by or on the expiration date. The options the Trust writes may be European style, meaning they are exercisable at the exercise price only on the expiration date, or American style, meaning they can be exercised at any time on or prior to their expiration date. The Trust typically trades options that expire monthly but may vary in term, to achieve the Trust’s investment objective.

In addition to purchasing IBIT shares to post as collateral for options, the Trust will also hold IBIT shares to meet its liquidity needs. As a result, the Trust fully participates in market gains or declines of bitcoin through its IBIT shares not held as collateral. Additionally, the Trust fully participates in market gains or declines of bitcoin through its bitcoin holdings.

If the Trust buys a call option, it pays a premium and receives the right, but not the obligation, to purchase IBIT shares or another reference asset at an exercise price by or on the expiration date. However, the Trust expects to purchase options only to close out existing positions on options contracts where it is the seller in order to roll, or extend, the expiration date of its position in the options contracts where it acts as seller, as described more fully under “-Options Close Out” below. When the Trust rolls an option, the purchased option contract closes out the old option contract that was sold and the Trust has no further obligations under such old option contract. The Trust’s only option exposure is under the new option that it sold in respect of the new, extended expiration date.

The Trust’s Options Writing

The Trust has implemented procedures to structure and monitor its investments to ensure that the Trust’s Securities do not exceed 40% of the value of the Trust’s total assets and that the Trust’s assets have sufficient liquidity for redemptions and to satisfy options. Such monitoring includes the portfolio managers’ monitoring, on a daily basis, of the Trust’s amount of collateral, the amount of bitcoin owned by the Trust, the creation and redemption requests, and the Trust’s assets available to be sold to satisfy redemption requests and options. The Sponsor aims to cause the Trust to write call options on IBIT within a predetermined range (i.e., 25% - 35% of the notional value of the Trust’s net asset value). In other words, in addition to holding bitcoin and IBIT shares, the Trust also seeks to generate income through its IBIT options and, if any, index options. The options written by the Trust on IBIT shares are expected to be treated as “covered” as defined under FINRA Rule 2360 because the IBIT options will be “covered,” by the Trust’s long position in IBIT shares deposited as collateral with the Clearing Agent. The predetermined range for the Trust’s options writing will be based on a number of factors, such as the Trust’s requirements related to margin, cash management, and market liquidity. In addition, the Trust may opt not to write any options in certain circumstances, primarily if the option is far “out of the money” (i.e., the exercise price exceeds the price of the IBIT shares or an ETP Index and would generate minimal premium income). The Trust may also write options on different dates and may use different exercise prices, contract sizes, or maturity dates for the options, as needed, to achieve the investment objective of the Trust.

Options Margin

With respect to uncovered call options on ETP Indices, the Trust is required to deposit initial margin in accordance with regulatory margin requirements and margin requirements set by the Clearing Agent. The margin requirement set by the Clearing Agent is subject to change from time to time by the Clearing Agent based on the Clearing Agent’s risk assessment of the different types of options. The Trust also pays or receives variation margin on its option positions. Any IBIT shares held in the Trust’s account with the Clearing Agent are pledged as security for the Trust’s obligations to the Clearing Agent.

To collateralize its written covered IBIT option positions, the Trust will post IBIT collateral with its Clearing Agent, and any remaining IBIT shares will be held in accounts maintained with its Securities Custodian. The Sponsor does not intend to use the Trust’s bitcoin in connection with options or to purchase securities other than IBIT shares in connection with the Trust’s option strategy. The Trust’s IBIT holdings will be used to settle standardized IBIT options; either the Trust’s IBIT holdings or cash holdings will be used to settle FLEX IBIT options; and the Trust’s cash holdings will be used to settle index options, if, in any case, those written options positions are exercised.

Options Close Out

The Trust may close out written call option positions at any time on or prior to their expiration date. In doing so, the Trust may employ various strategies, including but not limited to: permitting an option to expire unexercised; entering into a closing purchase transaction by purchasing an offsetting call option on the same terms, which may be netted against the existing position through the Options Clearing Corporations; or rolling the position by closing out the existing call option and writing a new call option with different terms.

Clearance, Settlement, and Custody of the Trust’s Options

The options are guaranteed for settlement by the Options Clearing Corporation a market clearinghouse that guarantees performance by counterparties to certain derivatives contracts. The Options Clearing Corporation may make adjustments to FLEX options for certain significant events. All options held by the Trust are maintained in the Trust’s account with its Clearing Agent.

The Trust’s Options Premium Distributions

In the sole discretion of the Sponsor, the Trust may, but is not obligated to, distribute premiums or other income received with respect to the Trusts’ assets on a monthly basis. The Sponsor will determine whether premiums or other income received will be used to acquire additional assets or distributed to Shareholders based on facts and circumstances, which may include but are not limited to, the amount of premium collected and the moneyness of the options available at the time of any contemplated distribution. The Sponsor may consider such facts and circumstances in its discretion. The Trust may distribute an amount greater than its net income earned from its options strategy.

Parties Involved in the Trust’s Options Trading

The Trust’s ability to operate and achieve its investment objective is dependent on a number of parties, including:

●	the Sponsor, who exercises general oversight and authority over the Trust;

●	the Trustee, who is responsible for the day-to-day administration of the Trust;

●	the Trust Administrator, who provides certain administrative and custodial services to the Trust;

●	the Advisor, who exercises general oversight over the Trust’s investment activities;

●	the Clearing Agent, through which the Trust transacts in options and maintains its option positions;

●	the Options Clearing Corporation, through which the Trust’s options transactions clear and settle;

●	the Authorized Participants, whose creation and redemption activities allow bitcoin, IBIT shares and/or cash to be converted to Shares and vice versa;

●	options exchanges, through which the Trust’s options will be listed and traded.

●	the Tax Administrator, who provides tax reporting and tax administrative services.

Of the foregoing parties, the Sponsor, the Trustee and the Advisor are consolidated subsidiaries of BlackRock. A number of the foregoing parties are publicly traded companies or subsidiaries of publicly traded companies, and a portion of their shares may be owned by one or more of the other foregoing parties.

Competition

The Trust and the Sponsor may face competition from investment products that seek to provide investment exposure to bitcoin while executing a covered call strategy. There can be no assurance that the Trust will achieve market acceptance and scale due to competition, particularly if competing products are launched.

Secondary Market Trading

While the Trust seeks to reflect generally the performance of the price of bitcoin while providing premium income before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major bitcoin markets and NASDAQ. While the Shares will trade on NASDAQ until 4:00 p.m. ET, liquidity in the market for bitcoin may be reduced, negatively affecting the trading volume; alternatively, developments in bitcoin markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise that occur outside of NASDAQ trading hours will not be reflected in trading prices of the Shares until trading on NASDAQ opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, given that Baskets can be created and redeemed in exchange for the underlying amount of bitcoin, and that the Trust will utilize a Basket of 20,000 Shares which would equate to $1 million (assuming a NAV of $50.00 compared to the average daily trading volume of bitcoin in excess of $1 billion), the Sponsor believes that the Basket size of 20,000 Shares will enable Authorized Participants and Bitcoin Trading Counterparties to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Trust is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Advisor is registered as an investment adviser under the Advisers Act.

The Trust does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA. Consequently, the Trustee and the Sponsor are not subject to registration as commodity pool operators or commodity trading advisors with respect to the Trust. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

Net Asset Value

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee determines the net asset value of the Trust and the NAV as of 4:00 p.m.ET, on each Business Day on which NASDAQ is open for regular trading, as soon as practicable after that time. The net asset value of the Trust on any given day is computed by subtracting the Trust’s accrued expenses and liabilities, which include the Trust’s options positions, from the value of the Trust’s total assets, which consist of: (1) the Trust’s bitcoin, IBIT shares, and cash; (2) any earnings on those assets; and (3) any other assets of the Trust, in each case as of the close of trading on that day.

The Trustee values the Trust’s short positions in listed options on the basis of that day’s settlement prices for the options held by the Trust, as announced by ISE. The value of the FLEX options will be determined based upon market quotations or using other recognized pricing methods. The value of the Trust’s positions in any particular options contract equals the product of (1) the number of such contracts owned by the Trust, (2) the settlement price of such contract on the date of calculation and (3) the multiplier of such contract. If there is no announced settlement price for a particular options contract on a Business Day, the Trustee uses the most recently announced settlement price unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate as a basis for valuation.

The Trustee values the bitcoin held by the Trust based on the Bitcoin Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The Trustee has a license agreement with the Bitcoin Index Administrator. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (together a “Fair Value Event”), the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies and procedures approved by the Trustee. A Fair Value Event value determination will be based upon all available factors that the Sponsor or Trustee deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor or Trustee using third-party valuation models. Fair value policies approved by the Trustee will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with “Relevant Transactions”. In the instance of a Fair Value Event and pursuant to the Trustee’s fair valuation policies and procedures, volume weighted average prices or volume weighted median prices from the FTSE DAR Reference Price - Bitcoin (the “Secondary Index”) would be utilized as a secondary source. BlackRock, on behalf of the Trust, has a license agreement with the Secondary Index. The Secondary Index is calculated daily at 4:00 p.m. ET and is compliant with both the EU and UK BMR, adhering to the IOSCO Principles for Financial Benchmarks. FTSE International Limited, a UK-incorporated entity, oversees the index as an authorized Benchmark Administrator regulated by the UK’s FCA. The Secondary Index sets the daily benchmark rate of the U.S. dollar price of bitcoin (USD/BTC). It aggregates the executed trades of vetted digital asset platforms, during an observation window between 3:00:15 p.m. and 4:00:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the index calculates a simple average of 240, 15-second volume-weighted average price of bitcoin, encompassing all eligible exchanges. As of March 31, 2026, the participating bitcoin platforms are Bitfinex, Bitflyer, Bitstamp, Gemini, itBit, Kraken, LMAX, and Luno. If a Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value. If the deviation between the Index and Secondary Index exceeds a threshold, as established by the Sponsor based on historical data, the Sponsor in its sole discretion will investigate and determine if the CF Benchmarks Index is deemed unreliable and implement Fair Value Event procedures.  The Trustee's license with the Bitcoin Index has an initial term that expires in June 2032 and is automatically renewed for successive periods of three years unless terminated, and may be terminated pursuant to its terms by either party not later than 12 months before the end of the initial term or subsequent renewal periods. The Trust's license with the Secondary Index is on a pay-per-use basis.

The Trustee values its IBIT shares at (1) its current market value, if quotations for such property are readily available, or (2) its fair value, as reasonably determined by the Trustee, if the current market value cannot be determined. The Trustee considers the “current market value” of the IBIT shares to be the market close price as of 4:00 p.m. ET from a primary listing exchange pursuant to the fair value policies and procedures approved by the Trustee. The Trustee values its IBIT shares at its current market value if market quotations for such property are readily available. If the current market value or IBIT NAV cannot be determined, the Trustee will value its IBIT shares at its fair value.

Once the net asset value of the Trust has been calculated, the Trustee determines the NAV by dividing the net asset value of the Trust by the number of Shares outstanding at the time the calculation is made. Any changes to the NAV that may result from creation and redemption activity occurring on any Business Day are not reflected in the NAV until the following Business Day. IBIT collateral will be accounted for in the Trust’s NAV on a daily basis.

The NAV for each Business Day on which NASDAQ is open for regular trading is expected to be distributed through major market data vendors and published online at www.ishares.com or any successor thereto. The Trust updates the NAV as soon as practicable after each subsequent NAV is calculated.

Valuation of Bitcoin; The CF Benchmarks Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust evaluates the bitcoin held by the Trust as reflected by the CF Benchmarks Index and determines the net asset value of the Trust and the NAV. For purposes of making these calculations, a Business Day means any day other than a day when NASDAQ is closed for regular trading.

CF Benchmarks Index is calculated as of 4:00 p.m. ET. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under UK BMR. The Bitcoin Index Administrator is CF Benchmarks Ltd a UK incorporated company authorized and regulated by the UK FCA as a Benchmark Administrator.

The CF Benchmarks Index was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several bitcoin platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Platforms, as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, and trade price for each transaction.

●	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

●

For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The BRR is then determined by the equally-weighted average of the volume medians of all partitions.

The CF Benchmarks Index is solely calculated from spot Bitcoin-USD transactions conducted on Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Transaction” is any crypto asset versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available Application Programming Interface (“API”) and observed by the Bitcoin Index Administrator. Although the CF Benchmarks Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets and such transactions may take place at prices materially higher or lower than the CF Benchmarks Index price.

The following provides a hypothetical example of the CF Benchmarks Index calculation:*

1.	On a given calculation day, the below Relevant Transactions are observed in Constituent Platform APIs by CF Benchmarks at 4:01 p.m. ET:

Partition	Time (NY)	Price ($)	Size (Bitcoin)	Constituent Platform
1	15:02:33	100,202.0529	5,005	Coinbase
1	15:02:44	100,202.0528	7,222	Bitstamp
1	15:03:21	100,202.0533	16,004	Kraken
1	15:04:11	100,202.0598	31,554	Kraken
2	15:06:02	100,202.0677	10,067	LMAX Digital
2	15:08:35	100,202.0622	23,000	LMAX Digital
2	15:0901	100,202.7930	8,872	Crypto.com
3	15:12:55	100,202.0811	20,019	Coinbase
3	15:14:14	100,202.0891	33,000	Gemini
4	15:19:01	100,202.1102	55,120	Coinbase
4	15:19:06	100,202.1189	3,211	itBit
4	15:19:12	100,202.1221	11,879	Bullish
4	15:19:22	100,202.1281	6,241	itBit
4	15:19:33	100,202.1301	1,601	LMAX Digital
5	15:21:22	100,202.1412	229	Kraken
5	15:21:44	100,202.1399	11,000	Gemini
5	15:24:09	100,202.1321	17,025	Kraken
6	15:26:11	100,202.1611	1,811	Kraken
6	15:28:07	100,202.1682	19,231	Kraken
6	15:28:55	100,202.1717	6,331	Crypto.com
7	15:31:01	100,202.1792	17,638	LMAX Digital
8	15:36:24	100,202.1788	201,281	LMAX Digital
8	15:36:51	100,202.1801	17,898	Bitstamp
8	15:36:55	100,202.1809	2,319	itBit
8	15:37:11	100,202.1824	634	Bullish
8	15:37:21	100,202.1822	39,643	Coinbase
8	15:39:01	100,202.1801	21,763	Coinbase
8	15:39:56	100,202.1911	39,862	Coinbase
9	15:41:00	100,202.1934	9,187	Gemini
10	15:47:32	100,202.1966	12,700	Kraken
10	15:48:11	100,202.1988	40,129	LMAX Digital
10	15:48:32	100,202.1811	75,104	Kraken
11	15:51:32	100,202.1801	85,281	Coinbase
11	15:51:38	100,202.1811	13,311	itBit
11	15:51:49	100,202.1817	4,289	Bullish
11	15:52:06	100,202.1819	13,112	Bitstamp
11	15:52:16	100,202.1816	8,801	Coinbase
11	15:53:82	100,202.1883	20,145	Crypto.com
12	15:55:01	100,202.1721	16,710	Gemini
12	15:55:42	100,202.1707	7,092	Gemini
12	15:57:02	100,202.1701	202	Coinbase
12	15:58:01	100,202.1698	4,617	Kraken

2.	The Bitcoin Index Administrator segments these transactions by their timestamp into 12 partitions of equal 5-minute length as shown in the first column in the above table.

3.	The Bitcoin Index Administrator calculates the volume weighted median price for each partition, the result of which is shown below:

Partition	Volume (Bitcoin)	Volume Weighted Median Price ($)
1	59,785	100,202.0598
2	41,939	100,202.0622
3	53,019	100,202.0891
4	78,052	100,202.1102
5	28,254	100,202.1321
6	27,373	100,202.1682
7	17,638	100,202.1792
8	323,400	100,202.1788
9	9,187	100,202.1934
10	127,933	100,202.1811
11	144,939	100,202.1801
12	28,621	100,202.1721

4.	The average of the 12 volume weighted medians is calculated to be $100,202.1422.

5.

The volume weighted medians for all transactions observed from each Constituent Platform is then calculated individually, the median of these eight volume weighted medians and the percentage deviation of each Constituent Platform volume weighted medians from this median is also calculated to determine whether the deviation is greater than 10% where in accordance with the potentially erroneous data provisions of the Bitcoin Index methodology the transaction data for any Constituent Platform that exhibits this is removed from the calculation. As shown in the below table, the deviation exhibited by each Constituent Platform is within 10% and hence all Constituent Platform transaction data is used to determine the Bitcoin Index:

Constituent Platform Volume Weighted Medians versus Potentially Erroneous Data Threshold (10%)
	Bitstamp	Gemini	Coinbase	Kraken	Crypto.com	LMAX Digital	Bullish	itBit	Median of VWMs
Volume Weighted Median ($)	100,202.1801	100,202.1399	100,202.1801	100,202.1698	100,202.1883	100,202.1788	100,202.1221	100,202.1811	100,202,1795
Deviation to Median	0.000001%	0.000039%	0.000001%	0.000010%	0.000009%	0.000001%	0.000057%	0.000002%	N/A

6.	The Bitcoin Index price for this given calculation date is $100,202.14.

* Source: CF Benchmarks

In seeking to ensure that the CF Benchmarks Index is administered through the Bitcoin Index Administrator’s codified policies for CF Benchmarks Index integrity, the Bitcoin Index is subject to oversight by the CME CF Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.

As of the date of this prospectus, the Constituent Platforms included in the CF Benchmarks Index that are utilized by the Trust are Coinbase, Bitstamp, itBit, Kraken, Gemini, LMAX Digital, Bullish, and Crypto.com.

Coinbase is a U.S.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states.

Bitstamp is a U.K.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as money transmitter in various U.S. states.

itBit is a U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

Kraken is a U.S.-based platform that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (“VASP”). Kraken also holds a variety of other licenses and regulatory approvals, including those from the Japan Financial Services Agency (JFSA) and the Canadian Securities Administrators (CSA).

Gemini is a U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

LMAX Digital is a Gibraltar based platform regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K-based operator of a FCA regulated Multilateral Trading Facility and Broker-Dealer.

Bullish is a Gibraltar based platform operated by Bullish (GI) Limited and regulated by the GFSC as a DLT.

Crypto.com is a Singapore-based platform that offers various financial services, including a digital asset platform, a DeFi wallet, NFT Marketplace, and direct crypto payments.

The eight Constituent Platforms that contribute transaction data to the CF Benchmarks Index with the aggregate volumes traded on their respective BTC/USD markets over the preceding four calendar quarters listed in the table below:

Period	Aggregate Trading Volume of BTC-USD Markets of CME CF Constituent Platforms**
	Bitstamp	Bullish Global	Coinbase	Crypto.com*	Gemini	itBit	Kraken	LMAX Digital
Q2 2025	10,585,362,523	9,065,766,963	62,097,548,243	60,060,401,437	4,607,793,882	908,793,981	12,383,175,403	7,867,820,828
Q3 2025	15,593,685,645.52	4,003,351,082.40	62,385,779,521.37	82,667,964,526.45	4,716,221,985.81	894,892,152.45	12,282,601,464.38	9,766,060,943.90
Q4 2025	23,272,669,350.58	9,557,076,627.68	78,293,912,816.00	105,086,222,286.63	3,964,106,274.67	1,037,472,440.62	18,126,225,064.74	10,668,812,131.43
Q1 2026	23,845,550,819	10,541,362,603	71,539,660,427	79,464,908,926	2,705,655,408	898,304,169	17,001,040,323	5,537,404,509

* Crypto.com became a CME CF Constituent Platform on 31 March 2025 and thus its aggregate volume is that observed for 1 day in the Q1 2025 period.

** Source: CF Benchmarks

The market share for BTC/USD trading of the eight Constituent Platforms over the past four calendar quarters is shown in the table below:

Period	Spot Trading Platforms Market Share of BTC-USD Trading***
	Bitstamp	Bullish Global	Coinbase	Crypto.com*	Gemini	itBit	Kraken	LMAX Digital	Other
Q2 2025	6.06%	5.19%	35.54%	34.37%	2.64%	0.52%	7.09%	4.50%	4.09%
Q3 2025	7.82%	2.01%	31.28%	41.45%	2.36%	0.45%	6.16%	4.90%	3.57%
Q4 2025	8.78%	3.61%	29.53%	39.64%	1.50%	0.39%	6.84%	4.02%	5.69%
Q1 2026	10.48%	4.63%	31.43%	34.91%	1.19%	0.39%	7.47%	2.43%	7.07%

* Crypto.com became a CME CF Constituent Platform on 31 March 2025 and thus its share is that observed for 1 day in the Q1 2025 period.

** Comprises Bitfinex, OKX and BinanceUS

*** Source: CF Benchmarks

The list of platforms on which the Trust executes transactions may change from time to time, and the Bitcoin Index Administrator may make changes to the Constituent Platforms comprising the Bitcoin Index from time to time. The platforms on which the Trust executes transactions do not impact the Constituent Platforms. Once the Trust has actual knowledge of material changes to the Constituent Platforms used to calculate the Bitcoin Index or the CF Benchmarks Index’s methodology to calculate the Bitcoin Index price, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The selection of platforms for use in the CF Benchmarks Index is selected by the Oversight Committee of the Bitcoin Index Administrator (the “Oversight Committee”). A trading platform is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Bitcoin Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the Oversight Committee, fulfil the following criteria:

1.

The platform’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a constituent platform: The average daily volume the venue would have contributed during the observation window for the BRR of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The platform has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.

The platform does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.

The platform complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money-laundering regulations.

5.	The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request and must execute data sharing agreements with CME Group.

Once admitted, a Constituent Platform must demonstrate that it continues to fulfil the criteria 2 – 5. Should the average daily contribution of a Constituent Platform fall below 3% for any BRR then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

The Bitcoin Index Administrator may make changes to the Constituent Platforms comprising the Bitcoin Index from time to time. Once it has actual knowledge of material changes to the Constituent Platforms used to calculate the Bitcoin Index, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Sponsor believes that the use of the CF Benchmarks Index is reflective of a reasonable valuation of the spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one hour period, the CF Benchmarks Index thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the Bitcoin Index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the Bitcoin Index value, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that to ensure the integrity of the CF Benchmarks Index, it is subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available at www.cfbenchmarks.com.

The CF Benchmarks Index is administered under the CF Benchmarks Control Framework to ensure compliance with UK BMR. Specifically, provisions within the following the policies in combination are designed to ensure the integrity of its benchmarks, including the CF Benchmarks Index:

●

CF Benchmarks Input Data Policy - Governs CF Benchmarks use of input data, input data sources, the determination of data sufficiency and relevant controls that are applied to ensure the integrity of its benchmarks.

●

CF Benchmarks Surveillance Policy - Governs the aims, design, potential susceptibility and implementation of the measures CF Benchmarks has in place in impede, detect and report on potential and actual benchmark manipulation and ensure the integrity of its benchmarks.

●

CF Benchmarks Conflict of Interest Policy - Governs the measures by which CF Benchmarks identifies, records, mitigates and escalates potential and actual conflicts of interest that might impact the integrity of its benchmarks.

●

CF Benchmarks Governance & Oversight Framework - Lays out the measures by which CF Benchmarks manages the benchmark life cycle including the relevant junctures where Oversight Committee notification, escalation, review and resolution is relevant and required including the manner in which CF Benchmarks identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

The domicile, regulation and legal compliance of the bitcoin platforms included in the CF Benchmarks Index varies. Further information regarding each bitcoin platform may be found, where available, on the websites for such bitcoin platforms and public registers for compliance with local regulations, among other places.

CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN BLACKROCK FUND ADVISORS PRODUCTS. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO BLACKROCK FUND ADVISORS PRODUCTS AND SERVICES AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY BLACKROCK FUND ADVISORS PRODUCTS OR SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE BLACKROCK FUND ADVISORS PRODUCTS AND SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO BLACKROCK FUND ADVISORS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Advisor, the Delaware Trustee and the Trust Administrator, the Custodians’ Fees, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. The Sponsor may voluntarily waive an amount of the daily Sponsor Fee equal to the estimated fees associated with investments in IBIT shares.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.65% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. As of the date of this prospectus, the Trust intends to pay the Sponsor’s Fee with the proceeds from the sale of IBIT shares. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Cash Custodian, the Bitcoin Custodian, the Additional Bitcoin Custodian, the Prime Execution Agent, the Trust Administrator, or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not intend to use premiums received to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, it needs to sell bitcoin and/or IBIT shares to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin and/or IBIT shares held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust still needs to sell bitcoin and/or IBIT shares to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of bitcoin and IBIT shares represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to (i) convert the Trust’s bitcoin into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts and/or sell the Trust’s IBIT shares. The Trust cannot reinvest any cash received from such sales into bitcoin or IBIT shares, and must use that cash to pay the Sponsor’s Fee and/or other Trust expenses not assumed by the Sponsor, and/or distribute any excess cash to investors.

The quantity of bitcoin or IBIT shares to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoin or IBIT shares held by the Trust.

In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Impact of Trust Expenses on the Trust’s Net Asset Value

In the event the Trust’s cash holdings are insufficient, the Trust sells IBIT shares to raise the funds needed for the payment of the Sponsor’s Fee and all Trust expenses or liabilities not assumed by the Sponsor. The Trust may also sell bitcoin, if needed. See “The Sponsor—The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from, or ameliorate losses caused by, changes in the price of bitcoin. Other than the Trust’s option strategy, the Trust does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of IBIT shares. As a result of the recurring sales of IBIT shares or bitcoin necessary to pay the Sponsor’s Fee and the Trust expenses or liabilities not assumed by the Sponsor, the net asset value of the Trust and, correspondingly, the amount of IBIT shares or bitcoin represented by each Share will decrease over the life of the Trust. New deposits of IBIT shares or bitcoin received in exchange for new Baskets or purchases of IBIT shares or bitcoin utilizing cash proceeds for new Shares issued by the Trust do not reverse this trend.

The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of IBIT shares discussed above on the amount of IBIT shares represented by each outstanding Share. The table assumes that the only sales of IBIT shares will be those needed to pay the Sponsor’s Fee, that no bitcoin is sold to pay the Sponsor's Fee and that the price of IBIT shares and bitcoin and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur, nor does it show the effect of any voluntarily waiver by the Sponsor of an amount of the daily Sponsor Fee equal to the estimated fees associated with investments in IBIT shares.  Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the amount of IBIT Shares represented by each Share.

Hypothetical Calculation of NAV:

	Sponsor’s Fee of 0.65%*
	Year 1	Year 2	Year 3
Hypothetical IBIT Price**	$36.02	$36.02	$36.02
Sponsor's Fee	0.65%	0.65%	0.65%
Shares of Trust, Beginning	200,000	200,000	200,000
IBIT Shares in Trust, Beginning ***	97,168	95,363	93,570
Beginning net asset value of the Trust	$10,000,000	$9,935,000	$9,870,423
IBIT Shares to be sold to cover the Sponsor's Fee ***	1,805	1,793	1,781
IBIT Shares in Trust, ending ***	95,363	93,570	91,789
Ending net asset value of the Trust	$9,935,000	$9,870,423	$9,806,265
Ending NAV	$49.68	$49.35	$49.03

*

The calculation assumes that the sale of IBIT shares and the payment of the Sponsor’s Fee occur only at the end of each year even though in actuality sales occur at least quarterly to cover the Sponsor’s Fee, which is accrued daily and payable at least quarterly in arrears.

**	Reflects closing market price as of June 4, 2026
***	IBIT shares have been rounded to the nearest full share

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an IIV using data provided by ICE, which will calculate and provide an IIV updated every 15 seconds, during the Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

The Tax Administrator

The Trustee intends to retain PricewaterhouseCoopers LLP as Tax Administrator to provide tax reporting and tax administrative services. The Trustee expects the term of the agreement with the Tax Administrator will be through December 31, 2026, renewable for additional periods at the Trustee’s option, and the Trustee and the Tax Administrator will both be able to terminate the agreement.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust was formed as a Delaware statutory trust on September 25, 2025. The Trust is governed by the provisions of the Second Amended and Restated Trust Agreement executed as of June 4, 2026 by the Sponsor, the Trustee, and the Delaware Trustee. The Trust Agreement sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares. The Trust intends to continuously offer Shares but may suspend issuances of Shares at any time.

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist of bitcoin, as well as IBIT shares, and cash, including premiums associated with written options. The purpose of the Trust is to reflect generally the performance of the price of bitcoin while providing premium income through an actively managed strategy of writing (selling) call options on IBIT shares and, from time to time, on ETP Indices. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Trust is not an investment company registered under the Investment Company Act and is not required to register under the Investment Company Act.

All options written by the Trust will be U.S. exchange-listed,. Options written on IBIT may be standardized options or FLEX options to provide flexibility in the exercise prices and expirations and to manage exposure The Trust will write standardized IBIT options and, based on a number of factors, FLEX IBIT options. Such factors may include, among other things, market conditions, options liquidity, and options’ strike price. The Trust may also write standardized index options. The Trust’s options will generally have monthly expirations but may vary in term, to achieve the Trust’s investment objective.

Standardized IBIT options are listed for trading on ISE, which is wholly owned and operated by NASDAQ. Certain standardized index options are listed for trading, for example, on Cboe Options. As of the date of this prospectus, certain FLEX options are available on multiple U.S. options exchanges, including ISE and Cboe Options, for IBIT options.

The standardized options the Trust intends to trade are options that are already listed, which may include the standardized IBIT options already approved and trading on NASDAQ or standardized index options, such as the CBTX or the MBTX, which are already approved and trading on Cboe Options. For FLEX IBIT options, the Trust may enter into FLEX option transactions through a broker, which will report such transactions to Cboe Options or ISE. FLEX options are listed and become active upon reporting of the transaction to, and acceptance by, the applicable exchange.

To collateralize its written IBIT option positions, the Trust will post IBIT collateral with its Clearing Agent, and any remaining IBIT shares will be held in accounts maintained with its Securities Custodian. The Sponsor does not intend to use the Trust’s bitcoin in connection with options or to purchase securities other than IBIT shares in connection with the Trust’s option strategy. With respect to uncovered call options on ETP Indices, the Trust will be required to deposit margin with the Clearing Agent in accordance with regulatory margin requirements and margin requirements set by the Clearing Agent. The margin requirement by the Clearing Agent is subject to change from time to time by the Clearing Agent based on the Clearing Agent’s risk assessment of the different types of options. The Trust’s IBIT holdings will be used to settle standardized IBIT options; either the Trust’s IBIT holdings or cash holdings will be used to settle FLEX IBIT options; and the Trust’s cash holdings will be used to settle index options, if, in any case, those written options positions are exercised.

The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which the prospectus is a part.

Creations and Redemptions

Creations of Baskets

The Trust intends to offer Shares on a continuous basis on each Business Day, but issuances of new Shares may be suspended at any time. Shares may be offered only in Baskets of 20,000 Shares.

Baskets are generally issued only in exchange for an amount of cash. The Trust may, in the sole discretion of the Sponsor, issue Baskets in exchange for either (i) in-kind deposits (i.e., bitcoin, IBIT shares and a cash amount) or (ii) partial cash deposits (i.e., bitcoin and/or IBIT shares and a cash amount, including cash that replaces bitcoin or IBIT shares). The Sponsor, in its sole discretion, may determine to issue Baskets in exchange for in-kind deposits or partial cash deposits if such transactions become operationally feasible. In-kind deposits and partial cash deposits give rise to tax basis tracking and allocation obligations that do not arise in connection with all-cash deposits. Among other requirements, the Trust must (i) obtain and verify the tax basis of each Authorized Participant in the contributed assets at the time of each in-kind deposit, and (ii) separately track, adjust and report the tax basis of contributed assets within the Trust. The Sponsor may, in its sole discretion, choose to develop accounting systems and operational infrastructure necessary to perform these functions at the volume and frequency required of a publicly traded product. The Sponsor will not permit in-kind or partial cash deposits unless such systems and processes are operational. The assets or cash delivered to the Trust must be equal to the Basket Amount for the Business Day on which the purchase order was received by the Trustee. The Basket Amount for a Business Day has a per Share value equal to the NAV as of such day, and the assets included in the Basket Amount are valued in the same manner and on the same basis as the NAV calculations for the Trust’s assets generally, as more fully described in “Business of the Trust—Net Asset Value.”

In connection with a cash creation, the Authorized Participant will be required to submit the purchase order by an early order cutoff time (the “Cash Order Cutoff Time”). Where the creation is a partial cash creation, the Authorized Participant will be required to submit the purchase order by an order cutoff time (the “Partial Cash Order Cutoff Time”). The Cash Order Cutoff Time and the Partial Cash Order Cutoff Time is 6:00 p.m. ET and 6:00 p.m. ET, respectively, on the Business Day prior to the trade date. The Authorized Participant must submit a purchase order through BRIL’s electronic order entry system, indicating the number of Baskets it intends to acquire. The date BRIL receives the purchase order determines the Basket Amount in connection with a creation. BRIL will acknowledge the purchase order unless the Trustee or the Sponsor decides to refuse the deposit as described below under “Requirements for Trustee Actions.” Orders received by BRIL after the applicable Cash Order Cutoff Time or the Partial Cash Order Cutoff Time will not be accepted and should be resubmitted on the following Business Day.

Before the Trust issues any Baskets to an Authorized Participant, that Authorized Participant must deliver to the Trustee a purchase order indicating the number of Baskets it intends to purchase and providing other details with respect to the procedures by which the Baskets are to be transferred. The Trustee will acknowledge the purchase order unless it or the Sponsor decides to refuse the order as described below under “—Requirements for Trustee Actions.”

Only Authorized Participants can transfer the required consideration and receive Baskets in exchange. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An Authorized Participant is under no obligation to the Trust to create or redeem Baskets for itself or on behalf of other persons. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. The Sponsor and the Trustee maintain a current list of Authorized Participants.

No Shares are issued unless and until the Trustee receives confirmation that the required consideration has been received in the account or accounts specified by the Trustee. It is expected that delivery of the Shares will be made against transfer of consideration on the next Business Day following the Business Day on which the purchase order is received by BRIL.

The Trustee has the right to reject any purchase order for any reason. The reasons for the rejection may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares impossible or impractical, (3) a determination by the Trustee that the acceptance of the related order would have adverse tax or other consequences to the Trust or the Shareholders, or (4) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Trustee, the Sponsor or the Trust Administrator. Each Authorized Participant Agreement provides that neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a purchase order.

Redemptions of Baskets

Generally, Baskets are redeemed in exchange for partial cash deposits (i.e., bitcoin and/or IBIT shares and a cash amount, including cash that replaces bitcoin or IBIT shares). The Trust may, in the sole discretion of the Sponsor, redeem Baskets in exchange for either (i) all cash or (ii) in-kind (i.e., bitcoin, IBIT shares and a cash amount). The Sponsor, in its sole discretion, may determine to redeem Baskets in exchange for in-kind based on the capabilities and preference of Authorized Participants and in exchange for all cash based on the preference of Authorized Participants as well as tax considerations. The assets or cash delivered to the Trust must be equal to the value of the Basket Amount on the Business Day the redemption request is received by the Trustee. In connection with an in-kind redemption, an Authorized Participant will be required to submit a redemption order by an early cutoff time (the “In-Kind Order Cutoff Time”). The In-Kind Order Cutoff Time is 2:00:00 p.m. ET on the trade date. In connection with a cash redemption, an Authorized Participant will be required to submit a cash redemption order by the Cash Order Cutoff Time. Where the redemption is a partial cash redemption, the Authorized Participant will be required to submit the redemption order by the Partial Cash Order Cutoff Time. The Authorized Participant must submit a redemption order through BRIL’s electronic order entry system indicating the number of Baskets it intends to redeem. The date BRIL receives the redemption order determines the Basket Amount in connection with a redemption. However, orders received by BRIL after the Cash Order Cutoff Time or Partial Cash Order Cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Holders of Baskets who are not Authorized Participants are not able to redeem their Baskets except through an Authorized Participant. It is expected that Authorized Participants may redeem Baskets for their own accounts or on behalf of Shareholders who are not Authorized Participants, but no Authorized Participant is under any obligation to the Trust to do so.

Before surrendering Baskets for redemption, an Authorized Participant must deliver to the Trustee a request indicating the number of Baskets it intends to redeem and providing other details with respect to the procedures by which the assets representing the required Basket Amount are to be transferred. The Trustee expects to acknowledge the redemption order unless it or the Sponsor decides to refuse the redemption order as described below under “—Requirements for Trustee Actions.”

After the delivery by the Authorized Participant to the Trust’s DTC account of the total number of Shares to be redeemed, the Trustee delivers to the order of the redeeming Authorized Participant redemption proceeds consisting of cash (or, in the discretion of the Sponsor, IBIT shares and bitcoin). The assets included in the redemption proceeds are valued in the same manner and on the same basis as the NAV calculations for the Trust’s assets generally, as more fully described in “Business of the Trust—Net Asset Value.” In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption any and all transaction fees associated with redemptions. See “—Issuance of Baskets—Transaction Fees.” Shares can be surrendered for redemption only in Baskets.

It is expected that delivery of the cash or assets to the redeeming Authorized Participant will be made against transfer of the Baskets on the next Business Day following the Business Day on which the redemption request is received by the Trustee.

The Trustee has the right to reject any redemption order for any reason. The reasons for the rejection may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares impossible or impractical, (3) a determination by the Trustee that the acceptance of the related order would have adverse tax or other consequences to the Trust or the Shareholders, or (4) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Trustee, the Sponsor or the Trust Administrator. Each Authorized Participant Agreement provides that neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a redemption order.

Transaction Fees

A standard creation transaction fee and redemption transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance and redemption of Baskets. Under an ETF Services Agreement (the “ETF Services Agreement”), the Trust has retained BRIL, an affiliate of the Trustee, to perform ETF Services. BRIL will receive from an Authorized Participant a standard transaction fee on each purchase and redemption order, which consists of (1) the ETF Servicing Fee and (2) the Transaction Costs. BRIL is entitled to retain the ETF Servicing Fee pursuant to the ETF Services Agreement, but BRIL will reimburse any Transaction Costs to BFA  to reimburse applicable Trust service providers according to the amounts invoiced by the service providers. The ETF Servicing Fee is generally a flat fee regardless of the number of Baskets being purchased or redeemed. The Custody Transactions Costs, when applicable, may vary depending on the type of order (i.e., cash, partial cash, or in-kind). The term of the ETF Services Agreement is indefinite, unless terminated, and may be terminated by the Trust at any time upon written notice to BRIL and by BRIL upon not less than sixty days' prior written notice to the Trust.

With respect to bitcoin transactions, Authorized Participants are responsible for any and all expenses and costs, including slippage costs, incurred by the Trust in connection with any creation or redemption that are not included in the standard creation transaction fee or redemption transaction fee. With respect to IBIT shares and written options, the Trust is generally responsible for paying any applicable brokerage commissions and similar transaction fees out of its assets. See “Business of the Trust—Trust Expenses”. However, in order to defray transaction expenses and protect against possible Shareholder dilution, Authorized Participants are also required to cover a standard additional charge, which charge is based on a good faith estimate of transaction costs based on historical data or other inputs, at the Sponsor’s discretion, that factors in certain brokerage, tax, execution and other costs and expenses related to the execution of trades resulting from such creation or redemption orders. The Trust will bear any dollar impact of the difference (whether negative or positive) between the standard additional charges paid by Authorized Participants and any transaction expenses and costs, including the brokerage commissions and similar transaction fees, incurred by the Trust.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (“DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Cash and Other Distributions

Premiums or other income received with respect to the Trust’s assets may be used to acquire additional assets. If the Sponsor determines that there is more cash being held in the Trust than is needed to pay the Trust’s expenses for the next month, (or, if later, the end of the current calendar quarter) the Trustee may distribute the extra cash to DTC. The Sponsor will determine whether premiums or other income received will be used to acquire additional assets or distributed to Shareholders based on facts and circumstances, which may include but are not limited to, the amount of premium collected and the moneyness of the options available at the time of any contemplated distribution. The Sponsor may consider such facts and circumstances in its discretion.

If the Trustee makes a distribution, registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee may deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. The Trustee distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.

Voting Rights

Owners of Shares do not have any voting rights, take no part in the management or control, and have no voice in, the Trust’s operations or business. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Management of the Trust

The Trust does not have a board of directors or an audit committee but does have oversight from the Board of Directors and audit committee of the Sponsor. The Audit Committee of the board of directors of the Sponsor (the “Sponsor’s Audit Committee”) serves as the audit committee for the Trust for purposes of Rule 10A-3 under the Exchange Act and, for example, approves the independent auditor of the Trust. See “The Sponsor—Key Personnel of the Sponsor” for additional information. See “The Sponsor—Key Personnel of the Sponsor.”

Fees and Expenses of the Trustee

Each deposit of cash, bitcoin, and/or IBIT shares for the creation of Baskets and each surrender of Baskets for the purpose of withdrawing Trust property (including if the Trust Agreement terminates) must be accompanied by a payment to BRIL of the ETF Servicing Fee.

The Trustee is entitled to reimburse itself from the assets of the Trust for all expenses and disbursements incurred by it for extraordinary services it may provide to the Trust or in connection with any discretionary action the Trustee may take to protect the Trust or the interests of the holders.

Trust Expenses and Bitcoin Sales

In addition to the Sponsor’s Fee, the following expenses are paid out of the assets of the Trust:

●	any expenses or liabilities of the Trust that are not assumed by the Sponsor;

●	any taxes and other governmental charges that may fall on the Trust or its property;

●

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust or the rights and interests of holders of Shares;

●

any indemnification of the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents, the Cash Custodian, the Bitcoin Custodian, the Prime Execution Agent, the Trust Administrator, or other agents, service providers or counterparties of the Trust as described below; and

●	extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Trustee will, when directed by the Sponsor, and in the absence of such direction, may in its discretion sell the Trust’s bitcoin from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. See “Business of the Trust—Trust Expenses.”

The Trustee is not responsible for any depreciation or loss incurred by reason of sales of bitcoin made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Evaluation of Bitcoin and the Trust Assets

See “Business of the Trust—Net Asset Value” and “Business of the Trust—Valuation of Bitcoin; the CF Benchmarks Index.”

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the holders of Shares. If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of Shares, it will not become effective for outstanding Shares until 30 days after the Trustee notifies DTC of the amendment. At the time an amendment becomes effective, by continuing to hold Shares or an interest therein, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended.

The Trustee will dissolve the Trust if:

●	the Trustee is notified that the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five Business Days of their delisting;

●

a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its bitcoin, or seizes, impounds or otherwise restricts access to Trust assets;

●	The Sponsor notifies the Trustee in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

●	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor, may, in its sole discretion, dissolve the Trust if:

●

60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is required to register as an investment company under the Investment Company Act;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

●

FinCEN determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain BitLicense;

●	if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

●

the Bitcoin Index Administrator ceases to maintain the Bitcoin Index or any ongoing event exists that prevents or makes impractical the determination of the Bitcoin Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

●	the net assets of the Trust in relation to the operating expenses of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

●

any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of bitcoin, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoin to U.S. dollars;

●

the Trust is taxable as a corporation for U.S. federal income tax purposes and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

●

any custodian (including, for the avoidance of doubt, any of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed and/or operationalized prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Bitcoin Custodian or Prime Execution Agent, the final date as of which the Bitcoin Custodian or Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to the Sponsor’s instruction or otherwise made by the Trustee in good faith. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. Shareholders are not entitled to any of the Trust’s underlying bitcoin holdings upon the dissolution of the Trust.

Upon the dissolution of the Trust, the Trustee would conduct sales of bitcoin and Securities for cash over a reasonable wind-down period in order to limit market impact, as feasible under the circumstances. Under this process, the Trustee would instruct the Bitcoin Custodian to move a pre-determined amount of bitcoin from the Vault Balance to the Trading Balance at the start of each day in which liquidations were to occur. The Trustee would then instruct the Prime Execution Agent to execute sales of the bitcoin for cash based on optimal achievable execution. The cash proceeds would be delivered to the Cash Custodian at the end of each day.

In the event that the dissolution of the Trust was caused by, or coincided with, the failure or bankruptcy of the Bitcoin Custodian or Prime Execution Agent, the Trustee would engage with the relevant bankruptcy, insolvency or resolution process for the Bitcoin Custodian or Prime Execution Agent with the goal of preserving and recovering the Trust’s bitcoin and cash in accordance with, and to the extent permitted by, the bankruptcy, insolvency or resolution process. If permitted by the relevant bankruptcy or resolution process to take control of the Trust’s property, the Trustee would then seek to liquidate the Trust’s property (through a method or agent other than the Prime Execution Agent and in accordance with applicable law) as quickly as reasonably practicable thereafter and distribute the proceeds of the liquidation to Shareholders. Alternatively, the Trustee may be required to assert a monetary claim in the relevant bankruptcy or resolution process. Thereafter, the Trustee would seek to resolve and liquidate that claim as quickly as reasonably practicable in order to distribute the proceeds to Shareholders. The bankruptcy, insolvency or resolution process could be lengthy and could result in the relevant court or resolution authority returning only a fraction of the Trust’s property or recovering only a fraction of the Trust’s legal claim to the Trust, for example if the Trust is deemed to be an unsecured creditor. For more information, see “Risk Factors—The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, the Delaware Trustee, the Sponsor, the Trust Administrator, the Cash Custodian, and the Bitcoin Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person or entity is liable.”

Following the liquidation of the Trust’s bitcoin and Securities holdings, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Trust Agreement. Upon the dissolution of the Trust and the winding up of the Trust by the Sponsor and the Trustee, the Delaware Trustee shall, upon receipt of written direction of the Trustee or the Sponsor, execute and cause a certificate of cancellation of the Certificate of Trust to be filed with the Secretary of State in accordance with the Delaware Statutory Trust Act (the “DSTA”). After making such filing, the Trustee and the Delaware Trustee shall be discharged from all obligations under the Trust Agreement.

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations and liabilities of the Sponsor and the Trustee. As further set out in the Trust Agreement, the Sponsor and the Trustee:

●	are obligated to take only the actions specifically set forth in the Trust Agreement without willful misconduct, gross negligence or bad faith;

●	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

●	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

●	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust’s property on behalf of any holders of Shares or on behalf of any other person;

●

are not liable for any loss of bitcoin occurring prior to the delivery of bitcoin to the Bitcoin Custodian or the Prime Execution Agent, as applicable, or after the delivery of bitcoin by the Bitcoin Custodian or the Prime Execution Agent, as applicable (and for the avoidance of doubt, are not liable for the loss of bitcoin while held by the Bitcoin Custodian or the Prime Execution Agent or for any loss of bitcoin occurring during the transfer of bitcoin from the Bitcoin Custodian or the Prime Execution Agent to the Additional Bitcoin Custodian or vice versa, absent willful misconduct, gross negligence, reckless disregard or bad faith by the Sponsor and Trustee); and

●	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, as further set out in the Trust Agreement, the Sponsor, the Trustee, the Delaware Trustee and their respective affiliates:

●

are not liable for any loss suffered by the Trust that arises out of any of action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute willful misconduct, gross negligence or bad faith of such person;

●

are not personally liable for the return or repayment of all or any portion of the capital or profits of any person, and any such return of capital or profits made will be made solely from the assets of the Trust without any rights of contribution from any of the Sponsor, the Trustee, the Delaware Trustee or their respective affiliates; and

●

are not liable for the conduct or misconduct of any delegee selected by the Trustee; provided, however, that in the case of the Trustee, the foregoing only applies if the Trustee made such selection with reasonable care.

In addition, under the Trust Agreement, the Trust is obligated to indemnify the Sponsor and its shareholders, directors, officers, employees, affiliates and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or, bad faith or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Requirements for Trustee Actions

Before the Trustee delivers or registers a transfer of Shares, makes a distribution on Shares, or permits withdrawal of Trust property, the Trustee may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including presentation of transfer documents.

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, in its sole discretion, and upon the direction of the Sponsor will, suspend the right to surrender Shares or postpone the delivery date of bitcoin or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin or IBIT shares is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Bitcoin Custodian, the Cash Custodian, the Trust Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event). The Trustee shall reject any purchase order or redemption order that is not in proper form. If the Trust suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

Delegation by the Trustee to the Trust Administrator, Tax Administrator, or Other Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator and the Tax Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee is not required to appoint a new Trust Administrator, Tax Administrator, or other agent upon any termination of any of these delegations.

Venue Provision

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement.

Waiver of Jury Trial Provision

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the Shareholder must make a demand upon the Trustee to bring the subject action unless an effort to cause the Trustee to bring such an action is not likely to succeed; and a demand on the Trustee shall only be deemed not likely to succeed and therefore excused if the Trustee has a personal financial interest in the transaction at issue, and the Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Trustee receives remuneration for its service as the Trustee or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustee must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustee determines not to bring such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the U.S. federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, however, if the relevant provision of the Trust Agreement is found to violate the U.S. federal securities laws, then such provision shall not apply to any claims asserted under such U.S. federal securities laws.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR

The Sponsor of the Trust is iShares Delaware Trust Sponsor LLC, a Delaware limited liability company and a consolidated subsidiary of BlackRock. The Sponsor’s principal office is located at 400 Howard Street, San Francisco, CA 94105.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. The Sponsor has agreed to assume the marketing and the following administrative and marketing expenses incurred by the Trust: the fees of the Trustee, the Advisor, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of the Shareholders, any indemnification of the Cash Custodian, the Securities Custodian, the Bitcoin Custodian, the Prime Execution Agent, the Advisor, the Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor trustee, if the Trustee ceases to meet certain objective requirements or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion.

The Sponsor is responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Trust and may from time to time employ legal counsel for the Trust.

Key Personnel of the Sponsor

The Trust does not have any directors, officers or employees. The Sponsor’s Audit Committee serves as the audit committee of the Trust for purposes of Rule 10A-3 under the Exchange Act. The following persons, in their respective capacities as directors or executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

Jay Jacobs is the President and Chief Executive Officer, and Bryan Bowers is the Chief Financial Officer of the Sponsor.

The Sponsor is managed by the board of directors (the “Sponsor's Board”) composed of Philip Jensen, Peter Landini, Lindsey Haswell, Jay Jacobs and Bryan Bowers.

Jay Jacobs, 36, is a Managing Director of BlackRock, Inc. (“BlackRock”) and has served as the U.S. Head of Equity ETFs at BlackRock since April 2025. In this role, he oversees the overall product strategy, thought leadership, and client engagement for BlackRock’s U.S. index and active equity ETF business. Mr. Jacobs joined BlackRock as U.S. Head of Thematics and Active Equity ETFs in April 2022. From May 2013 to March 2022, he worked at Global X ETFs, where he founded and led the firm’s research and strategy team. Previously, Mr. Jacobs was a business analyst at the New York Stock Exchange from July 2011 to May 2013. Mr. Jacobs earned a BA degree in International Studies from Emory University and an MBA from Columbia Business School. He is a CFA charterholder.

Bryan Bowers, 52, has been employed by BlackRock or its affiliates since September 2011, performing supervisory and managerial functions. Mr. Bowers is a Managing Director of BlackRock, Inc. Mr. Bowers has served as the Chief Trust Officer of BlackRock Institutional Trust Company, N.A. since June 2025. As the head of Product Oversight within BlackRock’s Global Accounting and Product Services (“GAAPS”) function since October 2021, Mr. Bowers is responsible for overseeing lifecycle, governance and event management of several U.S. and Canadian fund ranges. From 2021 to 2025, Mr. Bowers oversaw fund accounting operations, strategic product initiatives, fund certifications, accounting policies and provided support to the audit committee of the board for the U.S. iShares ETFs. From September 2014 to October 2021, Mr. Bowers served as a Global Financial Reporting manager on the Business Operations & Technology team within BlackRock’s GAAPS function. From September 2011 to August 2014, Mr. Bowers served as a Vice President on BlackRock’s Fund Administration team. Prior to joining BlackRock, Mr. Bowers served as an Assistant Vice President of State Street Corporation or its affiliates, where he served as a Unit Manager within the Global and Corporate Bond Accounting Units from September 2007 to September 2011. Mr. Bowers earned his B.S. degree in accounting from Stockton University.

Philip Jensen, 67, is Chairman of the Sponsor’s Audit Committee. In June 2001, Mr. Jensen joined Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare markets, for which he presently serves as Partner and previously served as Chief Operating Officer from 2002 to 2020. Mr. Jensen received his Bachelor of Science from San Francisco State University and practiced as a California Certified Public Accountant through 1992.

Peter Landini, 74, is a member of the Sponsor’s Audit Committee. In January 2003, Mr. Landini joined RBP Investment Advisors, Inc., a financial planning consultancy firm, for which he presently serves as Partner and Wealth Manager. Mr. Landini received his Bachelor of Science in accounting from Santa Clara University and an MBA in finance from Golden Gate University. Mr. Landini is a certified financial planner.

Lindsey Haswell, 47, is the Chief Legal Officer of Tempo Labs, a layer-one blockchain designed specifically for payments that was incubated by Stripe and Paradigm that she joined in August 2025. She is also on the board of ProCap Acquisition Corp., a fintech-focused special purpose acquisition company. She served as the Chief Legal and Administrative Officer for crypto payments firm MoonPay from February 2023 to August 2025, and the Chief Legal and Administrative Officer for crypto-asset firm Blockchain.com from May 2021 to February 2023. Since July 2022, she also has served on the founding team of the Core blockchain network, a Bitcoin-powered layer-one blockchain. Ms. Haswell was the Chief Legal and Administrative Officer of mobility company Lime from September 2018 to May 2021 and was a founding member of Uber’s Legal team, on which she served from January 2015 to November 2017. In November 2017, she founded a venture-backed company in the autonomous vehicle space. From August 2003 to January 2015, Ms. Haswell worked at the law firm Gibson, Dunn & Crutcher LLP, where she focused on tech counseling and litigation. Ms. Haswell earned a degree in Political Science and Journalism from the University of Southern California and a law degree from the University of Southern California.

The Sponsor’s Audit Committee operates pursuant to a written charter adopted by the Sponsor's Board and the Sponsor’s Audit Committee.

The members of the Sponsor's Audit Committee are Messrs. Jensen and Landini, each of whom qualifies as an independent director for Rule 10A-3 under the Exchange Act. Furthermore, Philip Jensen is expected to qualify as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K.

The Sponsor has a code of ethics (the “Code of Ethics”) that applies to its executive officers, including its Chief Executive Officer, President, Chief Financial Officer and Treasurer, who perform certain functions with respect to the Trust that, if the Trust had executive officers would typically be performed by them. The Code of Ethics is available by writing the Sponsor at 400 Howard Street, San Francisco, CA 94105 or calling the Sponsor at (415) 670-2000. The Sponsor’s Code of Ethics is intended to be a codification of the business and ethical principles that guide the Sponsor, and to deter wrongdoing, to promote (1) honest and ethical conduct (including the ethical handling of actual or apparent conflicts of interest), (2) full, fair, accurate, timely and understandable disclosure in public reports, documents and communications, (3) compliance with applicable laws and governmental rules and regulations, (4) the prompt internal reporting of violations of the Code of Ethics and (5) accountability for adherence to the Code of Ethics.

The Sponsor’s Fee

The Sponsor’s Fee accrues daily and is paid at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof at an annualized rate equal to 0.65% of the net asset value of the Trust. As of the date of this prospectus, the Trust intends to pay the Sponsor’s Fee with the proceeds from the sale of IBIT shares. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. See “Risk Factors—The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.”

THE TRUSTEE

The Trustee is BlackRock Fund Advisors. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to the Trust Administrator, the Tax Administrator, or other agents. The Trustee also maintains certain books and records of the Sponsor relating to communications with Shareholders at the offices of the Trustee.

Although the Trustee is a registered commodity pool operator and a commodity trading advisor, the Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated pursuant to the Commodity Exchange Act, as amended, and regulations promulgated by the CFTC, as administered by the CFTC. As the Trust’s assets will not include “commodity interests” as defined in the CEA, the Trustee does not believe the Trust is a commodity pool and therefore the Trustee is not acting as a commodity pool operator or commodity trading advisor in connection with its role as Trustee.

THE TRUSTEE IS A MEMBER OF THE NFA AND IS SUBJECT TO NFA’S REGULATORY OVERSIGHT AND EXAMINATIONS. HOWEVER, YOU SHOULD BE AWARE THAT THE NFA DOES NOT HAVE REGULATORY OVERSIGHT AUTHORITY OVER UNDERLYING OR SPOT DIGITAL ASSET PRODUCTS OR TRANSACTIONS OR DIGITAL ASSET PLATFORMS, CUSTODIANS OR MARKETS.

The Bank of New York Mellon currently serves as the Trust Administrator. The Trust Administrator’s principal office is located at 240 Greenwich Street, New York, NY 10286. Information regarding creation and redemption of Shares, the net asset value of the Trust and transaction fees may be obtained from The Bank of New York Mellon. Basket composition and the names of the parties that have executed an Authorized Participant Agreement may be obtained from iShares by calling the following number: 1-800-474-2737. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Sponsor with respect to the Trust are maintained at this office of The Bank of New York Mellon (other than records maintained by the Trustee or the Tax Administrator as described herein).

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Bitcoin Custodian and the Prime Execution Agent the receipt and delivery of bitcoin purchased or sold by or otherwise transferred to, or by, the Trust and with the Cash Custodian the receipt and delivery of cash transferred to or by the Trust in connection with each issuance and redemption of Baskets, (3) calculating the net asset value of the Trust on any Business Day, and (4) selling the Trust’s bitcoin or IBIT, as needed, to cover the Trust’s expenses. The Trustee has delegated certain tax-related services to the Tax Administrator, and the remainder of the day-to-day responsibilities to the Trust Administrator.

The Trustee’s fees and the Trust Administrator’s fees are paid by the Sponsor.

The Trustee and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE TRUST ADMINISTRATOR

The Bank of New York Mellon serves as the Trust Administrator. The Trust Administrator has been engaged to provide certain administrative services, including, but not limited to, arranging for the computation of the net asset value of the Trust and NAV; preparing the Trust’s financial statements and annual and quarterly reports; and recording payment of fees and expenses on behalf of the Trust.

The Trust Administrator’s services are governed under the Master Services Agreement between The Bank of New York Mellon and the Trustee, on behalf of itself and the Trust. The Master Services Agreement consists of a master services agreement supplemented by related service modules and other documentation specifying the service levels provided by, and related fees payable to, the Trust Administrator in connection with its services. The fees of the Trust Administrator are paid by the Trustee on behalf of the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Master Services Agreement.

Under the Master Services Agreement, the Trust Administrator has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Master Services Agreement. In addition, the Trust Administrator may terminate its services for certain material breaches of the Master Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Master Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Trust Administrator.

THE DELAWARE TRUSTEE

Wilmington Trust, National Association, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Delaware Trustee is appointed to serve as a trustee of the Trust in the State of Delaware and for the sole and limited purpose of fulfilling the requirements of Section 3807 of the DSTA and shall at all times satisfy the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Delaware Trustee

Wilmington Trust, National Association serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Resignation, Discharge or Removal of Delaware Trustee; Successor Delaware Trustee

The Delaware Trustee may resign at any time by giving at least 60 days’ notice to the Sponsor. The Sponsor may remove the Delaware Trustee at any time. Upon effective resignation or removal, the Delaware Trustee will be discharged of its duties and obligations.

If the Delaware Trustee resigns or is removed, the Sponsor shall appoint a successor Delaware trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the DSTA. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Delaware Trustee under the Trust Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under the Trust Agreement. If no successor Delaware Trustee shall have been appointed within 60 days after the giving of such notice of resignation or removal, the Delaware Trustee may petition the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

If the Delaware Trustee resigns and no successor Delaware Trustee is appointed within 90 days after the date the Delaware Trustee issues its notice of resignation, the Sponsor may, in its sole discretion, dissolve the Trust and distribute its remaining assets.

Separate Trustees

At any time, including for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust assets may at the time be located or for the purpose of performing certain duties and obligations of the Trust, the Sponsor shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a separate trustee or separate trustees of the Trust and to vest in any such person, in such capacity, such powers, duties, obligations, rights and trusts as the Sponsor may consider necessary or desirable. No separate trustee under the Trust Agreement shall be required to meet the terms of eligibility as a Delaware Trustee and no notice of the appointment of any separate trustee shall be required. Each separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties, and obligations conferred or imposed upon a trustee under the DSTA or the Trust may be conferred upon and exercised or performed by the separate trustee (without the Delaware Trustee joining in such act), solely at the written direction of the Sponsor;

(b)	no trustee under the Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under the Trust Agreement;

(c)	the Sponsor may at any time accept the resignation of or remove any separate trustee; and

(d)

if any separate trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and may be exercised by the Sponsor, to the extent permitted by law, without the appointment of a new or successor separate trustee.

THE ADVISOR

The Advisor of the Trust is BlackRock Financial Management, Inc., a Delaware corporation and a consolidated subsidiary of BlackRock. The Advisor serves as the investment adviser for the Trust and has discretionary authority to make all determinations with respect to the Trust’s option strategy. The Advisor may also act, currently or in the future, as the advisor for certain other investment vehicles. The Advisor has been registered as an investment adviser under the Advisers Act since February 28, 1995. The term of the Advisory Agreement is indefinite, unless terminated. The Advisor and the Trust may each terminate the Advisory Agreement at any time upon thirty days’ prior written notice. The Sponsor may terminate the Advisory Agreement on behalf of the Trust in its discretion.

THE CUSTODIANS

The Cash Custodian

The Cash Custodian is The Bank of New York Mellon. Pursuant to the Master Services Agreement between the Cash Custodian, the Trustee and the Trust, the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Trustee acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s). The fees of the Cash Custodian are paid by the Trustee on behalf of the Trust.

Under the Master Services Agreement, the Cash Custodian has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Master Services Agreement. In addition, the Cash Custodian may terminate its services for certain material breaches of the Master Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Master Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Cash Custodian.

The Cash Custodian will exercise the following standard of care: (1) with the exercise of that level of care at least at the same standard of care as the Cash Custodian provides for itself and/or its affiliates with respect to similar services, and without the exercise of any bad acts, (2) in a manner reasonably designed to satisfy the Cash Custodian’s obligations under the Master Services Agreement; and (3) with the skill and care that may reasonably be expected of a first class international financial services provider of asset processing and related services.

Except as otherwise expressly provided in the Master Services Agreement, the Cash Custodian’s liability arising out of or relating to the Master Services Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Master Services Agreement in accordance with such standard of care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Master Services Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Master Services Agreement in accordance with such standard of care.

The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Master Services Agreement is governed by the laws of the State of New York.

The Bitcoin Custodian and Additional Bitcoin Custodian

The Bitcoin Custodian for the Trust’s bitcoin holdings is Coinbase Custody, and the Additional Bitcoin Custodian for the Trust’s bitcoin holdings is Anchorage Digital Bank N.A. The Trust has entered into the Bitcoin Custodian Agreement with the Bitcoin Custodian and the Anchorage Custodian Agreement with the Additional Bitcoin Custodian. The Sponsor may, in its sole discretion, add or terminate bitcoin custodians. The Sponsor may, in its sole discretion, change or add custodians for the Trust’s bitcoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians.

The Trust is not required to hold any particular amount of assets at either the Bitcoin Custodian or the Additional Bitcoin Custodian, and the Sponsor shall, in its sole discretion, determine the amounts held at either custodian from time to time as permitted by the Trust Agreement. The Sponsor has not established any specific criteria it would consider in making this decision. As of the date of this prospectus, all of the Trust’s bitcoin is held with the Bitcoin Custodian, and the Sponsor has no plans to move any of the Trust’s bitcoin to the Additional Bitcoin Custodian, though such plans are subject to ongoing review. The addition of the Additional Bitcoin Custodian as an available alternative custodian of the Trust’s bitcoin reflects the Sponsor’s ongoing risk management approach as part of the Trust’s growing size and the Sponsor’s expanding presence in the digital asset space.

Coinbase Custody – The Bitcoin Custodian

The Bitcoin Custodian keeps custody of all of the Trust’s bitcoin in segregated accounts in the Vault Balance, other than the Trust’s bitcoin which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “—The Prime Execution Agent”. Trust assets held in the Vault Balance are held in segregated wallets, and are not commingled with the Bitcoin Custodian’s or its affiliates’ assets, or the assets of the Bitcoin Custodian’s other customers. The Vault Balance is held at Bitcoin blockchain addresses at which only the Trust’s assets are held.

The Bitcoin Custodian keeps all of the private keys associated with the Trust’s bitcoin held at the Bitcoin Custodian in the Vault Balance in cold storage. Cold storage is a safeguarding method by which the private key(s) corresponding to bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Bitcoin Custodian are involved in private key management operations, and the Bitcoin Custodian has represented that no single individual has access to full private keys. The Bitcoin Custodian’s internal audit team performs periodic internal audits over custody operations, and the Bitcoin Custodian has represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the Bitcoin Custodian by an external provider.

Coinbase Global has informed the Sponsor that it maintains an institutional insurance program, which is intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

In the event of a fork, the Bitcoin Custodian Agreement provides that the Bitcoin Custodian may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Bitcoin Custodian shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Bitcoin Custodian Agreement provides that, other than as set forth therein, and provided that the Bitcoin Custodian shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event, the Bitcoin Custodian shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Bitcoin network or an unsupported branch of a forked protocol and, accordingly, client acknowledges and assumes the risk of the same. The Bitcoin Custodian Agreement further provides that, unless specifically communicated by the Bitcoin Custodian and its affiliates through a written public statement on the Coinbase website, the Bitcoin Custodian does not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with bitcoin. The Sponsor will cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Digital Asset to which the Trust may become entitled in the future. The Trust has no right to receive any Incidental Right or IR Digital Asset. Furthermore, the Custodian has no authority, pursuant to the Bitcoin Custodian Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Digital Asset on behalf of the Trust or to transfer any such abandoned Incidental Right or IR Digital Asset to the Trust if the Trust terminates its custodial arrangement with the Custodian. For more information on the Trust’s and Sponsor’s policies on forked or airdropped assets, see “The Offering—Forks” and “Risk Factors—A temporary or permanent ”fork“ could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Asset, including any forked or airdropped assets.” Neither the Bitcoin Custodian nor any other Coinbase entity is permitted to withdraw the Trust’s bitcoin from the Trust’s Vault Balance, or loan, hypothecate, pledge or otherwise encumber the Trust’s bitcoin, without the consent of the Trust. The Vault Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Bitcoin Custodian Agreement, the Bitcoin Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, among others, the Bitcoin Custodian’s aggregate liability under the Bitcoin Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability, and (B) the value of the affected bitcoin or cash giving rise to the Bitcoin Custodian’s liability; (ii) the Bitcoin Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Bitcoin Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Bitcoin Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Bitcoin Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Bitcoin Custodian in the 12 months prior to the event giving rise to the Bitcoin Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Bitcoin Custodian is not liable, even if the Bitcoin Custodian has been advised of or knew or should have known of the possibility thereof. In managing the Vault Balance of the Trust, the Bitcoin Custodian has processes in place to create and utilize new cold storage wallets in order to limit the dollar value of bitcoin in any specific cold storage wallet in accordance with the Bitcoin Custodian’s insurance limit.

The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. Under the Bitcoin Custodian Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Bitcoin Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Bitcoin Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The Bitcoin Custodian may terminate the Bitcoin Custodian Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for Cause (as defined in the Bitcoin Custodian Agreement), including, among others, if the Trust: materially breaches the Prime Execution Agent Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Bitcoin Custodian Agreement forms a part of the Prime Execution Agent Agreement, and is subject to the term and termination provisions in the Prime Execution Agent Agreement. These term and termination provisions are described in more detail in “—The Prime Execution Agent” below.

Anchorage – The Additional Bitcoin Custodian

The Additional Bitcoin Custodian is Anchorage Digital Bank N.A., a national trust bank regulated by the OCC. The Trust is not required to hold any particular amount of assets at either the Bitcoin Custodian or the Additional Bitcoin Custodian, and the Sponsor shall, in its sole discretion, determine the amounts held at either custodian from time to time as permitted by the Trust Agreement. The Sponsor has not established any specific criteria that it would consider in making this decision. As of the date of this prospectus, all of the Trust’s bitcoin is held with the Bitcoin Custodian, and the Sponsor has no plans to move any of the Trust’s bitcoin to the Additional Bitcoin Custodian, though such plans are subject to ongoing review. The addition of the Additional Bitcoin Custodian as an available alternative custodian of the Trust’s bitcoin reflects the Sponsor’s ongoing risk management approach and the Sponsor’s expanding presence in the digital asset space. If the Sponsor chooses to utilize the Additional Bitcoin Custodian in the future, the Additional Bitcoin Custodian will receive bitcoin for storage in the Trust’s account at the Additional Bitcoin Custodian by generating private keys and their public key pairs, with the Additional

Bitcoin Custodian retaining custody of such private keys, all of which will be held in cold storage. Upon receipt, the Additional Bitcoin Custodian would keep custody of all of the Trust’s bitcoin that it holds in segregated accounts (“Anchorage Vault Balance”). Trust assets held in the Anchorage Vault Balance would be held in segregated wallets and would not be commingled with the Additional Bitcoin Custodian’s or its affiliates’ assets, or the assets of the Additional Bitcoin Custodian’s other customers. The Anchorage Vault Balance would be held at the Bitcoin blockchain addresses at which only the Trust’s assets are held.

Anchor Labs maintains crime insurance coverage for a minimum limit of $100,000,000, which is intended to cover the loss of Trust assets held by the Anchor Labs Insureds, including from dishonest or fraudulent acts committed by the Anchor Labs Insureds’ employees, its agents and subcontractors; forgery and alteration; computer crime; wire transfer coverage; physical damage or theft of private key data; social engineering coverage; and security breaches or hacking. The insurance maintained by Anchor Labs may be shared among Anchor Labs Insureds’ other customers, is not necessarily exclusive to the Trust or to customers holding bitcoin with Anchorage and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Anchor Lab’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of Anchorage, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by Anchorage may be substantially lower than the assets of the Trust. While Anchorage maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that Anchorage will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance program does not cover, insure or guarantee the performance of the Trust.

In the event of a fork, the Anchorage Custodian Agreement provides that the Additional Bitcoin Custodian may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Additional Bitcoin Custodian would use commercially reasonable efforts to timely select, in its sole discretion, at least one branch of such forked protocol to support. The Sponsor will cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Digital Asset to which the Trust may become entitled in the future. The Trust has no right to receive any Incidental Right or IR Digital Asset. For more information on the Trust’s and Sponsor’s policies on forked or airdropped assets, see “The Offering—Forks” and “Risk Factors—A temporary or permanent “fork” could adversely affect the value of the Shares. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Asset, including any forked or airdropped assets”.

With respect to the Anchorage Custodian Agreement, other than with respect to claims and losses arising from: (i) fraud or willful misconduct of the Additional Bitcoin Custodian and (ii) the Anchorage Mutually Capped Liabilities (defined below), in no event will the Additional Bitcoin Custodian’s liability exceed the value of the cash or affected bitcoin giving rise to such liability. With respect to Anchorage Mutually Capped Liabilities, other than with respect to claims and losses arising from fraud or willful misconduct of the Additional Bitcoin Custodian, in no event will the Additional Bitcoin Custodian’s liability exceed the greater of $5 million and the aggregate amount of fees paid by client to Anchorage in the 12-month period prior to the event giving rise to such liability.

Under the Anchorage Custodian Agreement, Anchorage Mutually Capped Liabilities means (i) claims and losses arising from a party’s breach of its confidentiality obligations under the Anchorage Custodian Agreement, (ii) a party’s indemnity obligations under the Anchorage Custodian Agreement (except with respect to the full amount of any Trust bitcoin lost ), which shall not constitute an Anchorage Mutually Capped Liability), and (iii) claims and losses arising from the violation, misappropriation, or infringement by a party of any third-party intellectual and/or industrial property rights, including patent rights, copyrights, moral rights, trademarks, trade names, service marks, trade secrets, rights in inventions (including applications for, and registrations, extensions, renewals, and re-issuances of the foregoing).

With respect to claims and losses related to a withdrawal or transfer of digital assets, the value of such digital assets would be determined by reference to the benchmark valuation on the date delivery of such digital assets in connection with such withdrawal or transfer is due in accordance with the terms of the Anchorage Custodian Agreement. In respect of any incidental, indirect, special, punitive, consequential or similar losses, the Additional Bitcoin Custodian is not liable, even if the Additional Bitcoin Custodian has been advised of or knew or should have known of the possibility thereof. The Additional Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Additional Bitcoin Custodian.

The Anchorage Custodian Agreement has an initial term of three years. The Additional Bitcoin Custodian may elect not to renew the Anchorage Custodian Agreement by providing written notice of cancellation and non-renewal no less than one hundred eighty (180) days prior to the expiration of the term or may terminate the Anchorage Custodian Agreement immediately for Cause. A “Termination for Cause” is defined in the Anchorage Custodian Agreement as: (i) the Trust materially breaches any provision of the Anchorage Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by Anchorage to the Trust; or (ii) the Trust becomes bankrupt or insolvent.

The Securities Custodian

The Securities Custodian is The Bank of New York Mellon. Pursuant to the Master Services Agreement between the Securities Custodian, the Trustee and the Trust, the Securities Custodian will establish and maintain securities account(s) for the Trust and, upon instructions from the Trustee acting on behalf of the Trust, facilitate IBIT transfers to and from the Trust’s account(s). The fees of the Securities Custodian are paid by the Trustee on behalf of the Trust.

The Master Services Agreement is governed by the laws of the State of New York.

THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER

The Prime Execution Agent

Pursuant to the Prime Execution Agent Agreement, the Trust’s bitcoin holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Bitcoin Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets, and the sale of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s bitcoin. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s bitcoin (and cash) held on behalf of the Prime Execution Agent’s customers. There are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. However, bitcoin is only moved into the Trading Balance in connection with and to the extent of purchases and sales of bitcoin by the Trust and such bitcoin is swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Trust’s use of Trade Credits and order cutoffs are also designed to limit the amount of time that any of the Trust’s bitcoin is held in the Trust’s Trading Balance.

The Prime Execution Agent holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of bitcoin that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agent Agreement to hold any of the bitcoin in the Trust’s Trading Balance in cold storage or to hold any such bitcoin in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the bitcoin credited to the Trust’s Trading Balance.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of bitcoin. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in Money Market Funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of bitcoin will be held in an FBO Account or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Trust sells bitcoin through the Prime Execution Agent, the Trust’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the platform operated by the Prime

Execution Agent, as well as four additional non-bank market makers (“NBMMs”). The Prime Execution Agent has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Execution Agent Agreement, the Trust may engage in sales of bitcoin by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agent Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Execution Agent Agreement requires the Prime Execution Agent to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Execution Agent Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Coinbase Global maintains an institutional insurance program, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell bitcoin on the Trading Platform, the associated bitcoin or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Execution Agent Agreement will remain in effect until terminated pursuant to its terms.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agent Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Bitcoin Custodian and Trade Credit Lender, may not terminate the Prime Execution Agent Agreement (including the Bitcoin Custodian Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law (defined below) or (ii) a Cause event (as defined below). The Prime Execution Agent Agreement defines “Prime Execution Agent Services” as (i) the custody of the Trust’s bitcoin in its Vault Balance, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of bitcoin submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Execution Agent Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agent Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Execution Agent Agreement or the Prime Execution Agent Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Prime Execution Agent, Bitcoin Custodian, and Trade Credit Lender shall continue to provide the Prime Execution Agent Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Execution Agent or if the Change in Law requires that Coinbase immediately ceases providing any Prime Execution Agent Services, the Prime Execution Agent may, upon written notice, suspend, restrict or terminate the Prime Execution Agent Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Execution Agent may in its reasonable discretion, terminate the Prime Execution Agent Agreement and accelerate the Trust’s obligations, and/or take certain other actions. The Prime Execution Agent Agreement defines “Cause” to mean, (i) a material breach of the Prime Execution Agent Agreement (other than the Bitcoin Custodian Agreement) which is uncured for 10 days; (ii) a material breach of the Bitcoin Custodian Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Trust to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of 1 business day.

Notwithstanding any termination of the Prime Execution Agent Agreement by the Prime Execution Agent for Cause, during any Transition Period (as defined below) the Coinbase Entities or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Trust may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Trust, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Execution Agent Agreement, except to the extent any Transition Service is prohibited under applicable law (including but not limited to applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that the Coinbase Entities will continue to have the right to exercise its right of set-off under the Prime Execution Agent Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Trust and (ii), notwithstanding any provision in the Prime Execution Agent Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Trust or Sponsor for any claims or losses arising out of or relating to the Prime Execution Agent Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Execution Agent Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Execution Agent Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Trust) commencing on the date the Trust is notified of any termination of the Prime Execution Agent Agreement pursuant to a Cause event.

“Transition Services” means the Prime Execution Agent services consisting of (i) the custody of Trust’s bitcoin on the Trust’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of bitcoin submitted by the Trust. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Execution Agent Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Trust may terminate the Prime Execution Agent Agreement, including the Bitcoin Custodian Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Bitcoin Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agent Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s bitcoin in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the bitcoin based on the Benchmark Valuation (defined as the CME CF Bitcoin Reference Rate New York) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “BTC Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the BTC Cash Value until the relevant bitcoin is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant bitcoin, in each cash, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the BTC Cash Value in lieu of the relevant bitcoin or receive the BTC Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant bitcoin would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant bitcoin being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust promptly upon client’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the bitcoin, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred bitcoin or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within one (1) Business Day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agent Agreement (other than the provisions of the Bitcoin Custodian Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Bitcoin Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

The Prime Execution Agent does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Execution Agent is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Execution Agent being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Neither the Prime Execution Agent nor any other Coinbase entity is permitted to withdraw the Trust’s bitcoin from the Trust’s Vault Balance, or loan, hypothecate, pledge or otherwise encumber the Trust’s bitcoin, without the consent of the Trust. The Trading Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, among others, the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected bitcoin giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. Both the Trust and the Prime Execution Agent and its affiliates (including the Bitcoin Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agent Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Execution Agent Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Execution Agent Services including that (i) orders to buy or sell bitcoin may be routed to the Prime Execution Agent’s platform (“Coinbase Platform”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Execution Agent does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Execution Agent will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Execution Agent will notify the Trust of changes to its business that have a material adverse effect on the Prime Execution Agent’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Trust and (ii) any other pending orders by the Trust received by the Coinbase Entities that become marketable, (b) for any order that the Prime Execution Agent receives from the Trust, the Prime Execution Agent will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the most favorable price for the Trust’s bitcoin sale orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Trust’s order, ahead of any order received from the Trust. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Execution Agent agrees to direct the Trust’s orders in a manner that does not systematically favor the Coinbase Platform or Connected Trading Venues that provide financial incentives to the Prime Execution Agent; provided, however, that under certain circumstances the Prime Execution Agent may choose to intentionally route to the Coinbase Platform due to temporary conditions affecting Connected Trading Venues (e.g. connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

The Sponsor does not intend to fund the Trading Balance at the Prime Execution Agent with sufficient bitcoin to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of bitcoin in connection with cash creations and redemptions and sales of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow bitcoin or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Trust to buy or sell bitcoin through the Prime Execution Agent in an amount that exceeds the cash or bitcoin credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the bitcoin price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Trust Expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the bitcoin or for the bitcoin held in the Vault Balance to be transferred to a Trading Balance prior to selling the bitcoin. The Trust is required by the terms of the Coinbase Credit Committed Trade Financing Agreement, which is part of the Prime Execution Agent Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such bitcoin or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to itself borrow bitcoin to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of bitcoin or cash credited to the Trust’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits do not bear any interest. The Trust pays a variable rate for each executed order based on the Trust’s prior month’s trading volume as determined by the Prime Execution Agent.

The Trust’s bitcoin holdings will be maintained with the Bitcoin Custodian rather than the Prime Execution Agent, except in the limited circumstances of bitcoin that is held temporarily in the Trading Balance for purchases and sales of bitcoin in connection with cash creation and cash redemption Basket settlement, or the payment of Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable. In connection with a redemption order or to pay the Sponsor’s Fee and expenses not assumed by the Sponsor, the Trust will first borrow bitcoin from the Trade Credit Lender using the Trade Financing Agreement, and then sell the borrowed bitcoin. In connection with a purchase order, the Trust will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase bitcoin. The purpose of borrowing the bitcoin or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Trade Credit Lender is to lock in the bitcoin price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the bitcoin or for the bitcoin held in the Vault Balance to be transferred to a Trading Balance prior to selling the bitcoin (a process which may take up to twenty four hours, or longer if the Bitcoin blockchain is experiencing delays in transaction confirmation, or if there are other delays).

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. For a redemption order, the Trust may use financing when the bitcoin remains in the Trust’s Custody Account at the point of intended execution of a sale of bitcoin. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Bitcoin Custodian to move bitcoin out of the Vault Balance into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Trust may not be able to lock in the bitcoin price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Vault Balance to the Trading Balance was completed before selling the bitcoin. The Trade Credit amount, combined with the Trust requiring delivery of cash for creations on the trade date when Trade Credits are unavailable and the ability of the Trust to delay redemption settlement until the Trust is able to transfer bitcoin from the Vault Balance to the Trading Balance, is sufficient, in the Sponsor’s view, to support the needs of the Trust.

The Trade Financing Agreement is in effect commencing on the date of execution and terminating on the earlier of (i) the date of termination of the Prime Execution Agent Agreement, subject to any required notice or notice period thereunder and (ii) following a Change of Agent Event, immediately upon delivery to the Trust of written notice of the occurrence of such Change of Agent Event or the close of business on such later date as the Trade Credit Lender may specify in any such written notice. “Change of

Agent Event” is defined in the Trade Financing Agreement to occur when the authority of the Trustee to act on behalf of the Trust in connection with the Prime Execution Agent Agreement is terminated for any reason at any time and a successor investment advisor, reasonably acceptable (such acceptance not to be unreasonably withheld) to Coinbase, has not been concurrently appointed on behalf of the Trust with respect to all matters thereunder; provided that, subject to applicable law, the Trustee is permitted to transfer and assign its obligations to act on behalf of the Trust to any of its affiliates and any such transfer or assignment shall not constitute a Change of Agent Event. Except as otherwise provided above, the terms of the Prime Execution Agent Agreement govern any suspension, restriction, termination or modification of the Trade Financing Agreement. For additional information, see “ —The Prime Execution Agent.” All obligations of the Trust with respect to outstanding Trade Credits, and rights of the Trade Credit Lender in connection therewith, shall survive the termination of the Trade Financing Agreement, including Trade Credit Lender’s security interest in the Trading Balance and the Vault Balance; provided that, for the avoidance of doubt, if the Trade Financing Agreement is terminated such security interest shall be terminated immediately upon the repayment of the Trade Credits in full.

This could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders.

In addition, to the extent that the execution price for purchases and sales of bitcoin related to creations and redemptions and sales of bitcoin in connection with paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, deviate significantly from the Bitcoin Index price used to determine the NAV of the Trust, the Shareholders may be negatively impacted.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below) represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Clifford Chance US LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, U.S. Tax-Exempt Shareholders (as defined below) who acquire their Shares with acquisition indebtedness tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships or S corporations for U.S. federal income tax purposes, persons holding Shares in a “straddle” that includes positions other than those held by the Trust, persons holding Shares as a position in a “hedging,” “conversion,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax, or any U.S. federal non-income tax law consequences that may apply to an investment in Shares, or the Medicare contribution tax imposed on certain net investment income. You are urged to consult your own tax advisors with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to your investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and you are urged to consult your own tax advisors for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Classification of the Trust

The Trust will take the position that it is treated as a partnership for U.S. federal income tax purposes. If the Trust is properly treated as a partnership and not taxable as a corporation, it will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability. The Trust will file partnership tax returns. See “—Information Reporting with Respect to Shares.” Accordingly, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit annually in computing your U.S. federal income tax liability.

In the opinion of Clifford Chance US LLP, although not free from doubt due to the lack of directly governing authority, the Trust should not be taxable as a corporation for U.S. federal income tax purposes. The opinion of Clifford Chance US LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. The Trust does not intend to request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter.

If the IRS were to assert successfully that the Trust is taxable as a corporation, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on its net taxable income. Distributions by the Trust to its Shareholders would constitute dividend income taxable to such holders to the extent of the Trust’s earnings and profits and the payment of these distributions would not be deductible by the Trust. The remainder of this discussion assumes that the Trust is treated as a partnership for U.S. federal income tax purposes.

In General

It is expected that the Trust’s items of income or loss, as the case may be, will consist primarily of capital gain or loss, as the case may be, in respect of (1) bitcoin and IBIT shares upon their disposition by the Trust, and (2) the written options, upon their expiration, their disposition by the Trust or the application of the “mark-to-market” rules. The amount of gain or loss generally will be equal to the difference between the amount realized on the sale or other disposition of a position and the Trust’s adjusted tax basis in such position.

Because you will be treated as a beneficial owner of an interest in a partnership, you will be required to include in income the Trust’s items of income, gain, loss, deduction, expense and credit that are allocated to you for the Trust’s taxable year ending with or within your taxable year, regardless of whether any distributions are made to you. Accordingly, you may be required to include amounts in income without a corresponding current receipt of cash if the Trust earns taxable income but does not make corresponding cash distributions. For example, you may incur income tax liabilities in excess of cash distributions on Shares (1) as a result of the “mark-to-market” rules applicable to Section 1256 Contracts or as a result of the mixed straddle account election, (2) as a result of adjustments to the capital gain or loss computed for a Section 1256 Contract when it is closed out (by offset or otherwise) or expires, and (3) from the disposition of mixed straddles or Section 1256 Contracts in connection with the redemption by an Authorized Participant of a Basket. The “mark-to-market” and certain other rules related to Section 1256 Contracts and mixed straddles are discussed below.

If a hard fork occurs in the Bitcoin blockchain, the Trust could temporarily hold both the original bitcoin and the alternative new asset as the Sponsor determines, in its sole discretion, which asset it believes is generally accepted as bitcoin. The other asset will be treated as an Incidental Right and/or IR Digital Asset, in accordance with the procedures specified herein. The IRS has held that a hard fork resulting in the creation of new units of crypto asset is a taxable event giving rise to ordinary income. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income, and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold. The Sponsor has committed to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Digital Assets to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Digital Assets if there are future regulatory developments that would make it feasible for the Trust to retain those assets.

Classification of the Written Options

It is expected that the options written by the Trust will constitute “Section 1256 contracts” within the meaning of Section 1256 of the Code (“Section 1256 Contracts”). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses to such contracts and otherwise provides for special rules of taxation. Under these rules, Section 1256 Contracts held by the Trust at the end of each taxable year of the Trust are treated for U.S. federal income tax purposes as if they were sold by the Trust for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales or other dispositions of Section 1256 Contracts, must be taken into account by the Trust in computing its taxable income for such year. If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark-to-market” rules.

Subject to the discussion below under “—Mixed Straddles,” capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Under certain circumstances, long-term capital gains recognized by individuals may qualify for reduced rates of tax. The deductibility of capital losses is subject to limitations under the Code, and the deductibility of long-term capital losses is generally more restrictive than the deductibility of short-term capital losses.

In general, options written by the Trust with respect to an ETP Index will be treated as Section 1256 Contracts if the ETP Index is not a “narrow-based security index” as defined in the Exchange Act. In that case, the written options will be subject to the tax rules applicable to Section 1256 Contracts, as described above. If an ETP Index is a “narrow-based security index” as defined in the Exchange Act, options written by the Trust with respect to such ETP Index will generally result in short-term capital gain or loss upon a sale or other disposition of such options.

Mixed Straddles

It is expected that IBIT shares and written options with respect to IBIT shares (and, possibly, with respect to ETP Indices) together will constitute “mixed straddles” within the meaning of Section 1256 of the Code, for which various tax elections can be made by the Trust. The tax treatment of the Trust’s mixed straddle positions, as well as the resulting amount, timing and character of income or loss recognized by the Trust and allocated to Shareholders, may differ materially depending on the tax election (if any) made with respect to the mixed straddles.

The Trust currently intends to make a “mixed straddle account” election with respect to the written options and a portion or all of the IBIT shares held by the Trust. Such an election is effective for the taxable year for which it is made. The Trust in its sole discretion may decide to make such an election, a different tax election or no tax election with respect to its mixed straddle positions.

In general, if a valid mixed straddle account election is made, the written options and IBIT shares in the account are marked to market daily. With respect to positions in the account, gain or loss is computed daily by (1) netting gains and losses from the written options in the account, (2) netting gains and losses from the IBIT shares in the account, and (3) offsetting the net gain or loss from the written options against the net gain or loss from the IBIT shares. Any excess for a particular day of net gain or loss from the written options over net gain or loss from the IBIT shares is characterized as short-term capital gain or loss to the extent of 40% thereof and as long-term capital gain or loss to the extent of 60% thereof. Any excess for a particular day of net gain or loss from the IBIT shares over net gain or loss from the written options is characterized as short-term capital gain or loss. In general, for each taxable year, the daily results just described are aggregated. If this aggregation results in a net gain for the year, that net gain cannot be treated as long-term capital gain, in excess of 50% of the amount of such net gain. If this aggregation results in a net loss for the year, that net loss cannot be treated as short-term capital loss, in excess of 40% of such net loss.

If the validity of a mixed straddle account election made by the Trust were successfully challenged by the IRS, another tax election were made or no tax election were made, then the amount, timing and character of income or loss allocated to Shareholders may differ materially, potentially in an adverse manner. You are urged to consult your own tax advisors regarding the tax treatment of mixed straddles.

Distributions on the Shares

Distributions on the Shares generally will not be taxable to you, except to the extent that the cash you receive exceeds your adjusted tax basis in the Shares. Cash distributions in excess of your adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by the Trust (a distribution to you that terminates your interest in the Trust), you generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and your adjusted tax basis in the Shares. Your adjusted tax basis in your Shares generally will be equal to the amount you paid for your Shares (1) increased by any income or gain of the Trust that is allocated to you, the amount of any contributions you make to the capital of the Trust as part of the creation of a Basket, and any liabilities of the Trust that are allocated to you; and (2) decreased, but not below zero, by any loss or expense of the Trust that is allocated to you, the amount of any cash and the tax basis of any property distributed (or deemed distributed) to you, and any reduction in the liabilities of the Trust that are allocated to you. For a description of the allocation of income, gain, loss and expense to you, see“—Partnership Allocations and Adjustments.”

Creations and Redemptions of Baskets

If the Trust transfers or otherwise disposes of a position in connection with the redemption of a Basket, the disposition will generally give rise to gain or loss. However, holders of Shares other than Authorized Participants (or holders for which an Authorized Participant is acting) generally are not expected to recognize gain or loss directly as a result of an Authorized Participant’s creation or redemption of a Basket. An Authorized Participant’s creation or redemption of a Basket also may affect the portion of the Trust’s tax basis in the Trust’s assets that is allocated to you, which could affect the amount of gain or loss allocated to you under the “mark-to-market” system applicable to Section 1256 Contracts, or as a result of the mixed straddle account election, on the closing out (whether by offset or otherwise), expiration or disposition of mixed straddles or Section 1256 Contracts by the Trust.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Holder’s share of losses and expenses of the Trust is subject to certain limitations, including, but not limited to, rules providing that: (1) you may not deduct the Trust’s losses that are allocated to you in excess of your adjusted tax basis in your Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) a non-corporate U.S. Holder may not deduct its share of expenses of the Trust; and (4) certain losses in a mixed straddle position may be deferred, potentially indefinitely, to the extent they are not in a mixed straddle account. To the extent that a loss or expense that you cannot deduct currently is allocated to you, you may be required to report taxable income in excess of your economic income or cash distributions to you on the Shares. You are urged to consult your own tax advisors with regard to these and other limitations on your ability to deduct losses or expenses with respect to the Trust.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, your share of the Trust’s income, gain, loss, deduction and other items will be determined by the Trust Agreement, unless an allocation under these agreements does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to you for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you. Holders with questions regarding partnership allocations and adjustments or other tax matters may obtain further information from the Sponsor at the following number: 1-800-iShares or 1-800-474-2737.

Monthly Allocation and Revaluation Conventions

In general, the Trust’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last trading day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its Shares or whose Shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for these purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. In that event, the Trust’s allocation method might be viewed as violating that requirement. If the IRS does not accept the Trust’s monthly allocation conventions, the IRS may contend that taxable income or losses of the Trust must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. The Trustee is authorized to revise the Trust’s allocation methods to comply with applicable law.

In addition, for any month in which a creation or redemption of Shares takes place, the Trust generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Trust’s assets. This will result in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Trust’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Trust generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Trust generally will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (2) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Trust’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. Final Treasury regulations generally permit publicly traded partnerships like the Trust to use monthly allocation conventions similar to those used by the Trust but do not specifically authorize the monthly reallocation convention or all aspects of the monthly allocation convention that the Trust has adopted. If the IRS does not accept the Trust’s monthly allocation or monthly revaluation conventions, the IRS may contend that taxable income or losses of the Trust must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Trustee is authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in the Trust.

Section 754 Election

The Trust intends to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. This election generally will require each purchaser of Shares to adjust its proportionate share of the tax basis in the Trust’s assets (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Trust’s assets. These adjustments are attributed solely to a purchaser of Shares and are not added to the tax basis of the Trust’s assets associated with other holders of Shares. Generally, the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its Shares and the Trust’s corresponding inside basis in its assets such that the amount of gain or loss that will be allocated to the purchaser on the disposition by the Trust of its assets (for example, on the expiration or disposition of an option position) will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a holder’s purchase price for Shares and its interest in the unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Trust, the Trust will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Trust do not satisfy the technical requirements of the Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, the Trust will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Trust will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources or that the basis adjustments that the Trust makes based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its interest in the inside basis in the Trust’s assets.

Information Reporting with Respect to Shares

As described above under “—Classification of the Trust,” the Trust will file a partnership return.

Tax information will be reported to investors on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year but in no event later than March 15. Each Schedule K-1 provided to a holder of Shares will set forth the holder’s share of the Trust’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “Partnership Allocations and Adjustments—Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally permit publicly traded partnerships like the Trust to use monthly allocation conventions similar to those used by the Trust but do not specifically authorize the monthly reallocation convention or all aspects of the monthly allocation convention that the Trust has adopted. If the IRS does not accept the Trust’s monthly allocation conventions, the IRS may contend that taxable income or losses of the Trust must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. The Trustee is authorized to revise the Trust’s allocation methods to comply with applicable law.

Tax Audits

Under the Code, adjustments in tax liability with respect to the Trust’s items generally will be made at the Trust level in a partnership proceeding rather than in separate proceedings with each Shareholder. Adjustments resulting from an IRS audit may require each Shareholder to adjust a prior year’s liability, and possibly may result in an audit of such Shareholder’s return. Any audit of a Shareholder’s return could result in adjustments not related to the Trust’s returns as well as those related to the Trust’s returns.

The Sponsor or an authorized representative or designee thereof will represent the Trust as its “partnership representative” during any audit and in any dispute with the IRS. The partnership representative will have the sole authority to act on the Trust’s behalf for purposes of such audits and disputes, including for judicial review of partnership administrative adjustments.

If the IRS makes audit adjustments to the Trust’s U.S. federal income tax returns, it may collect any resulting taxes (including any applicable penalties and interest) directly from the Trust. The Trust may have the ability to shift any such tax liability to the Sponsor and the Trust’s Shareholders in accordance with their interests in the Trust during the year under audit, but there can be no assurance that it will be able to do so, in which case the current Shareholders would economically bear the burden of the tax even if they were not Shareholders during the year under audit (or if they had a different percentage interest in the Trust in that year). If the Trust is required to make payments of taxes, penalties and interest resulting from audit adjustments, the cash available for distribution to the Trust’s Shareholders might be substantially reduced. You are urged to consult your own tax advisors regarding these rules and their potential impact.

Taxation of U.S. Tax-Exempt Shareholders

Income recognized by U.S. Tax-Exempt Shareholders is generally exempt from U.S. federal income tax except to the extent of such Shareholders’ “unrelated business taxable income” (“UBTI”). UBTI is defined generally as income from a trade or business regularly carried on by a tax-exempt entity that is unrelated to the entity’s exempt purpose. With certain exceptions, gains or losses from the sale, exchange or other disposition of property are generally excluded from UBTI (so long as not derived from debt-financed property). When a U.S. Tax-Exempt Shareholder owns an interest in a partnership, such as the Trust, the activities of the Trust (and any pass-through entities or disregarded entities in which the Trust owns an interest) are attributed to the U.S. Tax-Exempt Shareholder for purposes of determining whether such Shareholder’s allocable share of the Trust’s income is UBTI.

The Trust’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, there can be no assurance that a U.S. Tax-Exempt Shareholder’s share of income from a fork, airdrop, or similar event will not be treated as UBTI. If the Trust were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

UBTI generally is separately calculated for each trade or business of a U.S. Tax-Exempt Shareholder. Thus, a U.S. Tax-Exempt Shareholder generally cannot use deductions relating to one trade or business to offset income from another trade or business.

A U.S. private foundation considering an investment should be aware that, if such a foundation acquires a sufficiently large number of Shares, such Shares could become an “excess business holding” that could subject the foundation to a U.S. excise tax. A private foundation should consult its own tax advisors regarding the excess business holdings provisions of the Code and other respects in which the provisions of Chapter 42 of the Code could affect the consequences to such foundation of acquiring and holding Shares.

Investors who are U.S. Tax-Exempt Shareholders should consult their own tax advisors with respect to the U.S. federal income tax consequences of an investment in Shares.

Taxation of Non-U.S. Shareholders

The Trust expects (though no assurance can be given) that it should not be treated as engaged in a trade or business within the United States or recognize income that is treated as “effectively connected” with the conduct of a trade or business in the United States (“ECI”). However, while it is unlikely that any income that the Trust might recognize as a result of a fork, airdrop or similar event would give rise to ECI, there has been no guidance as to how such events may be treated. Therefore, there can be no assurance that the Trust will not be treated as engaged in a U.S. trade or business or will not otherwise generate income treated as effectively connected with a U.S. trade or business for U.S. federal income tax purposes.

Provided that the Trust is not engaged in the conduct of a U.S. trade or business, and that it does not otherwise generate income treated as effectively connected with a U.S. trade or business, the U.S. federal income tax liability of a Non-U.S. Shareholder with respect to that Shareholder’s Shares generally will be limited to withholding tax on certain gross income from U.S. sources (if any) generated by the Trust.

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income” (“FDAP”) that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty or statutory exemption). There is currently no guidance as to whether income recognized by the Trust as a result of a fork, airdrop or similar event would constitute U.S. source FDAP.

A Non-U.S. Shareholder resident in a jurisdiction with which the U.S. has an income tax treaty may be entitled to the benefits of that treaty in order to reduce or eliminate the 30% U.S. withholding tax with respect to that Shareholder’s distributive share of income that the Trust treats as U.S.-source FDAP if under the laws of that non-U.S. jurisdiction, the Trust is treated as tax-

transparent and certain other conditions are met. In order to secure the benefits of an applicable income tax treaty through a reduction or elimination of withholding, Non-U.S. Shareholders will generally be required to certify their non-U.S. status by providing an executed IRS Form W-8BEN or W-8BEN-E. If a Non-U.S. Shareholder fails to provide such IRS Forms, U.S. federal tax at a full 30% rate may be withheld from the Non-U.S. Shareholder’s share of U.S.-source FDAP, in which case the Non-U.S. Shareholder must file a refund claim with the IRS in order to obtain the benefit of a reduced rate or exemption.

If the proper amounts are withheld and remitted to the U.S. government and the Trust does not recognize ECI, Non-U.S. Shareholders that are individuals or corporations will generally not be required to file U.S. federal income tax returns or pay additional U.S. federal income taxes solely as a result of their investments in the Trust (though Non-U.S. Shareholders treated as trusts for U.S. federal income purposes are subject to special rules).

If a Non-U.S. Shareholder is treated as disposing of Shares, and any portion of the gain realized on the disposition would be treated as ECI, such Shares may be subject to a withholding tax equal to 10% of the amount realized on the disposition (subject to reduction or elimination in certain circumstances). The applicable withholding agent is not required to withhold on account of such tax if the Trust properly certifies via public notice that it was not engaged in a trade or business within the United States at any time during the Trust’s taxable year through the date designated on the public notice. The Trust intends to post a quarterly notice to the Trust’s website confirming that it has not engaged in a U.S. trade or business. Non-U.S. Shareholders are urged to consult with their own tax advisors regarding the application of this withholding tax.

If the Trust is treated as having any ECI (or any portion of the gain realized on a Non-U.S. Shareholder’s disposition of Shares is treated as ECI), then if such Non-U.S. Shareholder is treated as a corporation, it may also be subject to U.S. federal branch profits tax on its effectively connected earnings and profits (which, with respect to the Shares, would generally be such Non-U.S. Shareholder’s share of ECI from such Shares, reduced by deductions taken into account by the Shareholder in computing its ECI, and further reduced by the U.S. federal income taxes imposed on such ECI). U.S. federal branch profits tax is generally imposed at a 30% rate, though it may be reduced under the Code or pursuant to an applicable income tax treaty.

U.S. Information Reporting and Backup Withholding

The Trust will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. Shareholders may be required to provide certain information or make certain certifications in order to avoid certain information reporting and backup withholding requirements. U.S. Shareholders generally may comply with these requirements by providing a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Non-U.S. Shareholders generally may comply with these requirements by providing the relevant IRS Form W-8, duly completed and executed.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will generally be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in bitcoin held by the Trust.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DISCUSS ALL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM ASSOCIATED WITH ANY PURCHASE, HOLDING, SALE, REDEMPTION OR OTHER DEALING IN THE SHARES BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

ERISA AND RELATED CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Delaware Trustee, the Custodians or any of their respective Affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

SEED CAPITAL INVESTOR

On April 21, 2026, the Seed Capital Investor, an affiliate of the Sponsor, subject to conditions, purchased the Seed Shares, comprising 2,000 Shares at a per-Share price equal to $50.00. Total proceeds to the Trust from the sale of the Seed Shares were $100,000. On June 1, 2026, the Seed Capital Investor purchased the Seed Creation Baskets, comprising of 198,000 Shares at a per-Share price equal to $50.00. Total proceeds to the Trust from the sale of the Seed Creation Baskets were $9,900,000. On June 9, 2026, the Trust purchased 109.9630217 bitcoin and 90,901 IBIT shares, and wrote 856 options contracts with the aggregate proceeds of the Seed Shares and Seed Creation Baskets. The costs incurred in connection with the purchase of bitcoin and IBIT shares and writing of options with the proceeds of the Seed Shares and Seed Creation Baskets were borne by the Trust. The Seed Capital Investor will act as a statutory underwriter in connection with this purchase. The price of the Seed Shares and Seed Creation Baskets was determined as described above and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times. The Seed Capital Investor may offer all of the Shares comprising the Seed Shares and Seed Creation Baskets to the public pursuant to this prospectus.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Shares and Seed Creation Baskets.

The Sponsor and the Trust have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Trust issues Shares in Baskets to Authorized Participants in exchange for all cash, partial cash, or in-kind deposits on a continuous basis. As of the date of this prospectus, the Authorized Participants that are able to conduct creation and redemptions are BofA Securities, Inc.,  Goldman Sachs & Co. LLC, Jane Street Capital, LLC, JP Morgan Securities LLC, and Virtu Americas LLC. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. These transactions take place in exchange for cash or bitcoin. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of the FINRA Rules. The Authorized Participants do not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Shares or Seed Creation Baskets, and its activities with respect to the Seed Shares or Seed Creation Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

The Shares will be listed and traded on NASDAQ under the ticker symbol “BITA”.

CONFLICTS OF INTEREST

General

Prospective investors should be aware that the Sponsor, the Advisor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor, the Advisor or the Trustee to the Shareholders.

The Sponsor, the Advisor, and the Trustee want you to know that there are certain entities with which the Sponsor, the Advisor or the Trustee may have relationships or engage in activities that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor, the Advisor and the Trustee (including, without limitation, BlackRock, and each of its or their affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “BlackRock Affiliates”).

The activities of the Sponsor, the Advisor, the Trustee and the BlackRock Affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present actual or perceived conflicts of interest that could disadvantage the Trust and its Shareholders. One or more of the Sponsor, the Advisor, the Trustee or the BlackRock Affiliates provide investment management services to other investment vehicles, funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor, the Advisor, the Trustee and the BlackRock Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its Shareholders. One or more of the Sponsor, the Advisor, the Trustee or the BlackRock Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime execution agent, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest. For example, as of the date of this prospectus, various portfolios managed by affiliates of the Sponsor have from time to time held, and in the future may hold, positions in IBIT shares. Further, various officers and employees of the Sponsor may hold or have exposures to bitcoin in various degrees given the current state of global adoption of bitcoin.

The Trustee has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Business Conduct and Ethics, which address conflicts of interest (together, the “Policies”). Consistent with the requirements of the Policies, the Trustee will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in Shares of the Trust or IBIT shares (“Bitcoin Access Persons”) pre-clear personal trading activity in bitcoin. All of the Sponsor’s employees will be required to preclear personal transactions in the Shares of the Trust. Finally, trading on behalf of clients in the shares of the Trust will be subject to controls embedded in BlackRock’s portfolio compliance systems. The Policies and any underlying procedures will be amended as necessary to reflect these protocols.

BlackRock has established certain information barriers and other policies to address the sharing of information between different businesses within BlackRock, including, effective on or about January 21, 2025, with respect to personnel responsible with managing portfolios and voting proxies with respect to certain index equity portfolios versus those responsible for managing portfolios and voting proxies with respect to all other portfolios. As a result of information barriers, certain units of BlackRock generally will not have access, or will have limited access, to certain information and personnel, including senior personnel, in other units of BlackRock, and generally will not manage the Trust with the benefit of information possessed by such other units. Therefore, BlackRock may not be able to review potential investments for the Trust with the benefit of information held by certain areas of BlackRock.

BlackRock may determine to move certain personnel, businesses, or business units from one side of an information barrier to the other side of the information barrier. In connection therewith, BlackRock personnel, businesses, and business units that were moved will no longer have access to the information and personnel from the side of the information barrier from which they were moved. Information obtained in connection with such changes to information barriers may limit or restrict the ability of BlackRock to engage in or otherwise effect transactions on behalf of the Trust (including purchasing or selling securities that BlackRock may otherwise have purchased or sold for a client in the absence of a change to an information barrier). Information barriers may not have their intended impact due to, for example, changes in applicable law or inadvertent crossings of the barriers, and actions by personnel on one side of a barrier may impact the potential actions of personnel on the other side of a barrier.

Although the information barriers are intended to allow for independent portfolio management decision making and proxy voting among certain BlackRock businesses, the investment activities of BlackRock for BlackRock clients, as well as BlackRock’s proprietary accounts, may nonetheless limit the investment strategies and rights of other clients (including the Trust). As BlackRock’s assets under management increases, BlackRock clients may face greater negative impacts due to ownership restrictions and limitations imposed by laws, regulations, rules, regulators, or issuers. For example, in certain circumstances where a BlackRock client invests in securities issued by companies that operate in certain industries (e.g., banking, insurance, and utilities) or in certain emerging or international markets, or are subject to regulatory or corporate ownership restrictions (e.g., with mechanisms such as poison pills in place to prevent takeovers), or where a BlackRock client invests in certain futures and derivatives, there may be limits on the aggregate amount invested by BlackRock for its clients and BlackRock’s proprietary accounts that may not be exceeded without the grant of a license or other regulatory or corporate approval, order, consent, relief, waiver or non-disapproval or, if exceeded, may cause BlackRock or its clients to be subject to enforcement actions, disgorgement of share ownership or profits, regulatory restrictions, complex compliance reporting, increased compliance costs or suffer disadvantages or business restrictions. In light of certain restrictions, BlackRock may also seek to make indirect investments (e.g., using derivatives) on behalf of its clients to receive exposure to certain securities in excess of the applicable ownership restrictions and limitations when legally permitted that will expose such clients to additional costs and additional risks, including any risks associated with investing in derivatives. There may be limited availability of derivatives that provide indirect exposure to an impacted security. In addition, BlackRock clients can be subject to more than one ownership limitation depending on each client’s holdings, and each ownership limitation can impact multiple securities held by the client. Certain clients or shareholders may have their own overlapping obligations to monitor their compliance with ownership limitations across their investments.

Conflicts of Interest Involving Affiliates

The Sponsor, the Trustee, the Advisor, and the BlackRock Affiliates may participate in transactions related to bitcoin, IBIT shares, IBIT options or index options either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the bitcoin or IBIT shares held by the Trust or the options written by the Trust, and, consequently, on the market value of bitcoin, IBIT shares and the options written by the Trust.

Because these parties may trade bitcoin or IBIT shares for their own accounts or trade IBIT options or index options at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions which are opposite, or ahead of, the positions taken for the Trust, which may have a negative effect on the value of the Shares. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust. Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Advisor, the Trustee or an Affiliate performs or seeks to perform investment banking or other services.

BlackRock expects to receive compensation from an affiliate of the Bitcoin Custodian for BlackRock’s technology support of such affiliate’s enhanced integration with the Aladdin Platform, and a portion of such compensation may be based on the use of such affiliate’s products and services by Aladdin clients.

An affiliate of the Sponsor acts as investment manager to a Money Market Fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC. See “Risk Factors—Prices of bitcoin may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.”

BlackRock may act in various commercial capacities for the Trust, including as sponsor, investment adviser and in other roles permitted under the Trust Agreement. Any fees, commissions, financing charges, or other compensation received by BlackRock in connection with such services are expected to be commercially reasonable. However, BlackRock, including its personnel, will have an interest in earning fees and other amounts favorable to BlackRock, which may create conflicts of interest and could adversely affect the Trust.

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Advisor, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will use commercially reasonable efforts to resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor, the Advisor, or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor, the Advisor, or Trustee. Notwithstanding the foregoing, in no event will the Sponsor, the Advisor, or the Trustee or their respective affiliates be required to divest themselves of, or restrict their services or other activities with respect to, any assets they currently or may hold, manage or control on their own behalf or on behalf of any customer, client or any other person.

Issues Relating to the Valuation of Assets

The Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor’s Fees. In addition, various divisions and units within BlackRock are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts (“Client Accounts”). These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies and may value an identical asset differently than such other divisions, units or affiliated entities.

The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.

Conflicts of Interest for the Prime Execution Agent, the Bitcoin Custodian and the Trade Credit Lender

The Prime Execution Agent, the Bitcoin Custodian and the Trade Credit Lender are affiliates of Coinbase Global. As affiliates, the Coinbase Entities may have actual or potential conflicts of interest when executing the Trust’s orders. As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. For additional information on the conflicts of interest of the Coinbase Entities, see “The Prime Execution Agent and the Trade Credit Lender-The Prime Execution Agent.”

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the Shares have been passed upon for the Sponsor by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, DE. Clifford Chance US LLP, New York, NY, as special U.S. tax counsel to the Sponsor, has rendered an opinion regarding the material federal income tax consequences relating to the Shares.

EXPERTS

The financial statement as of April 21, 2026 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Trust or the Shares can also be obtained from the Sponsor’s website at http://www.iShares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Advisor” — BlackRock Financial Management, Inc. acting as investment advisor for the Trust.

“Advisory Agreement” — The Investment Advisory Agreement, dated May 5, 2026, between the Advisor and the Sponsor.

“airdrop” — An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.

“API” — Application Programming Interface.

“Article 8” — Article 8 of the New York Uniform Commercial Code.

“Authorized Participant” — A person who, at the time of submitting an order to create or redeem one or more Baskets (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant, and (iii) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Sponsor and the Trustee that provides the procedures for the creation and redemption of Baskets.

“Basket” — A block of 20,000 Shares.

“Basket Amount” — The amount of cash, bitcoin, and/or IBIT shares (depending on the type of transaction) that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption.

“Bitcoin blockchain” — The bitcoin peer-to-peer network and associated blockchain ledger.

“Bitcoin Custodian” or “Coinbase Custody” – Coinbase Custody Trust Company, LLC.

“Bitcoin Custodian Agreement” — The agreement, governed by New York law, between the Trust, the Bitcoin Custodian, the Prime Execution Agent, and the Trade Credit Lender regarding the custody of the Trust’s bitcoin.

“Bitcoin Index” — The CME CF Bitcoin Reference Rate New York Variant for the Bitcoin U.S. Dollar trading pair.

“Bitcoin Index Administrator” — CF Benchmarks Ltd.

“Bitcoin network” — The “Bitcoin blockchain” together with the peer-to-peer network.

“Bitcoin Trading Counterparty” — Designated third parties who transact in bitcoin pursuant to written agreements with the Trust.

“BitLicense” — A business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.

“BlackRock” — BlackRock, Inc.

“BlackRock Affiliate” — Any affiliates of the Sponsor, the Advisor, and the Trustee (including, without limitation, BlackRock, and each of its or their affiliates, directors, partners, trustees, managing members, officers and employees.

“BMR” —The UK Benchmarks Regulation.

“BRIL” — BlackRock Investments, LLC.

“BRR” — Bitcoin Index Administrator’s Bitcoin Reference Rate.

“BSA” — U.S. Bank Secrecy Act, as amended.

“Business Day” — A day (i) on which none of the following occurs: (a) NASDAQ is closed for regular trading, (b) applicable options exchange is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (ii) that the Trustee determines that it is able to conduct business.

“Cash Custodian” — The Bank of New York Mellon and any substitute or additional custodian of the Trust’s cash pursuant to a written agreement with the Trust or Trustee on behalf of the Trust.

“Cash Order Cutoff Time” —The required deadline for an Authorized Participant to submit a cash purchase order for the creation of Baskets or a cash redemption order for the redemption of Baskets. The Cash Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to the trade date.

“CBDCs” — Digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.

“CFPB” — The Consumer Financial Protection Bureau.

“CFTC” — The Commodity Futures Trading Commission.

“CF Benchmarks Index” — The CME CF Bitcoin Reference Rate New York Variant for the Bitcoin U.S. Dollar trading pair. See also “Bitcoin Index.”

“Clearing Agent” — Goldman Sachs & Co. LLC.

“Client Account” — Other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts that various divisions and units within BlackRock manage or advise.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Code of Ethics” — The codification of the Sponsor’s business and ethical principles that applies to its executive officers.

“cold storage” — A safeguarding method by which the private keys corresponding to the Trust’s bitcoin are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking.

“Coinbase Insureds” — Coinbase Global and all of its subsidiaries, including the Bitcoin Custodian and the Prime Execution Agent.

“Commodity Exchange Act” or “CEA” — The Commodity Exchange Act of 1936, as amended.

“Connected Trading Venue” — A venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of the Trust.

“Constituent Platforms” — The constituent digital asset platforms of the CF Benchmarks Index, which are chosen by the Bitcoin Index Administrator and could change over time.

“Custodian” — Means any of the Cash Custodian, the Bitcoin Custodian, the Additional Bitcoin Custodian, or the Securities Custodian.

“Custodians” —The Cash Custodian, the Bitcoin Custodian, the Additional Bitcoin Custodian, and the Securities Custodian collectively.

“Custodians’ Fee” — The fees payable to the Custodians.

“Custody Transaction Costs” — Transfer, processing and other transaction costs charged by the Bitcoin Custodian in connection with the issuance of Baskets for such purchase order. BRIL will reimburse any Custody Transaction Costs to the Bitcoin Custodian according to the amounts invoiced by the Bitcoin Custodian.

“Delaware Trustee” — Wilmington Trust, National Association, a national association, is the Delaware trustee of the Trust.

“DFPI” — The California Department of Financial Protection and Innovation.

“DOL” — The U.S. Department of Labor.

“DSTA” — The Delaware Statutory Trust Act.

“DTC” — The Depository Trust Company.

“DTC Participant” — An entity that has an account with DTC.

“ECI” — Income that is treated as “effectively connected” with the conduct of a trade or business in the United States.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“ET” — Eastern Time Zone.

“Ethereum Classic” or “ETC” — The original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC.

“ETF Services” — Certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Baskets.

“ETF Services Agreement” — The agreement between the Trust and BRIL, an affiliate of the Trustee, to perform ETF Services.

“ETF Servicing Fee” — The fee received from Authorized Participants for providing the ETF Services.

“ETP” — Exchange-traded product.

“ETP Index” or “ETP Indices” — Refers to one or more indices that tracks spot bitcoin ETPs.

“Exchange Act” — The Securities Exchange Act of 1934, as amended.

“Fair Value Event” — An event which occurs if the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable.

“FBO” — For the benefit of.

“FBO Account” — An omnibus account in the Prime Execution Agent’s name FBO its customers at each of multiple FDIC-insured banks.

“FCA” — The Financial Conduct Authority of the United Kingdom.

“FDAP” — A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”

“FDIC” — The Federal Deposit Insurance Corporation.

“FinCEN” — The U.S. Department of the Treasury Financial Crimes Enforcement Network.

“FINRA” — The Financial Industry Regulatory Authority.

“FLEX” — flexible exchange options.

“fork” — A non-backward compatible change to the original bitcoin blockchain and the source code of the original Bitcoin network which results in the original bitcoin network and the original bitcoin blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

“FTX” — FTX Trading Ltd.

“GAAP” — The U.S. generally accepted accounting principles.

“Genesis” — Genesis Global Capital, LLC and its affiliates.

“hard fork” — A permanent fork in a network’s blockchain that separates the network into a prefork digital asset and a new post-fork digital asset.

“IBIT” — iShares Bitcoin Trust ETF.

“IBIT shares” — Shares of iShares Bitcoin Trust ETF.

“IIV” — Intraday indicative value per Share.

“Incidental Rights” — Any digital asset (for avoidance of doubt, other than bitcoin) or other asset or right that the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any digital asset or other asset or right, which rights are incident to the Trust’s ownership of bitcoin and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust. In the event of a hard fork of the Bitcoin Blockchain, the Sponsor shall determine which network shall constitute the Bitcoin network and which asset shall constitute bitcoin in accordance with the Trust Agreement.

“Index Administrator” —CF Benchmarks Ltd.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“In-Kind Order Cutoff Time” – The required deadline for an Authorized Participant to submit an in-kind redemption order for the redemption of Baskets. The In-Kind Order Cutoff Time is 2:00:00 p.m. ET on the trade date.

“Investment Company Act” — The Investment Company Act of 1940, as amended.

“IR Digital Asset” — A digital asset acquired through Incidental Rights.

“IRA” — Individual retirement account.

“IRS” — The United States Internal Revenue Service.

“ISE” — Nasdaq ISE, LLC.

“JOBS Act” — The Jumpstart Our Business Startups Act.

“KYC” — Know your customer.

“Master Services Agreement” — The Master Services Agreement between The Bank of New York Mellon and the Trustee, on behalf of itself and the Trust.

“Money Market Fund” — A money market fund that is in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service).

“MSB” — A U.S.-based platform registered as a money services business with FinCen.

“NASDAQ” — The Nasdaq Stock Market LLC.

“NAV” — Net asset value per Share.

“NBMM” — non-bank market maker.

“NFA” — The National Futures Association.

“Non-U.S. Shareholder” — A Shareholder that is (or is treated as), for U.S. federal income tax purposes: (1) a nonresident alien individual, (2) a foreign corporation or (3) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

“Notice” — The 2014 notice released by the IRS.

“NYDFS” — The New York State Department of Financial Services.

“OCC” — The Office of the Comptroller of the Currency.

“OFAC” — The Office of Foreign Assets Control.

“Options” — written options.

“Oversight Committee” — The Oversight Committee of the Bitcoin Index Administrator.

“Partial Cash Order Cutoff Time” —The required deadline for an Authorized Participant to submit a partial cash purchase order for the creation of Baskets or a partial cash redemption order for the redemption of Baskets. The Partial Cash Order Cutoff Time is 3:59 p.m. ET on the trade date.

“Plan Assets Regulation” — Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans” — Any (a) employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, (b) Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

“Prime Execution Agent” — Coinbase, Inc.

“Prime Execution Agent Agreement” — The Third Amended and Restated Coinbase Prime Broker Agreement, which includes the Bitcoin Custodian Agreement.

“Regular Market Session” — NASDAQ’s regular market session of 9:30 a.m. to 4:00 p.m. ET.

“Relevant Coinbase Entities” — The Prime Execution Agent and its parent.

“Relevant Pair” — The relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets.

“Relevant Transaction” — Any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Bitcoin Index Administrator.

“Ruling & FAQs” — The revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019.

“Sarbanes-Oxley Act” — The Sarbanes–Oxley Act of 2002.

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Securities” — Options and IBIT shares collectively.

“Securities Act” — The Securities Act of 1933, as amended.

“Seed Capital Investor” — BlackRock Financial Management, Inc.

“Seed Creation Baskets” — 198,000 Shares at a per-Share price equal to $50.00 delivered on June 1, 2026 to the Seed Capital Investor in exchange for $9,900,000 in cash.

“Seed Shares” — 2,000 Shares at a per-Share price equal to $50.00 delivered on April 21, 2026 to the Seed Capital Investor in exchange for $100,000 in cash.

“Settlement Deadline” — 6:00 p.m. ET of the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust or, if such day is not a Business Day, on the next Business Day.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust.

“SIPC” — The Securities Investor Protection Corporation.

“Sponsor” — iShares Delaware Trust Sponsor LLC, a consolidated subsidiary of BlackRock, Inc.

“Sponsor’s Fee” — The fees of the Sponsor accrue daily at an annualized rate equal to 0.65% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

“SVB” — Silicon Valley Bank.

“Tax Administrator” — PricewaterhouseCoopers LLP.

“Termination for Cause” — As defined in the Custodian Agreement, termination for cause occurs if (i) the Trust materially breaching any provision of the Custodian Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender, which may, from time to time, provide financing to the Trust in the form of Trade Credits.

“Trade Credit” — The Trust may borrow bitcoin or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

“Trade Credit Lender” — Coinbase Credit, Inc.

“Trade Financing Agreement” — The Coinbase Credit Committed Trade Financing Agreement with the Trade Credit Lender

“Trading Balance” — A trading account at which, pursuant to the Prime Execution Agent Agreement, the Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Execution Agent, in connection with the sale of bitcoin to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor.

“Trading Platform” — The Prime Execution Agent’s execution platform where the Sponsor may place an order.

“Transaction Parties” — The Sponsor, the Trustee, the Delaware Trustee, the Custodians and any of their respective affiliates.

“Treasury regulations” — Tax regulations issued by the IRS.

“Trust” — iShares Bitcoin Premium Income ETF, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator” — The Bank of New York Mellon.

“Trust Agreement” —The Second Amended and Restated Trust Agreement dated as of June 4, 2026, among the Sponsor, the Trustee and the Delaware Trustee.

“Trust Documents” — The Trust agreements with the service providers.

“Trustee” or “BFA” — BlackRock Fund Advisors acting as trustee for the Trust.

“UBTI” — Unrelated business taxable income.

“USDC” — U.S. Dollar Coin.

“U.S. Shareholder” — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“Vault Balance” — Accounts storing the Trust’s bitcoin that are required to be segregated from the assets held by the Bitcoin Custodian as principal and the assets of its other customers.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Shareholder of iShares Bitcoin Premium Income ETF

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of iShares Bitcoin Premium Income ETF (the “Trust”) as of April 21, 2026, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of April 21, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Sponsor’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 8, 2026

We have served as the Trust’s auditor since 2026.

iShares Bitcoin Premium Income ETF

STATEMENT OF ASSETS AND LIABILITIES

At April 21, 2026

ASSETS
Cash	$100,000
Total Assets	100,000

Liabilities
Total Liabilities	-

Commitments and contingent liabilities (Note 5)	-

Net Assets	$100,000

Shares issued and outstanding(a)	2,000
Net asset value per Share (Note 2E)	$50.00

(a)	No par value, unlimited amount authorized.

See Notes to Financial Statement

NOTES TO FINANCIAL STATEMENT

1 – Organization

The iShares Bitcoin Premium Income ETF (the “Trust”) was organized on September 25, 2025 as a Delaware statutory trust. The trustee is BlackRock Fund Advisors (the “Trustee”), which is responsible for the day-to-day administration of the Trust. The Trust’s sponsor is iShares Delaware Trust Sponsor LLC, a Delaware limited liability company (the “Sponsor”). BlackRock Financial Management, Inc. is the investment advisor for the Trust (the “Advisor”) and the “Seed Capital Investor,” an affiliate of the Sponsor. The Bank of New York Mellon serves as the “Trust Administrator.” The Trust is governed by the provisions of the Trust Agreement (the “Trust Agreement”) executed by the Sponsor, the Trustee and Wilmington Trust, National Association, a national association (the “Delaware Trustee”). The Trust issues units of beneficial interest (“Shares”) representing fractional undivided beneficial interests in its net assets.

The Trust had no operations other than a sale to the Seed Capital Investor, of 2,000 Shares for $100,000 ($50.00 per Share). The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the initial seed sale.

The assets of the Trust will consist of bitcoin, as well as shares of iShares Bitcoin Trust ETF (“IBIT”) (such shares, “IBIT shares”), and cash, including premiums associated with written options (“options”, collectively with IBIT shares, the “Securities”). The Trust seeks to reflect generally the performance of the price of bitcoin while providing premium income through an actively managed strategy of writing (selling) call options on IBIT shares (“IBIT options”) within a predetermined range (i.e., 25% - 35% of the notional value of the Trust’s net asset value) and, from time to time, on indices that track spot bitcoin exchange-traded products (“ETPs”), including IBIT (such indices, “ETP Indices” and options written on such ETP Indices, “index options”). The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple means for an investor to make an investment similar to an investment in bitcoin, while providing monthly premium income by selling monthly call options. Although the Shares are not the equivalent of a direct investment in bitcoin or in a spot bitcoin ETP, they provide investors with an alternative method of achieving investment exposure to bitcoin through the securities market, while generating income.

The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose and follows the accounting and reporting guidance under the Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services - Investment Companies, but is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended.

2 – Significant Accounting Policies

A.	Basis of Accounting

The following significant accounting policies are consistently followed by the Trust in the preparation of its financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

B.	Indemnifications

The Trust Agreement provides that the Sponsor shall indemnify the Trustee, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) that is incurred by any of them and that arises out of or is related to (1) any offer or sale by the Trust of blocks of 20,000 shares (a “Baskets”) (2) acts performed or omitted pursuant to the provisions of the Trust Agreement, (A) by the Trustee, its directors, employees, delegees and agents or (B) by the Sponsor or (3) any filings with or submissions to the Securities and Exchange Commission (“SEC”) in connection with or with respect to the Shares, except that the Sponsor shall not have any obligations to pay any indemnification amounts incurred as a result of and attributable to (x) the willful misconduct, gross negligence or bad faith of, or material breach of the terms of the Trust Agreement by, the Trustee, (y) information furnished in writing by the Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by an authorized participant (other than the Sponsor) in connection with such authorized participant’s offer and sale of Shares.

The Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) (1) caused by the will misconduct, gross negligence or bad faith of the Trustee or (2) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

The Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or bad faith or (2) reckless disregard of their obligations and duties under the Trust Agreement.

The Trust has agreed that The Bank of New York Mellon, the custodian for the Trust’s cash holdings (the “Cash Custodian”), will only be responsible for any loss or damage suffered by the Trust as a direct result of the Cash Custodian’s negligence, fraud or willful default in the performance of its duties, subject to certain limitations.

The Trust’s maximum exposure under these arrangements is unknown because it involves future potential claims against the Trust, which cannot be predicted with any certainty.

C.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less that are readily convertible to cash and considered as Level 1 investments. Excess customer cash may be invested in an overnight cash sweep vehicle, such as U.S. government money market funds, which is classified as a cash equivalent. The Trust may maintain cash in one or more bank deposit accounts that, at times, may exceed U.S. federally insured limits. All cash is held by the Cash Custodian.

D.	Investment Valuation

U.S. GAAP defines fair value as the price the Trust would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Trust’s policy is to value investments held at fair value.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 –

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 –	Unobservable inputs that are unobservable for the asset or liability, including the Trust’s assumptions used in determining the fair value of investments.

E.	Calculation of Net Asset Value

On each business day, as soon as practicable after 4:00 p.m. ET, the net asset value of the Trust is obtained by subtracting accrued expenses and liabilities, which include the Trust’s options positions from the value of the Trust’s total assets, which consist of: (1) the Trust’s bitcoin, IBIT shares, and cash; (2) any earnings on those assets; and (3) any other assets of the Trust, in each case as of the close of trading on that day. The Trustee computes the net asset value per Share (“NAV”) by dividing the net asset value of the Trust by the number of Shares outstanding on the date the computation is made. The methodology used to calculate the bitcoin index price to value bitcoin in determining the net asset value of the Trust may not be deemed consistent with U.S. GAAP.

F.	Income Taxes

The Trust is treated as a partnership for federal, state and local income tax purposes.

No provision for federal, state, and local income taxes has been made in the accompanying financial statement because the Trust is not subject to income taxes. Shareholders are individually responsible for their own tax payments on their share of income, gain, loss, deduction, expense and credit passed through by the Trust.

The Sponsor has analyzed applicable tax laws and regulations and their application to the Trust as of April 21, 2026 and does not believe that there are any uncertain tax positions that require recognition of a tax liability.

G.	Segment Reporting

The Chief Financial Officer of the Sponsor acts as the Trust’s Chief Operating Decision Maker (“CODM”) and is responsible for assessing performance and allocating resources with respect to the Trust. The CODM has concluded that the Trust operates as a single operating segment since the Trust has a single investment strategy as disclosed in its prospectus, against which the CODM assesses performance. The financial information provided to and reviewed by the CODM is presented within the Trust’s financial statement.

3 – Trust Expenses

The Trust will pay to the Sponsor a Sponsor’s fee in accordance with the Trust Agreement. The Sponsor’s fee shall be included in the Trust Agreement prior to the commencement of trading of Shares on The Nasdaq Stock Market LLC (“NASDAQ”). In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including applicable SEC registration fees. The Trust is not obligated to repay any such costs related to the Trust’s organization and offering paid by the Sponsor.

4 – Related Parties

The Sponsor and the Trustee are considered to be related parties to the Trust. The Trustee’s fee is paid by the Sponsor and is not a separate expense of the Trust.

As of April 21, 2026, the Seed Capital Investor owned 2,000 Shares of the Trust.

5 – Commitments and Contingent Liabilities

In the normal course of business, the Trust may enter into contracts with service providers that contain general indemnification clauses, as disclosed in Note 2B, Indemnifications. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which cannot be predicted with any certainty.

6 – Subsequent Events

The Trust has evaluated the impact of all subsequent events through May 8, 2026, the date the financial statement was available for issuance and has determined that there were no subsequent events requiring adjustment or additional disclosure in the financial statement.

iShares Bitcoin Premium Income ETF

PROSPECTUS

June 12, 2026